As filed with the Securities and Exchange Commission on March 16, 2007
                                                      REGISTRATION NO. 333-[ ]
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                     ------------------------------------
                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                     ------------------------------------

                         Florida Power & Light Company
            (Exact name of Registrant as specified in its charter)


                  Florida                              59-0247775
      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)              Identification No.)


                            700 Universe Boulevard
                           Juno Beach, Florida 33408
                                (561) 694-4000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            Edward F. Tancer, Esq.
                            700 Universe Boulevard
                           Juno Beach, Florida 33408
                                (561) 694-4000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                     ------------------------------------
                                With Copies to:

                              ERIC TASHMAN, ESQ.
                               SIDLEY AUSTIN LLP
                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                (415) 772-1214


                     ------------------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
                     ------------------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
__________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________________.

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. / / ___________________.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / / ___________________.



                                                  CALCULATION OF REGISTRATION FEE
========================== ===================== ============================= ============================= ====================
Title of Each Class of
Securities to Be           Amount to Be          Proposed Maximum Offering     Proposed Maximum Aggregate    Amount of
Registered                 Registered            Price Per Unit                Offering Price                Registration Fee
-------------------------- --------------------- ----------------------------- ----------------------------- --------------------
                                $1,000,000                   100%                     $1,000,000 (1)                 $30.70
Senior Secured
Storm-Recovery Bonds
========================== ===================== ============================= ============================= ====================
(1)    Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
-----------------------------------------------------------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. The Series A Bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.



                             SUBJECT TO COMPLETION
            Preliminary Prospectus Supplement, dated March 16, 2007

Prospectus Supplement
(to Prospectus dated __________, 2007)

                                 $708,000,000
                           FPL Recovery Funding LLC
                                Issuing Entity
                         Florida Power & Light Company
                         Seller, Servicer and Sponsor
                        Senior Secured Bonds, Series A
                               ----------------


                                                                                                                    Proceeds
                                                                                                    Underwriting    to
            Expected      Principal     Scheduled         Final                                     Discounts       the
            Average       Amount        Final             Maturity      Interest      Price to      and             Issuing
Tranche     Life (Years)  Issued        Payment Date*     Date          Rate          Public        Commissions     Entity
----------------------------------------------------------------------------------------------------------------------------
A-1                       $
A-2                       $
A-3                       $
A-4                       $

      * The final maturity (i.e., the date by which the principal must be repaid to prevent a default) of each tranche is [two years] after the scheduled final payment date for such tranche.

      The total price to the public is $______________. The total amount of the underwriting discounts and commissions is $________. The total amount of proceeds to the issuing entity before deduction of expenses (estimated to be $________) is $___________.

      The Series A Bonds will accrue interest from the date of issuance. We will pay interest and principal on the Series A Bonds on [February 1] and [August 1] of each year, beginning on [August 1, 2007].

      FPL Recovery Funding LLC, or the issuing entity, is issuing $708,000,000 aggregate principal amount of Senior Secured Bonds, Series A, or the Series A Bonds, in [four] tranches. Florida Power & Light Company, or FPL, is the seller and initial servicer of the storm-recovery property securing the Series A Bonds. FPL also is the administrator of the issuing entity. The Series A Bonds are the issuing entity's senior secured obligations and are supported by storm-recovery property. Storm-recovery property includes the right to impose, collect and receive an irrevocable non-bypassable charge, known as a storm-recovery charge, from all customers (individuals, corporations, other businesses, and federal, state and local governmental entities) receiving electric transmission or distribution service from FPL or its successors or assignees under rate schedules approved by the Florida Public Service Commission or Florida Commission, or under special contracts. Storm-recovery charges are payable by customers even if the customers elect to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida.

      In 2005, the Florida legislature enacted the Storm-Recovery Financing Act, or the Financing Act, codified as Section 366.8260, Florida Statutes. The Financing Act authorizes the Florida Commission to issue irrevocable financing orders supporting the issuance of storm-recovery bonds. One purpose of the Financing Act is to lower the cost to customers associated with the long-term financing by FPL of costs incurred in connection with the restoration of service associated with electric power outages as a result of named tropical storms or hurricanes that occurred during calendar year 2004 or thereafter, as well as the funding or replenishment of storm-recovery reserves. The Florida Commission issued an irrevocable financing order to FPL on May 30, 2006, clarified by the Florida Commission's order issued on July 21, 2006. Pursuant to that financing order, FPL established us to be a bankruptcy-remote special purpose subsidiary to issue the storm-recovery bonds. In the financing order, the Florida Commission authorized the imposition and collection of storm-recovery charges on all customers. FPL, as initial servicer, will collect storm-recovery charges on behalf of us and will remit the storm-recovery charges daily to a trustee. Please read "The Storm-Recovery Property and the Financing Act" in the accompanying prospectus.

      The Florida Commission guarantees pursuant to the irrevocable financing order, as expressly required by the Financing Act, that it will act to ensure that storm-recovery charges are sufficient to pay principal and interest on the Series A Bonds and other costs, including fees and expenses, in connection with the Series A Bonds on a timely basis. The financing order further provides that the Florida Commission's obligations pursuant to its irrevocable financing order, including the specific actions the Florida Commission guarantees to take, are direct, explicit, irrevocable and unconditional upon issuance of the Series A Bonds, and are legally enforceable against the Florida Commission, a United States public sector entity.

      The Series A Bonds do not constitute a debt, liability or other legal obligation of, or interest in, FPL or any of its affiliates (other than us). The Series A Bonds are not a debt or general obligation of the Florida Commission, the State of Florida or any of its political subdivisions, agencies or instrumentalities. However, insofar as the State of Florida or any such political subdivision, agency or instrumentality is receiving transmission or distribution service from FPL or its successor or assignee, such governmental entity will be obligated, in its capacity as a customer, to pay storm-recovery charges.

      All matters relating to the structuring, marketing and pricing of the Series A Bonds have been considered jointly by FPL and the designated personnel of the Florida Commission and their designated representative or financial advisor.

      See "Risk Factors" beginning on page __ in the accompanying prospectus to read about some of the factors you should consider before buying the Series A Bonds.

                               ----------------

      Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

      The underwriters expect to deliver the Series A Bonds through the facilities of The Depository Trust Company against payment in New York, New York, on ______, 2007.

                                [UNDERWRITERS]
                 Prospectus Supplement dated ___________, 2007

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


SUMMARY OF TERMS.........................................................................................S-1
THE SERIES A BONDS ......................................................................................S-8
   General...............................................................................................S-8
   Book-Entry Registration...............................................................................S-8
   Interest Payments.....................................................................................S-8
   Principal.............................................................................................S-9
   Sensitivity to Credit Risk...........................................................................S-10
   Weighted Average Life Sensitivity Table..............................................................S-11
   Fees and Expenses....................................................................................S-12
CREDIT ENHANCEMENT......................................................................................S-12
   FPSC Guaranteed True-up Mechanism For Payment of Scheduled Principal and Interest....................S-12
   Collection Account and Subaccounts...................................................................S-12
   How Funds in the Collection Account Will Be Allocated................................................S-13
THE INDENTURE TRUSTEE...................................................................................S-15
PLAN OF DISTRIBUTION....................................................................................S-15
RATINGS FOR THE SERIES A BONDS..........................................................................S-15
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES...........................................................S-15
   General..............................................................................................S-15
RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES...........................................S-15
LEGAL PROCEEDINGS.......................................................................................S-17
LEGAL MATTERS...........................................................................................S-17
[OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS]........................................................S-17

              WHERE YOU CAN FIND INFORMATION ABOUT THIS OFFERING

      This prospectus supplement and the accompanying prospectus provide information about us, the Series A Bonds and FPL, the sponsor and servicer of the Series A Bonds. This prospectus supplement describes the specific terms of the Senior Secured Bonds, Series A. The accompanying prospectus describes terms that apply to all series of the storm-recovery bonds.

      References in this prospectus supplement and the accompanying prospectus to the terms we, us, our or the issuing entity mean FPL Recovery Funding LLC. References to bonds refer to all storm-recovery bonds, including the Series A Bonds, which may be issued by us from time to time pursuant to the Financing Act. References to the seller or the sponsor refer to Florida Power & Light Company, or FPL, and any successor seller under a sale agreement described in the accompanying prospectus. References to the servicer refer to FPL and any successor servicer under a servicing agreement referred to in this prospectus supplement and described in the accompanying prospectus. Unless the context otherwise requires, the term customer means a customer receiving transmission or distribution service from FPL or its successors or assignees under Florida Commission-approved rate schedules or under special contracts, even if the customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida. References to the Florida Commission or the Commission or the FPSC refer to the Florida Public Service Commission. References to the Financing Act mean the Storm-Recovery Financing Act codified as Section 366.8260, 2005 Florida Statutes. You can find a glossary of some of the other defined terms we use in this prospectus supplement and in the accompanying prospectus commencing on page __.

      We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions. You can also find references to key topics in the table of contents on the preceding page of this prospectus supplement and in the table of contents on page ___ of the accompanying prospectus.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the Series A Bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

                               SUMMARY OF TERMS


Securities Offered:

$708,000,000 Senior Secured Bonds, Series A, scheduled to pay principal semiannually in accordance with the expected sinking fund schedule. Each tranche of the Series A Bonds is structured to pay principal sequentially in accordance with the expected sinking fund schedule in this prospectus supplement.

Issuing Entity:

FPL Recovery Funding LLC is a special purpose Delaware limited liability company. FPL is our sole member and owns all of our equity interests. We were formed solely for the purpose of purchasing and owning the storm-recovery property, issuing storm-recovery bonds from time to time (including the Series A Bonds) and performing activities incidental thereto. These are the first storm-recovery bonds which we have issued. We may not issue storm-recovery bonds except as authorized under the financing order, which limits the aggregate principal amount of the bonds to $708 million. We are responsible to the State and the Florida Commission on an ongoing basis as provided in our organizational documents, the transaction documents and the financing order. Please read "FPL Recovery Funding LLC, the Issuing Entity" in the accompanying prospectus.

Our Address:

700 Universe Boulevard, Juno Beach, FL 33408

Our Telephone Number:

(561) 694-4000

The Seller, the Initial Servicer, Administrator and Sponsor:

FPL, a Florida corporation, is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy throughout most of the east and lower west coasts of Florida. During 2006, FPL provided service to a population of more than 8.5 million and served on average approximately 4.4 million customer accounts. FPL is an operating subsidiary of FPL Group, Inc., or FPL Group, a Florida corporation based in Juno Beach, Florida. Neither FPL nor FPL Group is an obligor of the Series A Bonds. For further information about FPL, please read "Florida Power & Light
Company: the Seller and Initial Servicer of the Storm-Recovery Property" in the accompanying prospectus.

FPL's Address:

700 Universe Boulevard, Juno Beach, FL 33408

FPL's Telephone Number:

(561) 694-4000

Indenture Trustee:

______________ will act as trustee under the indenture under which the Series A Bonds will be issued. Please read "The Indenture Trustee" in this prospectus supplement for the indenture trustee's experience and "The Indenture Trustee" in the accompanying prospectus for a description of the indenture trustee's duties and responsibilities under the indenture.

Authorized Denominations:

$100,000 and integral multiples of $1,000 above that amount, except for one bond of each tranche which may be of a smaller denomination.

Use of Proceeds:

Proceeds, net of underwriter's discount, will be used by us to acquire the storm-recovery property from FPL. We may not use the proceeds from the sale of the Series A Bonds for general corporate or commercial purposes. We understand that FPL will use the net proceeds from the sale of the storm-recovery property to pay or reimburse itself for storm-recovery costs, to fund a reserve for payment of such costs, and to pay authorized financing costs.

Bond Structure

Sinking fund bond; tranche [___] [____ years], [____] [___ years], [____] [_____ years], and [____] [_____ years] are scheduled to pay principal semi-annually and sequentially. Please read "The Series A
Bonds--Principal--Expected Sinking Fund Schedule" in this prospectus supplement.

Security for the Series A Bonds:

The Series A Bonds are secured only by assets pledged by us under the indenture, consisting principally of the storm-recovery property and funds on deposit in the collection account and subaccounts. Please read "Security for the Bonds" in the accompanying prospectus. The storm-recovery property securing the Series A Bonds consists of the rights and interests of FPL (excluding the right to recover taxes) under the financing order, and sold to us in connection with the issuance of the Series A Bonds. The storm-recovery property includes the irrevocable right to impose, collect and receive a non-bypassable storm-recovery charge from all customers receiving transmission or distribution service from FPL or its successors or assignees under Florida Commission-approved rate schedules or under special contracts, even if the customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida. The Financing Act and the irrevocable financing order together require that storm-recovery charges will be imposed on all such customers, and will be reviewed and adjusted at least semiannually to ensure that storm-recovery charges are sufficient to pay scheduled principal and interest on the Series A Bonds, and other costs, including fees and expenses, in connection with the Series A Bonds on a timely basis. Unless the context otherwise requires, when we refer to storm-recovery property in this prospectus supplement we refer to the storm-recovery property securing the Series A Bonds. Please read "FPL's Financing Order--FPSC-Guaranteed True-Up Mechanism" in the accompanying prospectus.

The storm-recovery property is not a receivable and the principal credit supporting the Series A Bonds is not a pool of receivables. The storm-recovery property is a present property right created by the Financing Act and the financing order and is protected by the state pledge described in this prospectus and in this prospectus supplement.

Storm-recovery property is discussed in more detail under "The Storm-Recovery Property and the Financing Act" and "FPL's Financing Order" in the accompanying prospectus. The storm-recovery property and all other assets that we pledge to the indenture trustee as security for the Series A Bonds are referred to in this prospectus supplement and the accompanying prospectus as collateral.

Priority of Distributions:

On each payment date on which payments are due on the Series A Bonds, the indenture trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following priority, all in accordance with a servicer's officer certificate:

1. payment of the indenture trustee's fees, expenses and any outstanding indemnity amounts not to exceed $___ per year,

2. payment of the servicing fee, plus any unpaid servicing fees from prior payment dates,

3. payment of the administration fee, and the fees of our independent manager, which will be in an amount specified in an agreement between us and our independent manager (or the allocable share of such amounts, if we issue additional storm-recovery bonds),

4. payment of all of our other ordinary periodic operating expenses allocable to the Series A Bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement, in an amount not to exceed $___ per year,

5. payment of the interest then due on the Series A Bonds,

6. payment of (a) the principal then required to be paid on the Series A Bonds at final maturity or upon acceleration, and (b) principal then scheduled to be paid on the Series A Bonds, in accordance with the expected sinking fund schedule,

7. payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to the Series A Bonds, including all remaining indemnity amounts owed to the indenture trustee,

8. replenishment of any amounts drawn from the capital subaccount,

9. release to us of an amount equal to investment earnings on amounts in the capital subaccount, so long as no event of default has occurred and is continuing,

10. allocation of the remainder, if any, to the excess funds subaccount, and

11. after the Series A Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The annual servicing fee for the Series A Bonds payable to FPL or any affiliate thereof while it is acting as servicer shall not at any time exceed 0.05% of the original principal amount of the Series A Bonds. The annual servicing fee for the Series A Bonds payable to any other servicer not affiliated with FPL shall not at any time exceed 0.6% of the original principal amount of the Series A Bonds unless such higher rate is approved by the Florida Commission.

Non-bypassable Charges:

Under the Financing Act, the storm-recovery charges are collectible from all existing and future customers receiving transmission or distribution service from FPL or its successors or assignees under Florida Commission-approved rates or special contracts. Such customers must pay storm-recovery charges even if FPL goes out of business and its transmission and distribution services are taken over by another utility or municipalized. Please read "The Storm-Recovery Property and the Financing Act--The Financing Act Provides for the Recovery of Storm-Recovery Costs and the Issuance of Storm-Recovery Bonds--Customers Cannot Avoid Storm-

Recovery Charges" in the accompanying prospectus.

Initial Storm-Recovery Charge as a Percentage of Customer's Total Electricity
Bill:

The initial storm recovery charge relating to the Series A Bonds would represent approximately 1% of the typical residential 1,000 kWh bill.

Credit Enhancement:

o FPSC-Guaranteed True-Up Mechanism For Payment of Scheduled Principal and Interest--Storm-recovery charges will be reviewed and adjusted not less often than semiannually to ensure the expected recovery of amounts sufficient to provide for the payment of scheduled principal and interest on the Series A Bonds and other costs, including fees and expenses, in connection with the Series A Bonds, on a timely basis. We sometimes refer to these adjustments as the FPSC-guaranteed true-up mechanism or the true-up mechanism. If Series A Bonds are outstanding following the latest scheduled final payment date for such Series A Bonds, adjustments to the storm-recovery charges will be made quarterly and, if Series A Bonds are outstanding after the date that is one year before the final maturity date of the Series A Bonds, monthly, to reconcile actual storm-recovery charge collections with payment requirements.

      The Florida Commission has guaranteed pursuant to its irrevocable financing order, as expressly required by the Financing Act, that it will act to ensure that storm-recovery charges are sufficient to pay principal and interest on the Series A Bonds and other costs, including fees and expenses, in connection with the Series A Bonds, on a timely basis. Please read "FPL's Financing Order--FPSC-Guaranteed True-Up Mechanism" in the accompanying prospectus.

      There is no cap on the level of storm-recovery charges that may be imposed on customers as a result of the true-up process. There is no time limit on the authority to impose, bill and collect storm-recovery charges.

o Collection account--The indenture trustee will hold a collection account, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

      - Capital subaccount--On the date of issuance, FPL, in its capacity as our sole member, will deposit into the capital subaccount established under the indenture an amount equal to 0.5% of the initial principal amount of the Series A Bonds. Any shortfall in the capital subaccount will be included in the periodic adjustment of the storm-recovery charges and be replenished from storm-recovery charge collections.

      - Excess funds subaccount--All amounts (including all investment earnings other than investment earnings on amounts in the capital subaccount) that, as of a payment date, are not needed to pay debt service on the Series A Bonds (in accordance with the expected sinking fund schedule) and related expenses and to replenish the capital subaccount will be held in the excess funds subaccount.

Amounts held in each of these subaccounts and investment earnings thereon (other than investment earnings on amounts in the capital subaccount released to us) will be available to make payments on each payment date. Please read "Security for the Bonds--How Funds in the Collection Account Will Be Allocated" in the accompanying prospectus.

State Pledge:

The State of Florida has pledged to storm recovery bondholders (including the holders of the Series A Bonds) that it will not:

o alter the provisions of the Financing Act which make the storm-recovery charges imposed by the financing order irrevocable, binding, and nonbypassable charges;

o take or permit any action that impairs or would impair the value of storm-recovery property; or,

o except as allowed under the Financing Act with respect to the true-up mechanism, reduce, alter, or impair storm-recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the storm recovery bonds have been paid and performed in full.

Nothing in this pledge shall preclude limitation or alteration if full compensation is made by law for the full protection of the storm-recovery charges collected pursuant to a financing order and of the holders of storm-recovery bonds and any assignee or financing party entering into a contract with the electric utility. Please read "Risk Factors--Risks Associated with Potential Judicial, Legislative or Regulatory Actions--Future Florida Legislative Action Might Invalidate the Bonds or the Storm-Recovery Property" in the accompanying prospectus.

The Series A Bonds will not be a debt or general obligation of the State, the Florida Commission or any other governmental agency or instrumentality, and are not a charge on the full faith and credit or taxing power of the State or any other governmental agency or instrumentality. However, the State and other governmental entities, to the extent that they are customers, will be obligated to pay storm-recovery charges securing the Series A Bonds.

Master Trust Structure; Issuance of Additional Series:

The indenture has been structured so that we operate as a master trust in that we may, subject to the terms of the financing order but without your prior review or approval, acquire additional storm-recovery property created under the financing order and issue one or more additional series of storm-recovery bonds which are backed by such storm-recovery property, all of which storm-recovery bonds will be paid through collections of additional storm-recovery charges from the same group of FPL customers. The aggregate outstanding amount of storm-recovery bonds that may be issued by us may not exceed $708 million, which is the aggregate amount of storm-recovery bonds authorized under the financing order. If we issue less than $708 million of Series A Bonds, any new series we issue may include terms and provisions unique to that particular series. We may not issue additional storm-recovery bonds nor may FPL sell storm-recovery property to other entities issuing storm-recovery bonds if the issuance would result in the credit ratings on any outstanding series of storm-recovery bonds being reduced or withdrawn. It will be a condition of our issuance of each series of storm-recovery bonds that the new series be rated

"Aaa" by Moody's, "AAA" by S&P and "AAA" by Fitch. Please read "Description of the Bonds--Conditions of Issuance of Additional Series and Acquisition of Additional Storm-Recovery Property" in the accompanying prospectus.

Allocations Among Series:

The Series A Bonds will not be subordinated in right of payment to any other series of storm-recovery bonds issued by us. Each series of storm-recovery bonds will be issued under a separate indenture and will be secured by its own storm-recovery property, which will include the right to impose, collect and receive storm-recovery charges calculated in respect of that series, and the right to impose true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which collections of the storm-recovery charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of storm-recovery bonds. Holders of one series of storm-recovery bonds will have no recourse to collateral for a different series. In the event that more than one series of storm-recovery bonds is issued by us, the administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding amounts of each series. Please read "Security for the Bonds--How Funds in the Collection Account Will Be Allocated" in the accompanying prospectus.

The financing order requires storm-recovery charges to be shown as a separate line item on the periodic bills sent to customers. Although each series will have its own storm-recovery property reflecting the right to impose, bill, collect and receive a separate storm-recovery charge, storm-recovery charges relating to the Series A Bonds and storm-recovery charges relating to any other series of storm-recovery bonds will be collected through single periodic bills to each customer, and all storm-recovery charges might be combined into a single line item on those periodic bills. In the event a customer does not pay in full all amounts owed under any bill including storm-recovery charges, FPL is required to allocate any resulting shortfalls in storm-recovery charges ratably based on the amounts of storm-recovery charges owing in respect of the Series A Bonds, and amounts owing in respect of any other subsequently issued series of storm-recovery bonds. Please read "The Servicing Agreement--Remittances to Collection Account" in the accompanying prospectus.

Internet-Based Information:

The indenture under which the Series A Bonds will be issued requires all of the periodic reports that we file with the SEC, the principal transaction documents and other information concerning the storm-recovery charges and security relating to the Series A Bonds to be posted on the website associated with FPL, currently located at www.fpl.com.

20% Risk Weighting:

If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, the Basel Accord), the Series A Bonds may attract the same risk weighting as "claims on" or "claims guaranteed by" non-central government bodies within the United States, which are accorded a 20% risk weighting.

We have been informed that United Kingdom's Financial Services Authority has issued individual guidance to one or more investors in transactions not involving us or our affiliates that an investment in bonds issued under a Texas securitization statute similar to the Financing Act can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U. S. Agency corporate securities (FNMA, FHLMC, etc.).

However, we cannot assure you that the Series A Bonds will attract a 20% risk weighting treatment under any national law, regulation or policy implementing the Basel Accord. Investors should consult their regulators before making any investment. Please read "Risk Weighting Under Certain International Capital Guidelines" in this prospectus supplement and "Risk Weighting Under Certain International Capital Guidelines" in the accompanying prospectus.

Tax Treatment:

Fully taxable; treated as debt for U.S. federal income tax purposes. Please read "Material U.S. Federal Income Tax Consequences" in this prospectus supplement and "Material U.S. Federal Income Tax Consequences" in the prospectus.

ERISA Eligible:

Yes, please read "ERISA Considerations" in the accompanying prospectus.

Payment Dates and Interest Accrual:

Interest is payable semiannually, [February 1 and August 1]. Interest will be calculated on a 30/360 basis. The first scheduled interest and principal payment date is [August 1, 2007].

Interest is due on each payment date and principal is due upon the final maturity date for each tranche. The final maturity date of the Series A Bonds is ___ years later than the final expected payment date.

Failure to pay the entire outstanding principal amount of the Series A Bonds of any tranche by the final maturity date for such tranche will result in an event of default. Please read "Description of the Bonds--Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

Optional redemption:

None. Non-callable for the life of the Series A Bonds.

Expected Settlement:

[___________, 2007], settling flat.  DTC, Clearstream and Euroclear.

Average life:

Stable. There is no prepayment risk. Extension risk is statistically insignificant. Please read "The Series A Bonds -- Weighted Average Life Sensitivity Table" in this prospectus supplement.

Risk Factors:

You should consider carefully the risk factors beginning on page __ of the accompanying prospectus before you invest in the Series A Bonds.

Ratings of the Bonds:

It will be a condition of issuance of the Series A Bonds that the Series A Bonds be rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and "AAA" by Fitch Ratings. Please read "Ratings for the Bonds" and "Risk Factors--Other Risks Associated with an Investment in the Bonds" in the accompanying prospectus and "Ratings for the Series A Bonds" in this prospectus supplement.

                              THE SERIES A BONDS

General

      We will issue the Series A Bonds in authorized denominations of [$100,000] and in integral multiples of [$1,000] above that amount, except that one bond of each tranche may be in a smaller denomination. The Series A Bonds will consist of four tranches, in the initial principal amounts and bearing the interest rates and having the scheduled final payment dates and final maturity dates listed below. The scheduled final payment date for a tranche of Series A Bonds is the date by which we expect to pay in full all interest on and principal of that tranche. The final maturity date for a tranche of Series A Bonds is the legal maturity date of that tranche. The failure to pay principal of any tranche of Series A Bonds in full by the scheduled final payment date for that tranche will not be an event of default under the indenture, but failure to pay by the legal maturity of that tranche will be an event of default.


                      Expected           Principal      Scheduled
                      Average Life       Amount         Final              Final
Tranche               (Years)            Issued         Payment Date       Maturity Date       Interest Rate
------------------------------------------------------------------------------------------------------------
A-1..............                        $
A-2..............
A-3..............
A-4..............


Book-Entry Registration

      After issuance of the Series A Bonds, interest and principal will be payable through The Depository Trust Company, as agent of the beneficial owners. See "Description of the Bonds--Book-Entry Registration" in the accompanying prospectus.

Interest Payments

      Beginning [August 1, 2007], we are required to pay interest semiannually on the Series A Bonds on each [February 1 and August 1] (or, if any payment date is not a business day, the following business day) of each year. The record date (so long as the Series A Bonds are evidenced in book-entry) for any payment of interest on and principal of the Series A Bonds will be the business day immediately before the payment date.

      Interest on each tranche of Series A Bonds will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the Series A Bonds have been paid in full, at the interest rate indicated in the table under "General" above. Each of those periods is referred to as an "interest accrual period." We will calculate interest on tranches of the Series A Bonds on the basis of a 360-day year of twelve 30-day months.

      On each payment date, we will pay interest on each tranche of the Series A Bonds equal to the following amounts:

o any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

o accrued interest on the principal balance of each tranche of the Series A Bonds as of the close of business on the preceding semiannual payment date, or the date of the original issuance of the Series A Bonds, after giving effect to all payments of principal made on the preceding semiannual payment date, if any.

      We will pay interest on the Series A Bonds before we pay principal on the Series A Bonds. If there is a shortfall in the amounts available in the collection account to make interest payments on the Series A Bonds, the indenture trustee will distribute interest pro rata to each tranche of Series A Bonds based on the amount of interest payable on each such outstanding tranche.

Principal

      After paying fees, expenses and interest as described above, the indenture trustee will pay, to the extent described below, principal due on each payment date, if any, as follows:

      1. to the holders of tranche A-1 Bonds, until the principal balance of that tranche has been reduced to zero;

      2. to the holders of tranche A-2 Bonds, until the principal balance of that tranche has been reduced to zero;

      3. to the holders of tranche A-3 Bonds, until the principal balance of that tranche has been reduced to zero; and

      4. to the holders of tranche A-4 Bonds, until the principal balance of that tranche has been reduced to zero.

      The indenture trustee will not pay principal on a payment date of any tranche of Series A Bonds if making the payment would reduce the principal balance of a tranche to an amount lower than the balance specified in the expected sinking fund schedule for that tranche on that payment date except in the case of an acceleration of the Series A Bonds following an event of default.

      The following expected sinking fund schedule lists the scheduled outstanding principal balance for each tranche of Series A Bonds on each payment date from the issuance date to the scheduled final payment date, after giving effect to the payments expected to be made on that payment date.

                        Expected Sinking Fund Schedule


                                            Tranche A-1         Tranche A-2        Tranche A-3         Tranche A-4
Payment Date                                  Balance             Balance            Balance             Balance
-------------------------------------------------------------------------------------------------------------------
Initial Tranche Principal Balance
2/1/2007
8/1/2007
2/1/2008
8/1/2008
2/1/2009
8/1/2009
2/1/2010
8/1/2010
2/1/2011
8/1/2011
2/1/2012
8/1/2012
2/1/2013
8/1/2013
2/1/2014
8/1/2014
2/1/2015
8/1/2015
2/1/2016
8/1/2016
2/1/2017
8/1/2017
2/1/2018
8/1/2018
2/1/2019

      We cannot assure you that the principal balance of any tranche of the Series A Bonds will be reduced at the rate indicated in the table above. The actual reduction in tranche principal balances may occur more slowly. The actual reduction in tranche principal balances will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture. The Series A Bonds will not be in default if principal is not paid as specified in the schedule above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

Sensitivity to Credit Risk

      The Florida Commission determined, in the financing order, that the FPSC-guaranteed true-up mechanism, together with the broad-based nature of the state pledge set forth in Section 366.8260(11) of the Financing Act, constitute a guarantee of regulatory action for the benefit of investors in the Series A Bonds. The Florida Commission further determined that it expected stress case analyses to show that these features will serve to effectively eliminate for all practical purposes and circumstances any credit risk associated with the Series A Bonds (i.e., that sufficient funds will be available and paid to discharge all principal and interest obligations when due). The Florida Commission directed in the financing order that this transaction be structured consistent with this expectation. With respect to the foregoing, interest is due on each payment date and principal is due upon the final maturity date for each tranche. See the Financing Order, Finding of Fact No. 81. As demonstrated in the results of the stress tests shown below, the Commission's directive to structure the transaction to effectively eliminate credit risk for all practical purposes and circumstances has been met. See also "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in the accompanying prospectus for further information.

      A difference in forecasted versus actual collections from customers could result from variances in consumption of electricity, greater than anticipated payment defaults by customers, or higher than expected delays in payment by customers (anticipated days sales outstanding).

In a stress case analysis of storm-recovery charge collections, we calculated the maximum amount that forecasted mWh consumption could drop without causing an event of default, i.e. an insufficiency of funds to discharge all principal at final maturity, interest on each payment date and expense obligations when due. For purposes of this analysis, net write-offs and days sales outstanding were assumed to increase to their highest annual level over the past 10 years.

      During the first payment period, assumed to start on the day following the issuance of the Series A Bonds, a [X%] drop in forecasted mWh sales would be required to cause a payment default on the Series A Bonds. This is the least favorable case. A [X%] drop in forecasted mWh sales represents [X] standard deviations from the forecast to actual variance by revenue class experienced by FPL over the past 10 years.

      This favorable credit risk results from the broad-based nature of the storm-recovery charge on electricity, a basic and essential commodity, which will be imposed on all customers (individuals, corporations, other businesses, and federal, state and local governmental entities) who receive electric transmission or distribution service from FPL or its successors or assignees under Florida Commission-approved rate schedules or under special contracts. Such customers will be required to pay storm-recovery charges even if they elect to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida. This favorable credit risk also reflects the operation of the mandatory true-up adjustment mechanism through which, by law, all customers share in the liabilities of all other customers. These credit features are protected by the state pledge. Please read "The Storm-Recovery Property and the Financing Act--The Financing Act Provides for the Recovery of Storm-Recovery Costs and the Issuance of Storm-Recovery Bonds--The Financing Act Contains a State Pledge" in the accompanying prospectus.

Weighted Average Life Sensitivity Table

      Changes in the expected weighted average lives of the tranches of the Series A Bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below. [Severe stress cases on electricity consumption [as shown below] result in insignificant changes (approximately ______ [weeks/months]), if any, in the weighted average lives of each tranche.]


                       Weighted Average Life Sensitivity

                                                                WAL
            Expected                       -5%                                      -15%
            Weighted
           Avg. Life      (__.__ Standard Deviations from Mean)    (__.__ Standard Deviations from Mean)
            ("WAL")             WAL                Change                 WAL                 Change
Tranche      (yrs)             (yrs)               (days)                (yrs)                (days)
--------------------------------------------------------------------------------------------------------
A-1
A-2
A-3
A-4

      For the purposes of preparing the above table, we have assumed, among other things, that:

      o     the forecast error stays constant over the life of the Series A
            Bonds;

      o the servicer makes timely and accurate filings to true-up the storm-recovery charges semiannually, quarterly in the _____ year, and monthly in the _____ year;

      o     no other routine true-up adjustments are made; and

      o     no non-routine true-up adjustments are made.

      There can be no assurance that the weighted average lives of the various tranches of the Series A Bonds will be as shown in the above table.

Fees and Expenses

      Estimated annual fees and expenses payable from the storm-recovery charges are shown below. For the priorities in application of funds under the indenture, please refer to in "Credit Enhancement -- How Funds in the Collection Account will be Allocated" below and "Security for the Bonds--How Funds in the Collection Account will be Allocated" in the accompanying prospectus.

                Estimated Annual Fees and Expenses

              Trustee Fees                   $ 15,000
              Administration Fee              125,000
              Independent Manager Fee           5,000
              Accounting Fees                  60,000
              Rating Agency Fees               20,000
              Servicing Fee                   354,000
              Legal Fees                       50,000
              Miscellaneous Fees               50,000
                                          -----------
              Total                          $679,000
                                          ===========


                              CREDIT ENHANCEMENT

      Credit enhancement for the Series A Bonds is intended to protect you against losses or delays in scheduled payments on your Series A Bonds. Please read "Risk Factors -- You May Experience Material Payment Delays or Losses due to the Limited Sources of Payment for the Bonds and Limited Credit Enhancement" in the accompanying prospectus.

FPSC Guaranteed True-up Mechanism For Payment of Scheduled Principal and
Interest.

      The Financing Act and the irrevocable financing order together require that storm-recovery charges on all consumers will be adjusted at least semiannually to ensure that storm-recovery charges are sufficient to provide for paying scheduled principal and interest on the Series A Bonds and other costs, including fees and expenses, in connection with the Series A Bonds on a timely basis. The Florida Commission has guaranteed that, pursuant to the irrevocable financing order, as expressly authorized by the Financing Act, it will act to ensure that the storm-recovery charges are sufficient to pay principal and interest on the Series A Bonds and other costs, including fees and expenses, in connection with the Series A Bonds on a timely basis.

      There is no cap on the level of storm-recovery charges that may be imposed on customers (or on the time during which the storm-recovery charges may be imposed, billed or collected), including the State of Florida and other governmental entities in their capacity as customers, as a result of the true-up process.

Collection Account and Subaccounts

      The indenture trustee will establish a collection account for the Series A Bonds to hold the capital contribution from FPL and collected storm-recovery charges periodically remitted to the trustee by the servicer. The collection account will consist of various subaccounts, including the following:

      o     the general subaccount,

      o     the excess funds subaccount, and

      o     the capital subaccount.

      Withdrawals from and deposits to these subaccounts will be made as described below in this prospectus supplement and under "Security for the Bonds--Collection Account and Subaccounts" and "--How Funds in the Collection Account Will Be Allocated" in the accompanying prospectus.

      The General Subaccount. The indenture trustee will deposit collected storm-recovery charges remitted to it by the servicer with respect to the Series A Bonds into the general subaccount. On each payment date, the indenture trustee will allocate amounts in the general subaccount as described under "How Funds in the Collection Account Will Be Allocated" below.

      The Excess Funds Subaccount. The excess funds subaccount will be funded on any semiannual payment date with collected storm-recovery charges and earnings on amounts in the collection account, other than earnings on amounts allocated to the capital subaccount, in excess of the amount necessary to pay:

      o fees and expenses, including any indemnity payments, of the indenture trustee, our independent manager, the servicer and the administrator and other fees, expenses, costs and charges,

      o     principal and interest payments on the Series A Bonds, and

      o any amount required to replenish any amounts drawn from the capital subaccount.

      The periodic adjustments of the storm-recovery charges, as described above, will be calculated to eliminate any amounts held in the excess funds subaccount.

      If amounts available in the general subaccount are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the bondholders and, to replenish any amounts drawn from the capital subaccount, the indenture trustee will first draw on any amounts in the excess funds subaccount to make those payments.

      The Capital Subaccount. On the date we issue the Series A Bonds, FPL will deposit $3,540,000 into the capital subaccount as a capital contribution to us, which is equal to 0.50% of the initial principal amount of the Series A Bonds. The capital contribution has been set at a level sufficient to obtain the desired federal tax treatment for the transaction. If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the indenture trustee will draw on amounts in the capital subaccount to make those payments.

How Funds in the Collection Account Will Be Allocated

      Amounts remitted by the servicer to the indenture trustee with respect to the Series A Bonds, including any indemnity amounts and all investment earnings on amounts in the subaccounts in the collection account, will be deposited into the general subaccount of the collection account.

      On each payment date on which payments are due on the Series A Bonds, the indenture trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following priority, all in accordance with a servicer's officer certificate:

      1. payment of the indenture trustee's fees, expenses and any outstanding indemnity amounts relating to the Series A Bonds not to exceed $___ in any calendar year,

      2. payment of the servicing fee, (which, so long as FPL is the servicer, will be $354,000 per annum), plus any unpaid servicing fees from prior payment dates,

      3. payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and FPL (or the allocable share of such amounts, if we issue additional storm-recovery bonds), and the fees of our independent manager, which will be in an amount specified in an agreement between us and our independent manager (or the allocable share of such amounts, if we issue additional storm-recovery bonds),

      4. payment of all of our other ordinary periodic operating expenses allocable to the Series A Bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement, in a cumulative amount not to exceed $___ in any calendar year,

      5. payment of the interest then due on the Series A Bonds, including past due interest,

      6. payment of (a) the principal then required to be paid on the Series A Bonds at final maturity or upon acceleration, and (b) principal then scheduled to be paid on the Series A Bonds, in accordance with the expected sinking fund schedule,

      7. payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to the Series A Bonds, including all remaining indemnity amounts owed to the indenture trustee,

      8.    replenishment of any amounts drawn from the capital subaccount,

      9. release to us of an amount equal to investment earnings on amounts in the capital subaccount, so long as no event of default has occurred and is continuing,

      10. allocation of the remainder, if any, to the excess funds subaccount, and

      11. after the Series A Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

If, on any payment date, funds in the general subaccount are insufficient to make the allocations or payments contemplated by items 1 through 8 above, the indenture trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:
      1. from the excess funds subaccount for allocations and payments contemplated in items 1 through 8, and
      2. from the capital subaccount for allocations and payments contemplated by items 1 through 7 above.

      The annual servicing fee for the Series A Bonds payable to FPL or any affiliate thereof while it is acting as servicer shall not at any time exceed 0.05% of the original principal amount of the Series A Bonds. The annual servicing fee for the Series A Bonds payable to any other servicer not affiliated with FPL shall not at any time exceed 0.6% of the original principal amount of the Series A Bonds unless such higher rate is approved by the Florida Commission.

      If, on any payment date, available collections of storm-recovery charges allocable to the Series A Bonds, together with available amounts in the related subaccounts, are not sufficient to pay interest due on all outstanding Series A Bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable on each tranche of the Series A Bonds.

      If, on any payment date, remaining collections of storm-recovery charges allocable to the Series A Bonds, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding Series A Bonds on that payment date, amounts available will be allocated pro rata based on the principal amount of each tranche then due and payable. If, on any payment date, remaining collections of storm-recovery charges allocable to the Series A Bonds, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding Series A Bonds, amounts available will be allocated sequentially to each tranche then scheduled to be paid on the payment date. If the indenture trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related storm-recovery charges will take into account, among other things, the need to replenish those amounts.

                             THE INDENTURE TRUSTEE

   [Discussion of indenture trustee per Item 1109 of Regulation AB to come]

                             PLAN OF DISTRIBUTION

                                   [To Come]



                        RATINGS FOR THE SERIES A BONDS

      It is a condition of issuance of the Series A Bonds that the Series A Bonds be rated "Aaa" by Moody's, "AAA" by S&P, and "AAA" by Fitch.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain its rating on any bond, and, accordingly, we can give no assurance that the ratings assigned to any tranche of Series A Bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any tranche of Series A Bonds is revised or withdrawn, the liquidity of such tranche of Series A Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of principal payments on the Series A Bonds other than the payment in full of each tranche of the Series A Bonds by the applicable final maturity date, as well as the timely payment of interest.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

      Based on Revenue Procedure 2005-62, 2005-37 IRB, it is the opinion of Sidley Austin LLP that for U.S. federal income tax purposes, (1) we will not be treated as a taxable entity separate and apart from the seller and (2) the Series A Bonds will be treated as debt of FPL. This opinion is based on certain representations made by us and FPL, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the Series A Bonds. By acquiring a Series A Bond, a Series A bondholder agrees to treat the Series A Bond as debt for United States federal income tax purposes. Please refer to "Material U.S. Federal Income Tax Consequences" and "Material Florida State Tax Consequences" in the accompanying prospectus.

         RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

      If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, the Basel Accord), the Series A Bonds may attract the same risk weighting as "claims on" or "claims guaranteed by" non-central government bodies within the United States, which are accorded a 20% risk weighting.

      We have been informed that the United Kingdom's Financial Services Authority has issued individual guidance to one or more investors in transactions not involving us or our affiliates that an investment in bonds issued under a Texas statute similar to the Financing Act can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U. S. Agency corporate securities (FNMA, FHLMC, etc.) and that this determination is based in part on the following factors, which are also present in our transaction:

      o the ability to issue storm-recovery bonds has been established by the State under the Financing Act to finance the recovery of storm-recovery costs;

      o under the Financing Act and the financing order, FPL is authorized to establish us as a special purpose entity, responsible to the State and the Florida Commission on an ongoing basis as provided in our organizational documents, the transaction documents and the financing order, to issue storm-recovery bonds;

      o     we are not owned by the Florida Commission or the State;

      o storm-recovery bonds are payable through storm-recovery charges, which are a financial charge, on all FPL's customers (individuals, corporations, other businesses, and federal, state and local governmental entities), even if these customers elect to purchase electricity from another supplier following a fundamental change in the regulation of public utilities in Florida;

      o the amount of storm-recovery charges in respect of the storm-recovery bonds will be approved by the Florida Commission at a level designed to ensure repayment of the storm-recovery bonds;

      o should customers fail to pay the storm-recovery charges, then there is a true-up mechanism which allows us to recalculate the storm-recovery charges such that those customers who do pay will make up the difference; this increase has to be approved by the Florida Commission; and the State of Florida is one of these customers and therefore would be a payer of last resort so long as it remains a customer. See "FPL's Financing Order--FPSC-Guaranteed True-Ups: Entire Private Sector Default" in the accompanying prospectus;

      o the Florida Commission guarantees that it will take action to ensure that the true-up mechanism is used;

      o pursuant to the Financing Act, the State of Florida pledges not to take any action that would impair the value of the storm-recovery property, which includes our right to impose, collect and receive storm-recovery charges and the operation of the true-up mechanism;

      o the indenture trustee has a first priority lien on storm-recovery property and associated storm-recovery charge payments;

      o storm-recovery charges are directly and expressly linked to payments of principal and interest on storm-recovery bonds;

      o the obligation of customers (including the State of Florida and local governments) to pay storm-recovery charges is unaffected by:

            - the entity from which they purchase electricity, following a fundamental change in the regulation of public utilities in Florida,

            - the quality of electricity service provided, so that customers cannot refuse to pay storm-recovery charges because of poor service, or

            - other customers finding some entitlement not to pay or initiating court actions, including actions against the State of Florida, over the storm-recovery charges.

      However, we cannot assure you that any or all or any of the foregoing factors will result in the Series A Bonds attracting a 20% risk weighting under any national law, regulation or policy implementing the Basel Accord.

      Before acquiring any Series A Bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to confirm that an investment in the Series A Bonds is permissible and in compliance with any applicable investment or other limits.

      Please read "The Storm-Recovery Property and the Financing Act--The Financing Act Authorizes Utilities to Recover Storm-Related Costs Through the Issuance of Storm-Recovery Bonds," "The Storm-Recovery Property and the Financing Act--The Financing Act Provides for the Issuance of Financing Orders," "FPL's Financing Order--FPSC True-Up Mechanism" and "--FPSC-Guaranteed True-Ups: Entire Private Sector Default" in the accompanying prospectus for more information on certain of the points noted above.

                               LEGAL PROCEEDINGS

      There are no legal or governmental proceedings pending against us, FPL or the indenture trustee, or of which any property of the foregoing is subject, that is material to the holders of the Series A Bonds.

                                 LEGAL MATTERS

      Certain legal matters relating to us and the issuance of the Series A Bonds will be passed upon for FPL and for us by Sidley Austin LLP, San Francisco, California, and by Squire, Sanders & Dempsey L.L.P., Miami, Florida, for us by Richards Layton & Finger, P.A., Wilmington, Delaware, and for the underwriters, if any, by [__________]. Certain legal matters relating to the federal income tax consequences of the issuance of the Series A Bonds will be passed upon for FPL and for us by Sidley Austin LLP. Certain legal matters relating to the Florida tax consequences of the issuance of the Series A Bonds will be passed upon for FPL and for us by Squire, Sanders & Dempsey L.L.P.

               [OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS]


                       NOTICE TO RESIDENTS OF SINGAPORE

      [THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE UNDER THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) (THE "SFA"). ACCORDINGLY, EACH UNDERWRITER REPRESENTS, WARRANTS AND AGREES THAT IT HAS NOT OFFERED OR SOLD ANY BONDS OR CAUSED THE BONDS TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND WILL NOT OFFER OR SELL ANY BONDS OR CAUSE THE BONDS TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND HAS NOT CIRCULATED OR DISTRIBUTED, NOR WILL IT CIRCULATE OR DISTRIBUTE THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF BONDS, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

      EACH UNDERWRITER FURTHER REPRESENTS, WARRANTS AND AGREES TO NOTIFY (WHETHER THROUGH THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR OTHERWISE) EACH OF THE FOLLOWING RELEVANT PERSONS SPECIFIED IN SECTION 275 OF THE SFA WHICH HAS SUBSCRIBED OR PURCHASED BONDS FROM OR THROUGH THAT UNDERWRITER, NAMELY A PERSON WHICH IS:

      A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

      A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR.

      THAT BONDS OF THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE BONDS UNDER SECTION 275 OF THE SFA EXCEPT:

      TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275 OF THE SFA;

      WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR

      BY OPERATION OF LAW.

      THE PROSPECTUS RELATING TO THE BONDS ("PROSPECTUS") WILL, PRIOR TO ANY SALE OF SECURITIES PURSUANT TO THE PROVISIONS OF SECTION 106D OF THE COMPANIES ACT (CAP.50), BE LODGED, PURSUANT TO SAID SECTION 106D, WITH THE REGISTRAR OF COMPANIES IN SINGAPORE, WHICH WILL TAKE NO RESPONSIBILITY FOR ITS CONTENTS. HOWEVER, NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS HAS BEEN AND NOR WILL THEY BE REGISTERED AS A PROSPECTUS WITH THE REGISTRAR OF COMPANIES IN SINGAPORE. ACCORDINGLY, THE BONDS MAY NOT BE OFFERED, AND NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY OTHER OFFERING DOCUMENT OR MATERIAL RELATING TO THE BONDS MAY BE CIRCULATED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN TO INSTITUTIONAL INVESTORS OR OTHER PERSONS OF THE KIND SPECIFIED IN SECTION 106C AND SECTION 106D OF THE COMPANIES ACT OR ANY OTHER APPLICABLE EXEMPTION INVOKED UNDER DIVISION 5A OF PART IV OF THE COMPANIES ACT. THE FIRST SALE OF SECURITIES ACQUIRED UNDER A SECTION 106C OR SECTION 106D EXEMPTION IS SUBJECT TO THE PROVISIONS OF SECTION 106E OF THE COMPANIES ACT.

             NOTICE TO RESIDENTS OF THE PEOPLE'S REPUBLIC OF CHINA

      THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES LAW OF THE PEOPLE'S REPUBLIC OF CHINA (AS THE SAME MAY BE AMENDED FROM TIME TO
TIME) AND ARE NOT TO BE OFFERED OR SOLD TO PERSONS WITHIN THE PEOPLE'S REPUBLIC OF CHINA (EXCLUDING THE HONG KONG AND MACAU SPECIAL ADMINISTRATIVE REGIONS) UNLESS PERMITTED BY THE LAWS OF THE PEOPLE'S REPUBLIC OF CHINA.

                         NOTICE TO RESIDENTS OF JAPAN

      THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN (THE "SEL"), AND THE BONDS MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (INCLUDING JAPANESE CORPORATIONS) OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY RESIDENT OF JAPAN, EXCEPT THAT THE OFFER AND SALE OF THE BONDS IN JAPAN MAY BE MADE ONLY THROUGH PRIVATE PLACEMENT SALE IN JAPAN IN ACCORDANCE WITH AN EXEMPTION AVAILABLE UNDER THE SEL AND WITH ALL OTHER APPLICABLE LAWS AND REGULATIONS OF JAPAN. IN THIS PARAGRAPH, "A RESIDENT/RESIDENTS OF JAPAN" SHALL HAVE THE MEANING AS DEFINED UNDER THE FOREIGN EXCHANGE AND TRADE LAW OF JAPAN.

                       NOTICE TO RESIDENTS OF HONG KONG

      EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

      IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY BONDS OTHER THAN (A) TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL BONDS, WHETHER AS PRINCIPAL OR AGENT, OR TO "PROFESSIONAL INVESTORS" AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A "PROSPECTUS" AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE; AND

      IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE BONDS, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO BONDS WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO "PROFESSIONAL INVESTORS" AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

               NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

      IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH A "RELEVANT MEMBER STATE"), EACH UNDERWRITER

HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE: (A) IN THE PERIOD BEGINNING ON THE DATE OF PUBLICATION OF A PROSPECTUS IN RELATION TO THE BONDS, WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, AND ENDING ON THE DATE WHICH IS 12 MONTHS AFTER THE DATE OF SUCH PUBLICATION; (B) AT ANY TIME TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; (C) AT ANY TIME TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR;(II) A TOTAL BALANCE SHEET OF MORE THAN EUR43,000,000 AND (III) AN ANNUAL NET TURNOVER OF MORE THAN EUR50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR (D) AT ANY TIME IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF THE BONDS TO THE PUBLIC" IN RELATION TO ANY BONDS IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE BONDS, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

                     NOTICE TO RESIDENTS OF UNITED KINGDOM

      EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT (I) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT OF 2000 ("FSMA")) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO US OR FPL AND (II) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE BONDS IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                         NOTICE TO RESIDENTS OF ITALY

      THE OFFERING OF THE BONDS IN ITALY HAS NOT BEEN REGISTERED WITH THE COMMISSIONE NAZIONALE PER LA SOCIETA E LA BORSA ("CONSOB") PURSUANT TO ITALIAN SECURITIES LEGISLATION AND, ACCORDINGLY, THE BONDS CANNOT BE OFFERED, SOLD OR DELIVERED IN THE REPUBLIC OF ITALY ("ITALY") NOR MAY ANY COPY OF THIS PROSPECTUS OR ANY OTHER DOCUMENT RELATING TO THE BONDS BE DISTRIBUTED IN ITALY OTHER THAN (A) TO PROFESSIONAL INVESTORS (OPERATORI QUALIFICATI) AS DEFINED IN
ARTICLE 31, SECOND PARAGRAPH, OF CONSOB REGULATION NO. 11522 OF 1 JULY, 1998 AS SUBSEQUENTLY AMENDED OR (B) IN CIRCUMSTANCES WHICH ARE EXEMPTED FROM THE RULES ON SOLICITATION OF INVESTMENTS PURSUANT TO ARTICLE 100 OF THE LEGISLATIVE DECREE NO. 58 OF 24TH FEBRUARY, 1998, AS AMENDED, ITS IMPLEMENTING CONSOB REGULATIONS AND ARTICLE 33, FIRST PARAGRAPH OF CONSOB REGULATION NO 11971 OF 14TH MAY, 1999, AS AMENDED. ANY OFFER, SALE OR DELIVERY OF THE BONDS OR DISTRIBUTION OF COPIES OF THIS PROSPECTUS OR ANY OTHER DOCUMENT RELATING TO THE BONDS IN ITALY MUST BE MADE (A) BY AN INVESTMENT FIRM, BANK OR INTERMEDIARY PERMITTED TO CONDUCT SUCH ACTIVITIES IN ITALY IN ACCORDANCE WITH LEGISLATIVE DECREE NO. 58 OF 24 FEBRUARY 1998 (THE "FINANCIAL SERVICES ACT") AND LEGISLATIVE DECREE NO. 385 OF 1 SEPTEMBER 1993 (THE "BANKING ACT"); (B) IN COMPLIANCE WITH ARTICLE 129 OF THE BANKING ACT AND THE IMPLEMENTING GUIDELINES OF THE BANK OF ITALY AND (C) IN COMPLIANCE WITH ANY OTHER APPLICABLE LAWS AND REGULATIONS AND OTHER POSSIBLE REQUIREMENTS OR LIMITATIONS WHICH MAY BE IMPOSED BY ITALIAN AUTHORITIES. THE BONDS CANNOT BE OFFERED, SOLD OR DELIVERED ON A RETAIL BASIS, EITHER IN THE PRIMARY OR IN THE SECONDARY MARKET, TO ANY INDIVIDUALS RESIDING IN ITALY.

                        NOTICE TO RESIDENTS OF IRELAND

      EACH OF THE ISSUER AND THE UNDERWRITERS HAS REPRESENTED, WARRANTED AND UNDERTAKEN THAT: (A) IT WILL NOT SELL BONDS OTHERWISE THAN IN CONFORMITY WITH THE PROVISIONS OF THE INVESTMENT INTERMEDIARIES ACT, 1995 OF IRELAND, AS AMENDED, INCLUDING,

WITHOUT LIMITATION, SECTIONS 9 AND 23 (INCLUDING ADVERTISING RESTRICTIONS MADE THEREUNDER) THEREOF AND THE CODES OF CONDUCT MADE UNDER SECTION 37 THEREOF OR, IN THE CASE OF AN UNDERWRITER ACTING WITHIN THE TERMS OF AN AUTHORIZATION TO DO SO FOR THE PURPOSES OF EU COUNSEL DIRECTIVE (93/22/EC OF 10TH MAY, 1993, AS AMENDED OR EXTENDED) IT HAS COMPLIED WITH ANY CODES OF CONDUCT MADE UNDER THE INVESTMENT INTERMEDIARIES ACT, 1995 OF IRELAND, AS AMENDED, OR, IN THE CASE OF A CREDIT INSTITUTION EXERCISING ITS RIGHTS UNDER THE BANKING CONSOLIDATION DIRECTIVE (2000/12/EC OF 20TH MARCH, 2000) IN CONFORMITY WITH THE CODES OF CONDUCT OR PRACTICE MADE UNDER SECTION 117(1) OF THE CENTRAL BANK ACT, 1989, OF IRELAND, AS AMENDED; (B) IN CONNECTION WITH OFFERS OR SALES OF BONDS, IT HAS ONLY ISSUED OR PASSED ON, AND WILL ONLY ISSUE OR PASS ON, IN IRELAND, ANY DOCUMENT RECEIVED BY IT IN CONNECTION WITH THE ISSUE OF SUCH BONDS TO PERSONS WHO ARE PERSONS TO WHOM THE DOCUMENTS MAY OTHERWISE LAWFULLY BE ISSUED OR PASSED ON; AND (C) IN RESPECT OF A LOCAL OFFER (WITHIN THE MEANING OF SECTION 38(1) OF THE INVESTMENT FUNDS, COMPANIES AND MISCELLANEOUS PROVISIONS ACT 2005 OF IRELAND) OF BONDS IN IRELAND, IT HAS COMPLIED AND WILL COMPLY WITH SECTION 49 OF INVESTMENT FUNDS, COMPANIES AND MISCELLANEOUS PROVISIONS ACT 2005 OF IRELAND.

                    NOTICE TO RESIDENTS OF THE NETHERLANDS

      THE BONDS MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED, WHETHER DIRECTLY OR INDIRECTLY, TO ANY INDIVIDUAL OR LEGAL ENTITY IN THE NETHERLANDS OTHER THAN TO INDIVIDUALS WHO, OR LEGAL ENTITIES WHICH, IN THE COURSE OF THEIR OCCUPATION OR BUSINESS, DEAL OR INVEST IN SECURITIES (AS SET OUT IN SECTION 1 OF THE REGULATION OF 9 OCTOBER 1990 IN IMPLEMENTATION OF SECTION 14 OF THE ACT ON THE SUPERVISION OF INVESTMENT INSTITUTIONS).

                         NOTICE TO RESIDENTS OF SWEDEN

      THIS PROSPECTUS IS FOR THE INTENDED RECIPIENT ONLY AND MAY NOT IN ANY WAY BE FORWARDED TO ANY OTHER PERSON OR TO THE PUBLIC IN SWEDEN. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL THE BONDS IN SWEDEN IN A MANNER THAT WOULD REQUIRE THE REGISTRATION OF A PROSPECTUS BY THE SWEDISH FINANCIAL SUPERVISORY AUTHORITY ACCORDING TO THE FINANCIAL INSTRUMENTS TRADING ACT.

                        NOTICE TO RESIDENTS OF PORTUGAL

      THE BONDS HAVE NOT BEEN REGISTERED WITH THE PORTUGUESE EXCHANGE COMMISSION AND THEREFORE THE BOND OFFERING IS NOT DIRECTED TO PORTUGUESE RESIDENT INVESTORS AND THE BONDS MAY NOT BE OFFERED OR SOLD TO THE PUBLIC IN PORTUGAL OR UNDER CIRCUMSTANCES WHICH ARE DEEMED TO BE A PUBLIC OFFER UNDER THE PORTUGUESE SECURITIES CODE. IN ADDITION, THE PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND ANY OTHER OFFERING MATERIALS MAY NOT BE AND ARE ONLY BEING PUBLICLY DISTRIBUTED IN THE ABOVE NOTED JURISDICTIONS WHERE LAWFUL AND NO PUBLICITY OR MARKETING ACTIVITIES RELATED TO THE BOND OFFERING MAY BE AND IS NOT BEING CONDUCTED IN PORTUGAL.]

The information in this prospectus is not complete and may be changed. The bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.



                             SUBJECT TO COMPLETION
                  Preliminary Prospectus dated March 16, 2007

Prospectus

                           FPL Recovery Funding LLC
                                Issuing Entity

                             Senior Secured Bonds
                              Issuable in Series

                         Florida Power & Light Company
                         Seller, Servicer and Sponsor

                               ----------------

Consider carefully the risk factors beginning on page __ of this prospectus.

These securities will be backed primarily by a property right as described in this prospectus and will be nonrecourse obligations of FPL Recovery Funding LLC. The storm recovery bonds do not constitute a debt, liability or other legal obligation of, or interest in, Florida Power & Light Company or any of its affiliates (other than FPL Recovery Funding LLC).

FPL Recovery Funding LLC

o may periodically offer and sell storm-recovery bonds in one or more series, each with one or more tranches;

o for each series of storm recovery bonds, will pledge storm-recovery property, which is a property right established under Florida law and created through a financing order issued by the Florida Public Service Commission and which includes the right to impose, collect and receive an irrevocable non-bypassable charge from all customers receiving electric transmission or distribution service from Florida Power & Light Company (or any successor or assignee) in amounts designed to repay that series, to pay related financing expenses and to fund or replenish one or more collateral accounts established for that series; and

o for each series of storm recovery bonds, will pledge other assets only as described in this prospectus


Each series of storm recovery bonds

o     will be issued pursuant to a separate indenture; and

o will be payable from amounts on deposit in one or more collateral accounts held by the indenture trustee for that series, including collections from the storm-recovery charges pledged for that series.


      FPL Recovery Funding LLC does not intend to list the bonds on any national securities exchange or the Nasdaq Stock Market.


      Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is ______, 2007.


                               TABLE OF CONTENTS

                                                                                                                Page


About This Prospectus..............................................................................................1
Cautionary Statement Regarding Forward-Looking Statements..........................................................1
Prospectus Summary.................................................................................................2
       Parties to Transaction and Responsibilities.................................................................4
       Flow of Funds...............................................................................................5
Allocations and Distributions.....................................................................................11
Risk Factors......................................................................................................13
       You May Experience Material Payment Delays or Losses due to the Limited Sources of Payment for the Bonds
         and Limited Credit Enhancement...........................................................................13
       Risks Associated with Potential Judicial, Legislative or Regulatory Actions................................13
       Servicing Risks............................................................................................15
       Storm-Related Risks........................................................................................17
       Risks Associated with Potential Bankruptcy Proceedings.....................................................17
       Other Risks Associated with an Investment in the Bonds.....................................................19
The Storm-Recovery Property and the Financing Act.................................................................20
       The Storm-Recovery Property................................................................................20
       The Financing Act Authorizes Utilities to Recover Storm-Related Costs Through the Issuance of Storm-
         Recovery Bonds...........................................................................................20
       The Financing Act Provides for the Issuance of Financing Orders............................................21
       The Financing Act Provides for the Creation of Storm-Recovery Property to Secure the Bonds.................21
       The Financing Act Provides for the Recovery of Storm-Recovery Costs and the Issuance of Storm-Recovery
         Bonds....................................................................................................22
       The Bonds are Legal Investments for Florida Investors that Require Statutory Authority.....................24
FPL's Financing Order.............................................................................................24
       FPL's Storm-Recovery Financing Order.......................................................................24
       Storm-Recovery Charges.....................................................................................24
       FPSC-Guaranteed True-Up Mechanism..........................................................................26
       FPSC-Guaranteed True-Up Mechanism - Credit Risk............................................................27
       FPSC-Guaranteed True-Ups: Entire Private Sector Default....................................................27
       Bond Issuance Approval Process.............................................................................27
FPL Recovery Funding LLC, the Issuing Entity......................................................................28
       Restricted Purpose.........................................................................................28
       Our Relationship with FPL..................................................................................29
       We are Responsible to the FPSC.............................................................................29
       Our Management.............................................................................................29
       The Managers' Compensation and Limitation on Liabilities...................................................30
       We are a Separate and Distinct Legal Entity................................................................30
       Administration Agreement...................................................................................31
Florida Power & Light Company: the Seller and Initial Servicer of the Storm-Recovery Property.....................31
       Electric Revenues, Average Number of Customers and Billed Retail Electric Consumption......................31
       Percentage Concentration Within FPL's Large Commercial Customers...........................................33
       How FPL Forecasts the Number of Customers and the Amount of Electricity Consumption........................33
       Forecast Variances.........................................................................................34
       Credit Policy; Billing; Collections and Write-Offs; Termination of Service.................................34
       Write-Off and Delinquency Experience.......................................................................35
       2005 Rate Agreement........................................................................................37
Description of the Bonds..........................................................................................37
       General....................................................................................................37
       Interest and Principal on the Bonds........................................................................38
       Third-Party Credit Enhancement.............................................................................39
       Registration and Transfer of the Bonds.....................................................................39
       Book-Entry Registration....................................................................................40
       Definitive Bonds...........................................................................................42
       Optional Redemption........................................................................................43
       Conditions of Issuance of Additional Series and Acquisition of Additional Storm-Recovery Property..........43
       Allocations as Between Series..............................................................................44
       Access of Bondholders......................................................................................44
       Reports to Bondholders.....................................................................................44
       Continuing Disclosure......................................................................................45
       Supplemental Indentures....................................................................................46
       Covenants of the Issuing Entity............................................................................48
       Events of Default; Rights Upon Event of Default............................................................50
       Actions by Bondholders.....................................................................................52
       Annual Report of Indenture Trustee.........................................................................53
       Annual Compliance Statement................................................................................53
       Satisfaction and Discharge of Indenture....................................................................53
       Our Legal and Covenant Defeasance Options..................................................................54
The Indenture Trustee.............................................................................................54
Security for the Bonds............................................................................................55
       General....................................................................................................55
       Pledge of Collateral.......................................................................................55
       Security Interest in the Collateral........................................................................56
       Description of Indenture Accounts..........................................................................57

                                       i

                                                                                                                Page

       How Funds in the Collection Account Will Be Allocated......................................................58
       Right of Foreclosure.......................................................................................61
       State Pledge...............................................................................................61
Weighted Average Life and Related Considerations for the Bonds....................................................61
       General....................................................................................................61
The Sale Agreement................................................................................................61
       Sale and Assignment of Storm-Recovery Property.............................................................61
       Conditions to the Sale of Storm-Recovery Property..........................................................62
       Seller Representations and Warranties......................................................................62
       Covenants of the Seller....................................................................................65
       Indemnification............................................................................................67
       Amendment..................................................................................................68
       Assumptions of the Obligations of the Seller...............................................................68
The Servicing Agreement...........................................................................................69
       Servicing Procedures.......................................................................................69
       Servicing Standards and Covenants..........................................................................69
       The Florida Commission's Storm-Recovery Charge True-Up Adjustment Process..................................70
       Remittances to Collection Account..........................................................................71
       Servicing Compensation.....................................................................................71
       Servicer Representations and Warranties; Indemnification...................................................72
       Matters Regarding the Servicer.............................................................................73
       Servicer Defaults..........................................................................................74
       Rights When Servicer Defaults..............................................................................74
       Waiver of Past Defaults....................................................................................75
       Successor Servicer.........................................................................................75
       Amendment..................................................................................................75
       Evidence as to Compliance..................................................................................76
How a Bankruptcy Might Affect Your Investment.....................................................................77
       Challenge to True Sale Treatment...........................................................................77
       Consolidation of the Issuing Entity and FPL................................................................78
       Status of Storm-Recovery Property as Current Property......................................................78
       Estimation of Claims; Challenges to Indemnity Claims.......................................................78
       Enforcement of Rights by the Indenture Trustee.............................................................79
       Bankruptcy of the Servicer.................................................................................79
Material U.S. Federal Income Tax Consequences.....................................................................79
       General....................................................................................................79
       Taxation of the Issuing Entity and Characterization of the Bonds...........................................80
       Tax Consequences to U.S. Holders...........................................................................80
       Tax Consequences to Non-U.S. Holders.......................................................................80
       Backup Withholding.........................................................................................81
Material Florida State Tax Consequences...........................................................................82
       Certain State Tax Matters..................................................................................82
ERISA Considerations..............................................................................................82
       General....................................................................................................82
       Regulation of Assets Included in a Plan....................................................................83
       Prohibited Transaction Exemptions..........................................................................83
       Consultation with Counsel..................................................................................84
Use of Proceeds...................................................................................................84
Plan of Distribution..............................................................................................84
Risk Weighting of the Bonds Under Certain International Capital Guidelines........................................85
Ratings for the Bonds.............................................................................................87
Where You Can Find More Information...............................................................................87
Legal Proceedings.................................................................................................88
Legal Matters.....................................................................................................88
Glossary of Defined Terms.........................................................................................89


                             ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement Florida Power & Light Company, or FPL, has filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. By using this process, we may offer the bonds in one or more offerings. This prospectus provides you with a description of the senior secured storm-recovery bonds or bonds, we may offer. Each time we offer bonds, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also add or update the information contained in this prospectus. Please read carefully this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading "Where You Can Find More Information."

      References in this prospectus and prospectus supplement to the terms we, us, our or the issuing entity mean FPL Recovery Funding LLC. References to the seller refer to Florida Power & Light Company, or FPL, and any successor or assignee under a sale agreement described in this prospectus. References to the servicer refer to FPL and any successor servicer under a servicing agreement described in this prospectus. Unless the context otherwise requires, the term customer means a customer receiving transmission or distribution service from FPL or its successors or assignees under Florida Commission-approved rate schedules or under special contracts, even if the customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida. References to the Florida Commission or the Commission or the FPSC refer to the Florida Public Service Commission. References to the Financing Act mean the Storm-Recovery Financing Act codified as Section 366.8260, Florida Statutes. You can find a glossary of some of the other defined terms we use in this prospectus on page ___ of this prospectus.

      We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the table of contents on the preceding pages. Check the table of contents to locate these sections.

      You should rely only on the information contained in this prospectus and the related prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and each prospectus supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events of performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "believe," "could," "estimated," "may," "plan," "potential," "projection," "target," "outlook") are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to important factors included in "Risk Factors" herein (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our operations and financial results, and could cause our actual results to differ materially from those contained in forward-looking statements made by or on behalf of us in this prospectus, each prospectus supplement, in presentations, on websites, in response to questions or otherwise.

      Any forward-looking statement speaks only as of the date on which such statement is made, and neither we nor FPL undertakes any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

                              PROSPECTUS SUMMARY

      This summary contains a brief description of the bonds that applies to all series of bonds issued under this prospectus. Information that relates to a specific series or tranche of bonds can be found in the prospectus supplement related to that series or tranche. You will find a detailed description of the terms of the offering of the bonds in the related prospectus supplement.

      We will purchase storm-recovery property from FPL under one or more sale agreements and enter into one or more servicing agreements with FPL as servicer, as described in this prospectus. References to the "sale agreement" and to the "servicing agreement" in this prospectus and any prospectus supplement refer to the sale agreement or the servicing agreement relating to the series of bonds being referenced.

      You should consider carefully the Risk Factors beginning on page __ of this prospectus.

Transaction Overview:

During 2004 and 2005, Florida was struck with a series of hurricanes causing widespread damage to infrastructure and power outages throughout the State. In response to the damage to utility infrastructure and to address the adequacies of reserves set aside to deal with future storm activity, the Florida legislature enacted the Financing Act.

The Financing Act authorizes electric utilities in Florida, including FPL, to finance on a long-term basis certain costs incurred as a result of these storms, which are referred to under the Financing Act and in this prospectus as storm-recovery costs, as well as reserves and financing costs, through the issuance of storm-recovery bonds. A Florida utility must apply to the Florida Commission, for a financing order under the Financing Act to authorize the issuance of storm-recovery bonds. FPL applied for the first financing order under the Financing Act, which was issued by the Florida Commission on May 30, 2006, as amended on July 21, 2006. We refer to this financing order as the financing order. The financing order authorizes the issuance of up to $708,000,000 in storm-recovery bonds, which are the bonds offered by this prospectus. Please refer to "FPL's Financing Order" in this prospectus.

Pursuant to the financing order, FPL is authorized to impose a usage based, non-bypassable charge, which is referred to under the Financing Act and in this prospectus as a storm-recovery charge, to finance on a long-term basis storm-recovery costs, which costs include the funding of reserves and payment of related financing costs, including the costs of repaying the bonds. The financing order requires that these storm-recovery charges must be adjusted no less often than semiannually to ensure that storm-recovery charges are sufficient to pay scheduled principal and interest on the bonds and other costs, including fees and expenses, in connection with the bonds on a timely basis. Under the financing order, all of FPL's customers (i.e., all customers, including individuals, corporations, other businesses, and federal, state and local governmental entities, who receive transmission or distribution service from FPL or its successors or assignees under Florida Commission-approved rate schedules or under special contracts), are required to pay storm-recovery charges even if the customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida. Under current law, customers of FPL cannot buy their electricity from alternative electric suppliers.

Under the Financing Act, the right of FPL to impose, collect, receive and adjust storm-recovery charges, together with related rights under a financing order, constitute a property right, which FPL may sell to an affiliate, such as us, and which we may pledge to secure the repayment of storm-recovery bonds. This property right is referred to under the Financing Act as storm-recovery property. The storm-recovery property is not a receivable and the principal credit supporting the storm-recovery bonds is not a pool of receivables.

The Financing Act further provides that the right to collect storm-recovery charges is irrevocable, and not subject to reduction, impairment or adjustment by action of the Florida Commission, other than periodic adjustments authorized by the Financing Act and the financing order.

FPL will sell storm-recovery property created pursuant to the financing order (excluding the right to recover taxes) to us, as the issuing entity. In this prospectus, we refer to the storm-recovery property sold to us as storm-recovery property. FPL will also act as the initial servicer of the storm-recovery property and act as our administrator. We will issue bonds under an indenture to fund the purchase of the storm-recovery property. The bonds of each series will be secured only by the storm-recovery property sold to us on the date of issuance of such series (or the issue date) of the bonds, and any other collateral under the related indenture.

We may not issue additional bonds except as authorized under the financing order and as provided in the indenture(s).

The bonds do not represent obligations of or interests in the indenture trustee, our managers, FPL or any of their affiliates other than us. The bonds are not a debt or general obligation of the State, the Florida Commission or any other governmental agency or instrumentality, and are not a charge on the full faith and credit or taxing power of the State or any other governmental agency or instrumentality. However, the State and other governmental entities, to the extent they are customers, will be obligated to pay storm-recovery charges securing the bonds.

Parties to Transaction and Responsibilities

      The following chart represents a general summary of the parties to the transactions underlying the offering of bonds, their roles and their various relationships to the other parties:


                     ----------------------------------------------------------------------
                                   Approximately 4.4 million Customer Accounts*
                     ----------------------------------------------------------------------
                                   |      /|\                  /|\
                                   |       |                    | Issues Financing Order;
                                   |       |                    | Approves Storm-Recovery
                                   |       |                    | Charges on Customer Bills
              Pay Storm-Recovery   |       |   Bills    -----------------------------------
               Charges based on    |       | Customers      Florida Public Service
                Consumption        |       |    for              Commission (FPSC)
                                   |       |  Storm-    -----------------------------------
                                   |       | Recovery          /|\
                                   |       | Charges            | Calculates Charges by
                                   |       |                    | Customer Rate Class to
                                   |       |                    | meet Payment Schedule;
                                   |       |                    | Prepares True-Up; Submits
                                  \|/      |                    | Filings to FPSC
                     ----------------------------------------------------------------------
                                      Florida Power & Light Company (FPL)
                                             (Seller and Servicer)
                     ----------------------------------------------------------------------
                                   |                           /|\
                                   |                            | Issues the Bonds;
             Remits Storm-Recovery |                            | Purchases Storm-Recovery
               Charge Payments     |                            | Property from FPL; Pledges
                                   |                            | Storm-Recovery Property to
                                   |                            | Indenture Trustee as
                                  \|/                           | Collateral for the Bonds
                    ----------------------------        -----------------------------------
                         Indenture Trustee                    FPL Recovery Funding LLC
                    ----------------------------                 (Issuing Entity)
                                   |                    -----------------------------------
                                   |
              Pays Principal and   |
                   Interest        |
                                   |
                                  \|/
            ------------------------------
                     Bondholders
            ------------------------------




___________________________
*On average, during 2006

Flow of Funds

      The following chart represents a general summary of the flow of funds:


                          Storm-Recovery
----------------------  Charge Collections

     Customers         ---------|
                                |
----------------------          |
                                |
                                |
                               \|/              Storm-Recovery
                     -----------------------  Charge Collections
                            Servicer:
                     Florida Power & Light    --------|
                     Company (Regulated by            |
                              FPSC)                   |
                     -----------------------          |
                               |                     \|/
                               |            ---------------------
                               |              Indenture Trustee     --------|
                               |            ---------------------           |
                               |                      |                     |  Principal and Interest
             -----------------------------------      |                     |        Payments ($)
                                                      |                    \|/
                  --------------------------          |               ------------
                                                      |
                         Issuing Entity:       -------|                Bondholders
                    FPL Recovery Funding LLC
                                                                      ------------
                  --------------------------
                     Bankruptcy Remote
              -----------------------------------

Issuing Entity:

FPL Recovery Funding LLC is a special purpose Delaware limited liability company. FPL is our sole member and owns all of our equity interests. We were formed solely for the purpose of purchasing and owning the storm-recovery property, issuing storm-recovery bonds from time to time (including the bonds) and performing activities incidental thereto. Please read "FPL Recovery Funding LLC, the Issuing Entity" in this prospectus.

Our Address:

700 Universe Boulevard, Juno Beach, FL 33408

Our Telephone Number:

(561) 694-4000

Our Relationship with FPL:

On the issue date for the bonds, FPL will sell storm-recovery property to us pursuant to a sale agreement between us and FPL and FPL will also service the storm-recovery property pursuant to a servicing agreement between us and FPL. Please read "FPL Recovery Funding, LLC, The Issuing Entity--Our Relationship with FPL," "The Sale Agreement" and "The Servicing Agreement" in this prospectus. FPL will also provide certain administrative services to us, pursuant to an administration agreement.

We Are Responsible to the FPSC:

We are responsible to the Florida Commission on an ongoing basis as provided in our organization documents, the transaction documents and the financing order. Please read "FPL Recovery Funding, LLC, The Issuing Entity--We Are Responsible to the FPSC" in this prospectus.

Seller, Initial Servicer and Administrator:

FPL, a Florida corporation, is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy throughout most of the east and lower west coasts of Florida. During 2006, FPL provided electric service to a population of more than 8.5 million and served on average approximately 4.4 million customer accounts. FPL is an operating subsidiary of FPL Group, Inc., or FPL Group, a Florida corporation based in Juno Beach, Florida. Neither FPL nor FPL Group is an obligor of the bonds. For further information about FPL, please read "Florida Power & Light Company: the Seller and Initial Servicer of the Storm-Recovery Property" in this prospectus.

FPL's Address:

700 Universe Boulevard, Juno Beach, FL 33408

FPL's Telephone Number:

(561) 694 - 4000

Indenture Trustee:

The indenture trustee for each series of bonds will be specified in the applicable prospectus supplement.

Security for the Bonds:

The bonds are secured only by assets pledged by us under the related indenture, consisting principally of the storm-recovery property and funds on deposit in the collection account and subaccounts. Please read "Security for the Bonds" in this prospectus. The storm-recovery property securing the bonds of any series consists of the rights and interests of FPL (excluding the right to recover taxes) under the financing order, and sold to us in connection with the issuance of the bonds. The storm-recovery property includes the irrevocable right to impose, collect and receive a non-bypassable storm-recovery charge from all customers receiving transmission or distribution service from FPL or its successors or assignees under Florida Commission-approved rate schedules or under special contracts, even if the customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida. The Financing Act and the irrevocable financing order together require that storm-recovery charges will be imposed on all such customers, and will be reviewed and adjusted at least semiannually to ensure that storm-recovery charges are sufficient to pay scheduled principal and interest on the bonds, and other costs, including fees and expenses, in connection with the bonds on a timely basis. Please read "FPL's Financing Order--FPSC-Guaranteed True-Up Mechanism" in this prospectus.

The storm-recovery property is not a receivable and the principal credit supporting the bonds is not a pool of receivables. The storm-recovery property is a present property right created by the Financing Act and the financing order and is protected by the state pledge described in this prospectus and in this Prospectus Summary.

Storm-recovery property is discussed in more detail under "The Storm-Recovery Property and the Financing Act" and "FPL's Financing Order" in this prospectus. The storm-recovery property and all other assets that we pledge to an indenture trustee as security for the bonds of any series are referred to in this prospectus as collateral.

Non-bypassable charges:

Under the Financing Act, the storm-recovery charges are collectible from all existing and future customers receiving transmission or distribution service from FPL or its successors or assignees under Florida Commission-approved rates or special contracts. Such customers must pay storm-recovery charges even if FPL goes out of business and its transmission and distribution services are taken over by another utility or municipalized. Please read "The Storm-Recovery Property and the Financing Act--The Financing Act Provides for the Recovery of Storm-Recovery Costs and the Issuance of Storm-Recovery Bonds--Customers Cannot Avoid Storm-Recovery Charges" in this prospectus.

Credit Enhancement:

Unless otherwise specified in the prospectus supplement for any series, credit enhancement for the bonds will be as follows:

o FPSC-Guaranteed True-Up Mechanism For Payment of Scheduled Principal and Interest--Storm-recovery charges imposed on all customers will be reviewed and adjusted not less often than semiannually to ensure the expected recovery of amounts sufficient to provide for the payment of scheduled principal and interest on the bonds and other costs, including fees and expenses, in connection with the bonds on a timely basis. We sometimes refer to these adjustments as the FPSC-guaranteed true-up mechanism or the true-up mechanism. If bonds are outstanding following the latest scheduled final payment date for such bonds, adjustments to the storm-recovery charges will be made quarterly and, if bonds are outstanding after the date that is one year before the final maturity date of the bonds, monthly, to reconcile actual storm-recovery charge collections with payment requirements.

      The Florida Commission has guaranteed pursuant to its irrevocable financing order, as expressly required by the Financing Act, that it will act to ensure that storm-recovery charges are sufficient to pay principal and interest on the bonds and other costs, including fees and expenses, in connection with the bonds on a timely basis. Please read "FPL's Financing Order--FPSC-Guaranteed True-Up Mechanism."

      There is no cap on the level of storm-recovery charges that may be imposed on customers as a result of the true-up process. There is no time limit on the authority to impose, bill and collect storm-recovery charges.

o Collection account--Each indenture trustee will hold a collection account, divided into various subaccounts for the series of bonds secured under the indenture. The primary subaccounts for credit enhancement purposes are:

      - Capital subaccount--On the date of issuance, FPL, in its capacity as our sole member, will deposit into the capital subaccount established under the indenture an amount equal to 0.50% of the initial principal amount of the bonds (or such other amount as may be specified in the related prospectus supplement); we refer to this as the required capital amount. Any shortfall in the capital subaccount will be included in the periodic adjustment of the storm-recovery charges and be replenished from storm-recovery charge collections.

      - Excess funds subaccount--All amounts (including all investment earnings other than investment earnings on amounts in the capital subaccount) that, as of a payment date, are not needed to pay debt service on the bonds (in accordance with the expected sinking fund schedule) and related expenses and to replenish the capital subaccount will be held in the excess funds subaccount.

Amounts held in each of these subaccounts and investment earnings thereon (other than investment earnings on amounts in the capital subaccount released to us) will be available to make payments on each payment date. Please read "Security for the Bonds--How Funds in the Collection Account Will Be Allocated."

Master Trust Structure; Issuance of Additional Series:

The indenture has been structured so that we operate as a master trust in that we may, subject to the terms of the financing order but without your prior review or approval, acquire additional storm-recovery property created under the financing order and issue one or more additional series of storm-recovery bonds which are backed by such storm-recovery property, all of which storm-recovery bonds will be paid through collections of additional storm-recovery charges from the same group of FPL customers. The aggregate outstanding amount of storm-recovery bonds that may be issued by us may not exceed $708 million, which is the aggregate amount of storm-recovery bonds authorized under the financing order. Any series may include terms and provisions unique to that particular series. We may not issue additional storm-recovery bonds nor may FPL sell storm-recovery property to other entities issuing storm-recovery bonds if the issuance would result in the credit ratings on any outstanding series of storm-recovery bonds being reduced or withdrawn. It will be a condition of our issuance for each series of storm-recovery bonds that the new series be rated "Aaa" by Moody's, "AAA" by S&P and "AAA" by Fitch. Please read "Description of the Bonds--Conditions of Issuance of Additional Series and Acquisition of Additional Storm-Recovery Property" in this prospectus.

Allocations Among Series:

The bonds will not be subordinated in right of payment to any other series of storm-recovery bonds issued by us. Each series of storm-recovery bonds will be issued under a separate indenture and will be secured by its own storm-recovery property, which will include the right to impose, collect and receive storm-recovery charges calculated in respect of that series, and the right to impose true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which collections of the storm-recovery charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of storm-recovery bonds. Holders of one series of storm-recovery bonds will have no recourse to collateral for a different series. In the event that more than one series of storm-recovery bonds is issued, the administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding amounts of each series. Please read "Security for the Bonds--How Funds in the Collection Account Will Be Allocated" in this prospectus.

The financing order requires storm-recovery charges to be shown as a separate line item on the periodic bills sent to customers. Although each series will have its own storm-recovery property reflecting the right to impose, bill, collect and receive a separate storm-recovery charge, storm-recovery charges relating to each series of bonds will be collected through single periodic bills to each customer, and all storm-recovery charges might be combined into a single line item on those periodic bills. In the event a customer does not pay in full all amounts owed under any bill including storm-recovery charges, FPL is required to allocate any resulting shortfalls in storm-recovery charges ratably based on the amounts of storm-recovery charges owing in respect of each series of bonds. Please read "The Servicing Agreement--Remittances to Collection Account" in this prospectus.

State Pledge:

The State of Florida has pledged to storm-recovery bondholders (including the holders of the bonds of each series) that it will not:

o alter the provisions of the Financing Act which make the storm-recovery charges imposed by the financing order irrevocable, binding, and nonbypassable charges;

o take or permit any action that impairs or would impair the value of storm-recovery property; or,

o except as allowed under the Financing Act with respect to the true-up mechanism, reduce, alter, or impair storm-recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the storm-recovery bonds have been paid and performed in full.

Nothing in this pledge shall preclude limitation or alteration if full compensation is made by law for the full protection of the storm-recovery charges collected pursuant to a financing order and of the holders of storm-recovery bonds and any assignee or financing party entering into a contract with the electric utility. Please read "Risk Factors--Risks Associated with Potential Judicial, Legislative or Regulatory Actions--Future Florida Legislative Action Might Invalidate the Bonds or the Storm-Recovery Property."

The bonds will not be a debt or general obligation of the State, the Florida Commission or any other governmental agency or instrumentality, and are not a charge on the full faith and credit or taxing power of the State or any other governmental agency or instrumentality. However, the State and other governmental entities, to the extent that they are customers, will be obligated to pay storm-recovery charges securing the bonds.

Reports to Bondholders:

Pursuant to each indenture, the indenture trustee will provide to the holders of record of the bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral for the bonds. Unless and until the bonds are registered in other names, the reports will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the bonds upon written request to the indenture trustee. These reports will not be examined and reported upon by an independent public accountant. Please read "Description of the Bonds--Reports to Bondholders."

Continuing Disclosure:

Each indenture under which the bonds of a series will be issued requires all of the periodic reports that we file with the SEC, the principal transaction documents and other information concerning the storm-recovery charges and security relating to such series of bonds to be posted on the website associated with our parent company, currently located at www.fpl.com.

Tax Treatment:

Fully taxable; treated as debt for U.S. federal income tax purposes. Please read "Material U.S. Federal Income Tax Consequences" and "Material Florida State Tax Consequences" in this prospectus.

ERISA Eligible:

Yes. Pension plans and other investors subject to ERISA may acquire the bonds subject to specified conditions. The acquisition and holding of the bonds could be treated as a direct or indirect prohibited transaction under ERISA. Accordingly, by purchasing the bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the bonds would be exempt from the prohibited transaction rules of ERISA. Please read "ERISA Considerations" in this prospectus.

Interest Rates; Payments of Interest and Principal:

Interest on each tranche of each series of bonds will accrue at the interest rate specified in the prospectus supplement. On each payment date, the indenture trustee will pay interest accrued on each tranche of bonds, and the scheduled principal payment for that tranche, if any, to the extent funds are available therefor, until the outstanding principal balance of that tranche is reduced to zero.

Failure to pay the entire outstanding principal amount of the bonds of any tranche by the final maturity date for such tranche will result in an event of default. Please read "Description of the Bonds--Events of Default; Rights Upon Event of Default" in this prospectus.

Payment and Record Dates:

Interest and principal payment dates of any series of bonds will be specified in the prospectus supplement. So long as the bonds are in book-entry form, the record date for any payment of interest on or principal of the bonds will be the business day immediately before the payment date.

Optional Redemption:

No bonds of any series will be subject to optional redemption.

Allocation of Payments:

The following chart summarizes the allocation and distribution priority of payments under the indenture. Please read "Security for the Bonds--How Funds in the Collection Account Will Be Allocated."

                                                   ALLOCATIONS AND DISTRIBUTIONS

                                                              ---------------------------------

                                                                              FPL
                                                                           (Servicer)

                 ---------------------------                  ---------------------------------
                                                                               |
                      Indenture Trustee                                        |  Storm-Recovery Charges
                                                                               |
                 ---------------------------                                  \|/
                            |                                 ---------------------------------
                            |
                            |                                             COLLECTION
                            --------------------------------                ACCOUNT

                                                              ---------------------------------
                                                                               |  application
                                                                               |   amounts in
                                                                               |   collection
                                                                              \|/   account
      -------------------------------------------------------------------------------------------------------------------------
      |            |             |            |            |            |              |           |            |             |
      |            |             |            |            |            |              |           |            |             |
      |            |             |            |            |            |              |           |            |             |
 ----------   ----------   -------------  ----------   -----------  ------------   ----------   ---------   ----------   ----------

      1            2             3            4            5            6              7           8            9            10

 ----------   ----------   -------------  ----------   -----------  ------------   ----------   ---------    ----------  ----------

 ----------   ----------   -------------  ----------   -----------  ------------   ----------   ---------    ----------  ----------
 Indenture                 Administrator:                           Bondholders:
  Trustee:                     fixed                                  principal      Issuing
 indenture                 administration  Issuing     Bondholders:  payable as      Entity:                  Issuing      Excess
 trustee's     Servicer:        fee        Entity:      Interest     a result of    remaining    Capital      Entity:       funds
   fees         fixed                     ordinary         for      acceleration,    unpaid     subaccount:  release of  subaccount:
and certain   servicing      Issuing      periodic     applicable       final       operating  replenishment  interest    Remainder
 expenses       fee           Entity;     operating      payment      maturity       expenses,   of drawn     earnings       to
    and                       fixed       expenses        date         or per      amounts owed   amounts        on        excess
 indemnity                   fees of                                  expected     under basic                capital      funds
  amounts                   independent                             amortization    documents                subaccount  subaccount
                             managers
 ----------   ----------   -------------  ----------   -----------  ------------   ----------   ---------    ----------  ----------

Ratings of the Bonds:

It will be a condition of issuance of each series of bonds that the bonds be rated "Aaa" by Moody's Investors Service, Inc. or Moody's, "AAA" by Standard
& Poor's Ratings Services, a division of The McGraw-Hill Companies or S&P, and "AAA" by Fitch Ratings or Fitch. Please read "Ratings for the Bonds" and "Risk Factors--Other Risks Associated with an Investment in the Bonds" in this prospectus.

                                 RISK FACTORS

      Please carefully consider all the information we have included or incorporated by reference in this prospectus and the related prospectus supplement, including the risks described below and the statements in "Cautionary Statement Regarding Forward-Looking Statements," before deciding whether to invest in the bonds.

You May Experience Material Payment Delays or Losses due to the Limited Sources of Payment for the Bonds and Limited Credit Enhancement

      You may suffer material payment delays or losses on your bonds if the collateral securing your bonds is insufficient to pay the accrued interest on and the principal amount of those bonds in full. The only source of funds for payments of interest on and principal of each series of bonds will be the collateral for that series. The collateral for each series of bonds will be limited to:

      o the storm-recovery property securing such series of bonds, including the right to impose, collect and receive storm-recovery charges;

      o the funds on deposit in the accounts held by the indenture trustee under the related indenture;

      o     our rights under various contracts we describe in this prospectus;
            and

      o any credit enhancement as set forth in this prospectus and in the related prospectus supplement.

      The bonds will not be insured or guaranteed by FPL, including in its capacity as servicer, or by its parent, FPL Group, any of their respective affiliates, the applicable indenture trustee or any other person or entity. The bonds will be our nonrecourse obligations, secured only by the collateral.

      The bonds are not a debt or general obligation of the State, the Florida Commission or any other governmental agency or instrumentality, and are not a charge on the full faith and credit or taxing power of the State or any other governmental agency or instrumentality. However, the State and other governmental entities, to the extent that they are customers, will be obligated to pay storm-recovery charges securing the bonds.

Risks Associated with Potential Judicial, Legislative or Regulatory Actions

      Future Legal Action Might Challenge or Invalidate the Financing Act or Financing Order and Materially Adversely Affect Your Investment. The storm-recovery property is created pursuant to the Financing Act and a financing order issued by the Florida Commission pursuant to the Financing Act. The Financing Act was enacted in June 2005. FPL is the first utility to issue bonds under the Financing Act.

      The Financing Act or any provisions thereof might be directly contested in courts or otherwise become the subject of litigation. As of the date of this prospectus, no such litigation has arisen; however, we cannot assure you that a lawsuit challenging the validity of the Financing Act will not be filed in the future or that, if filed, such lawsuit will not be successful. If an invalidation of any relevant underlying legislative provision or financing order provision were to result from such litigation, you may lose some or all of your investment or you may experience delays in recovering your investment. Please read "The Storm-Recovery Property and the Financing Act" in this prospectus.

      Laws with financing provisions similar to some provisions of the Financing Act have been enacted in other states, and some of these laws have been challenged by judicial actions. To date, none of these challenges has succeeded; however, a court might yet overturn a similar statute in another state, which might give rise to a challenge to the Financing Act or a financing order. Therefore, legal activity in other states might indirectly affect the value of your investment.

      Neither we nor FPL, nor any affiliate, successor or assignee, will indemnify you for any changes in the law, including any amendment or repeal of the Financing Act, that might affect the value of the bonds. FPL or a successor or assignee might, however, have to indemnify us if legal action based on law in effect at the time of the issuance of the bonds invalidates the storm-recovery property. Please read "The Sale Agreement--Indemnification."

      Future Florida Legislative Action Might Invalidate the Bonds or the Storm-Recovery Property. Under the Financing Act, the State of Florida has pledged not to alter the provisions of the Financing Act which make the storm-recovery charges imposed by a financing order irrevocable, binding and nonbypassable, or take any action which impairs or would impair the value of the storm-recovery property. For a description of this state pledge, please read "The Storm-Recovery Property and the Financing Act--The Financing Act Provides for the Recovery of Storm-Recovery Costs and the Issuance of Storm-Recovery Bonds--The Financing Act Contains a State Pledge" in this prospectus. Despite the state pledge, the Florida legislature might attempt to repeal the Financing Act, or attempt to amend the Financing Act, or, as described below, the Florida Commission might take certain actions that impair the storm-recovery property. As of the date of this prospectus, we are not aware of any pending legislation in the Florida legislature that would affect any provisions of the Financing Act.

      In addition, the citizens of the State of Florida have the right to amend the Florida constitution through initiative powers; however, the voters do not have the right to amend statutes through either the initiative or referendum power. Thus, it is possible that the voters of Florida, using their initiative powers, might amend or repeal the constitution in a manner affecting the Financing Act. The power to propose a revision or amendment to the Florida Constitution by initiative may be invoked by filing a petition signed by a number of voters in each of one-half of the congressional districts of the State, and of the State as a whole, equal to 8% of the votes cast in each district and in the State as a whole in the last election in which presidential electors were chosen. If this requirement is met, the amendment would be placed on a statewide ballot for approval by 60% of the State voters voting at the election (unless a different approval vote is required by the constitution for a particular amendment). We are unaware of any efforts to amend the constitution in a manner which would affect the Financing Act in any way.

      Further, nothing in the state pledge precludes any limitation or alteration of the Financing Act or a financing order if full compensation is made by law for the full protection of the storm-recovery charges collected pursuant to a financing order and of the holders of the bonds. It is unclear what "full compensation" and "full protection" would be afforded to holders of the bonds by the State if such limitation or alteration were attempted. Accordingly, no assurance can be given that any such provision would not adversely affect the market value of the bonds, or the timing or receipt of payments with respect to bonds.

      In the opinion of Sidley Austin LLP, counsel to FPL and us, with respect to applicable federal constitutional principles relating to the impairment of contracts, absent a demonstration that such action or inaction was necessary to serve a significant and legitimate public purpose, the bondholders (or the indenture trustee acting on their behalf) could successfully challenge the constitutionality of any law subsequently passed by the Florida legislature, any law voted by the people as a State constitutional amendment, any action of the Florida Commission exercising legislative powers, or any refusal to take any action required by the state pledge that limits, alters, impairs or reduces the value of the storm-recovery property so as to impair the terms of the indenture, the bonds, the storm-recovery charges or the rights and remedies of bondholders (or the indenture trustee acting on their behalf) if the repeal or amendment or the action or inaction would substantially impair the rights of the owners of the storm-recovery property or the bondholders. In the opinion of Squire, Sanders & Dempsey LLP, counsel to FPL and to us, under applicable Florida constitutional principles relating to the impairment of contracts, absent a demonstration that such action or inaction was necessary to serve a legitimate and important public purpose, the state pledge provides a basis upon which the bondholders (or the indenture trustee acting on their behalf) could successfully challenge any law subsequently passed by Florida legislature, any law voted by the people as a constitutional amendment, or any action of the Florida Commission exercising legislative powers or any refusal to take any action required by the state pledge determined by the court to reduce, alter or impair the value of the storm-recovery property so as to substantially impair the rights of the owners of the storm-recovery property or the bondholders. However, it might be possible for the Florida legislature to enact legislation, for the people of the State of Florida to pass a constitutional amendment, or for the Florida Commission to take action exercising legislative powers or to refuse to take action required by the state pledge that would impair the rights and remedies of bondholders without giving rise to an impairment of contract under federal and State constitutional principles, if such action or inaction occurs in order to serve a significant and legitimate public purpose (a legitimate and important public purpose under Florida law), such as protecting the public health and safety, or responding to a national or regional catastrophe affecting FPL's service area (such as a catastrophic hurricane or series of hurricanes), or if such action or inaction otherwise is in the valid exercise of the State's police power.

      Any such action or inaction by the State adversely affecting the storm-recovery property or the ability to collect storm-recovery charges might be considered a "taking" under the United States or Florida constitution. The State may then be obligated to pay the estimated value of the storm-recovery property at the time of the taking. We cannot assure you of the likelihood or legal validity of any action of this type by the State, or whether the action or inaction would be considered a taking. Even if such State action or inaction is treated as a taking and the State provides you with an amount deemed to be full compensation, that amount might not be sufficient for you to fully recover your investment.

      We cannot assure you that a repeal of or amendment to the Financing Act will not be sought or adopted or that any action or inaction by the State of Florida adverse to your investment in the bonds will not occur. The seller and the servicer have agreed to take legal or administrative action, including instituting legal action, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of or amendment to the Financing Act or a modification of the financing order or storm-recovery property. However, enforcement of any rights against the State or the Florida Commission under the state pledge may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against State and local governmental entities in Florida. These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court, or limitations on type and locations of courts in which the State or the Commission may be sued.

      Except as described in "The Sale Agreement--Indemnification," neither we nor FPL nor any successor or assignee will indemnify you for any changes in the law, including any amendment or repeal of the Financing Act, that might affect the value of the bonds.

      The Florida Commission Might Attempt to Take Actions Which Could Reduce the Value of Your Investment. The Financing Act provides that the financing order issued to FPL, or any successor or assignee, is irrevocable upon issuance of the bonds and is not subject to amendment, modification or termination by further action of the Florida Commission, except for the periodic true-up adjustments. Apart from the financing order, the Florida Commission retains the power to adopt, revise or rescind rules or regulations affecting the seller or a successor utility. The Florida Commission also retains the power to interpret and implement the financing order. Any new or amended regulations or orders by the Florida Commission, for example, could affect the ability of the servicer to collect the storm-recovery charges in full and on a timely basis. The servicer has agreed to take legal or administrative action to resist any Florida Commission rule, regulation or decision that would violate the state pledge. We cannot assure you that the servicer would be successful in its efforts. Thus, future Florida Commission rules, regulations or decisions might adversely affect the rating of the bonds, their price or the rate of storm-recovery charge collections and, accordingly, the amortization of bonds and their weighted average lives. As a result, you could suffer a loss of your investment.

      The servicer is required to file with the Florida Commission, on our behalf, periodic true-up adjustments of the storm-recovery charges. The Florida Commission is obligated under the financing order to administratively approve the requested adjustment (including, if applicable, the correction of any mathematical error in such calculations) within 60 days of the date of the request for adjustment. Please read "FPL's Financing Order--FPSC- Guaranteed True-Up Mechanism" and "The Servicing Agreement--The Florida Commission's Storm-Recovery Charge Adjustment Process." However, true-up adjustments could be challenged, and any such challenge could result in costly and time-consuming litigation, and such litigation could result in a shortfall or material delay in storm-recovery charge collections.

      A Municipal Entity May Seek To Acquire Portions Of FPL's Electric Distribution Facilities And Avoid Payment Of The Storm-Recovery Charges. Florida law authorizes municipalities to seek to acquire portions of FPL's electric distribution facilities through voluntary transactions or the power of eminent domain for use as part of municipally-owned utility systems. Although the power of eminent domain has not been used by municipalities in Florida in recent times to acquire electric distribution systems, there was one such voluntary transaction in 2005 and others are reportedly under consideration. There can be no assurance that one or more municipalities will not seek to acquire some or all of FPL's electric distribution facilities while bonds remain outstanding. The Financing Act specifies that storm-recovery charges approved by a financing order shall be collected by an electric utility as well as its "successors or assignees." In the servicing agreement, FPL has covenanted to assert in an appropriate forum that any municipality that acquires any portion of FPL's electric distribution facilities by eminent domain must be treated as a successor to FPL under the Financing Act and the financing order and that customers in such municipalities remain responsible for payment of storm-recovery charges. However, the involved municipality might assert that it should not be treated as a successor to FPL for these purposes and that its distribution customers are not responsible for payment of storm-recovery charges. In any case, we cannot assure you that the storm-recovery charges will be collected from customers of municipally-owned utilities who were formerly customers of FPL and that such an occurrence might not affect the timing or receipt of payments with respect to the bonds.

Servicing Risks

      Inaccurate Forecasting of Electricity Consumption or Unanticipated Delinquencies or Charge-offs Could Result in Insufficient Funds. The storm-recovery charges are generally assessed based on customer usage, i.e., kilowatt-hours of electricity consumed by customers. The storm-recovery charges are calculated by the servicer according to the methodology approved by the financing order, which includes the allocation of cost responsibility among customer rate classes based upon the cost responsibilities approved in FPL's most recent filed rate case. In addition, the servicer is required to file with the Florida Commission, on our behalf, periodic true-up adjustment requests for the storm-recovery charges. These adjustments are intended to provide, among other things, for timely payment of the bonds, but the frequency of these adjustments is limited. The servicer will generally base its adjustments on any shortfalls during the prior adjustment period and on projections of future electricity usage and the customers' ability to pay their electric bills in full and on a timely basis. Please read "The Servicing Agreement--The Florida Commission's Storm-Recovery Charge Adjustment Process." If the servicer inaccurately forecasts electricity consumption or underestimates customer delinquencies or write-offs when setting or adjusting the storm-recovery charges, or if the effectiveness of the adjustments is delayed for any reason, there could be a shortfall or material delay in storm-recovery charge payments. A shortfall or material delay in collecting storm-recovery charges could result in payments of principal of the bonds not being made according to the expected sinking fund schedule and a lengthened weighted average life of the bonds.

      Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:

      o warmer winters or cooler summers than forecasted, resulting in less electricity consumption than forecasted;

      o general economic conditions being worse than expected, causing customers to migrate from FPL's service territory or reduce their electricity consumption;

      o the occurrence of a natural disaster, such as a hurricane, or an act of war or terrorism or other catastrophic events unexpectedly disrupting electrical service and reducing usage;

      o unexpected problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;

      o large customers unexpectedly ceasing business or departing FPL's service territory;

      o dramatic and unexpected changes in energy prices resulting in decreased consumption;

      o customers consuming less electricity than forecasted because of increased conservation efforts or increased electric usage efficiency; or

      o large customers switching to alternative sources of energy, including self-generation or co-generation of electric power in some cases without using FPL's transmission or distribution system. Self-generators that receive no transmission or distribution service from FPL are not liable for the storm-recovery charge. The Financing Act and financing order do not provide for exit fees to be charged to any customers that might leave the grid to self-generate. Please read "The Storm-Recovery Property and the Financing Act" in this prospectus.

      Inaccurate forecasting of delinquencies or charge-offs by the servicer could result from, among other things:

      o unexpected deterioration of the economy, the occurrence of a natural disaster, an act of war or terrorism or other catastrophic events causing greater charge-offs than expected or forcing FPL or a successor utility to grant additional payment relief to more customers;

      o an unexpected change in law that makes it more difficult for FPL or a successor distribution company to terminate service to nonpaying customers, or that requires FPL or a successor to apply more lenient credit standards for customers; or

      o the unexpected introduction into the energy markets, as a result of a fundamental change in the regulation of electric utilities in Florida, of alternative energy suppliers who are authorized to collect payments arising from the storm-recovery charges, but who may fail to remit customer charges to the servicer in a timely manner.

      Changes to Billing and Collection Practices Might Reduce the Amount of Funds Available for Payments on the Bonds. The methodology of determining the amount of the storm-recovery charge billed to each customer is specified in the financing order. Although FPL may not change this methodology, FPL, as servicer, may set, and may change, its own billing and collection arrangements with each customer. For example, to recover part of an outstanding electricity bill, FPL might agree to extend a customer's payment schedule or to write-off the unpaid portion of the bill. Similarly, the Florida Commission might require changes to these practices. Under the methodology specified in the financing order, this might result in an extension of the customer's payment of storm-recovery bond charges. Thus, any changes in billing and collection practices or regulations might make it more difficult for the servicer to collect the storm-recovery bond charge, and might adversely affect the value of the bonds and their weighted average lives. The servicing agreement provides, however, that the servicer will not take any action that will adversely impair our interest in the storm-recovery property.

Storm-Related Risks

      Storm Damage to the Service Area Could Impair Payment of the Bonds. FPL's service area was impacted by seven severe hurricanes in 2004 and 2005, disrupting FPL's operations, depleting its storm-recovery reserve and (with storm damage to other utilities) leading the Florida legislature to enact the Financing Act. Future storms could have similar effects. Transmission, distribution and usage of electricity could be interrupted temporarily, reducing the collections of storm-recovery charges. There could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity in the FPL service area, which could cause the per-kWh storm-recovery charge to be greater than expected. Legislative action adverse to the bondholders might be taken in response, and such legislation, if challenged as violative of the state pledge, might be defended on the basis of public necessity. Please read "The Storm-Recovery Property and the Financing Act--The Financing Act Provides for the Recovery of Storm-Recovery Costs and the Issuance of Storm-Recovery Bonds--The Financing Act Contains a State Pledge" and "Risk Factors--Risks Associated with
Potential Judicial, Legislative or Regulatory Actions--Future Florida Legislative Action Might Invalidate or Impair the Bonds or the Storm-Recovery Property" in this prospectus.

      The Florida Commission May Authorize and FPL May Cause to be Issued Additional Series of Bonds Which Could Adversely Affect Your Security Interests. FPL may cause the issuance of storm-recovery bonds authorized under separate financing orders under separate indentures, by another issuing entity, without notice to you and without your prior review and approval, but not if it would result in the credit ratings on any outstanding bonds being reduced or withdrawn. We sometimes refer to this condition as the rating agency condition. Any additional series of storm-recovery bonds would be secured by a pledge of separate storm-recovery property, and this storm-recovery property may have different characteristics than the storm-recovery property securing the bonds of another series. We cannot assure you that any additional series of storm-recovery bonds issued by such other entity will not experience a default, and, in such event, it is possible that the holders of the defaulted storm-recovery bonds (or their representatives) may attempt to institute bankruptcy proceedings against FPL and to replace FPL as servicer for these bonds.

      Please read "Description of the Bonds--Conditions of Issuance of Additional Series and Acquisition of Additional Storm-Recovery Property" in this prospectus.

Risks Associated with Potential Bankruptcy Proceedings

      Bankruptcy of FPL or any Successor or Assignee Could Result in Losses or Delays in Payments on the Senior Secured Storm-Recovery Bonds. The Financing Act provides that as a matter of Florida law:

      o the rights of a selling utility in storm-recovery property assignable under the Financing Act or a financing order, prior to sale, are contract rights of the seller;

      o the seller may make a present transfer of its rights under the financing order, including the right to impose, bill, collect and receive future storm-recovery charges that customers do not yet owe, and each such transfer is considered to be a transaction in the ordinary course of business;

      o upon the transfer to us, the rights will become storm-recovery property and storm-recovery property constitutes a present property right, even though the imposition and collection of storm-recovery charges depend on further acts that have not yet occurred; and

      o a transfer of the storm-recovery property from the seller to us is a true sale of the storm-recovery property, not a pledge of the storm-recovery property to secure a financing by the seller.

      Please read "The Storm-Recovery Property and the Financing Act" in this prospectus. These four provisions are important to maintaining payments on the bonds in accordance with their terms during any bankruptcy of FPL. In addition, we have structured the transaction with the objective of keeping us separate from FPL in the event of a bankruptcy of FPL.

      The Financing Act further provides that the interest of a transferee, purchaser, acquirer, assignee, or pledgee in storm-recovery property specified in the financing order, and in the revenue and collections arising from that property, is not subject to setoff, counterclaim, surcharge, or defense by the electric utility or any other person or in connection with the reorganization, bankruptcy, or other insolvency of the electric utility or any other entity.

      A bankruptcy court generally follows state property law on issues such as those addressed by the four provisions described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a bankruptcy of FPL refused to enforce one or more of the State property law provisions described above for this reason, the effect of this decision on you as a bondholder would be similar to the treatment you would receive in a bankruptcy of FPL if the bonds had been issued directly by FPL. A decision by the bankruptcy court that, despite our separateness from FPL, our assets and liabilities and those of FPL should be consolidated would have a similar effect on you as a bondholder.

      We have taken steps together with FPL, as the seller, to reduce the risk that in the event FPL or an affiliate of FPL were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of FPL or an affiliate. Nonetheless, these steps might not be completely effective, and thus if FPL or an affiliate of FPL were to become a debtor in a bankruptcy case, a court may order that our assets and liabilities be consolidated with those of FPL or the affiliate. This might cause material delays in payment of, or losses on, your bonds and might materially reduce the value of your investment in the bonds. For example:

      o without permission from the bankruptcy court, the indenture trustee might be prevented from taking actions against FPL or recovering or using funds on your behalf or replacing FPL as the servicer;

      o the bankruptcy court might order the indenture trustee to exchange the storm-recovery property for other property, which might be of lower value;

      o tax or other government liens on FPL's property that arose after the transfer of the storm-recovery property to us might nevertheless have priority over the indenture trustee's lien and might be paid from storm-recovery charge collections before payments on the bonds;

      o the indenture trustee's lien might not be properly perfected in storm-recovery property collections that were commingled with other funds of FPL collected from customers as of the date of FPL's bankruptcy, or might not be properly perfected in all of the storm-recovery property, and the lien might therefore be set aside in the bankruptcy, with the result that the bonds would represent only general unsecured claims against FPL;

      o the bankruptcy court might rule that neither our property interest nor the indenture trustee's lien extends to storm-recovery charges in respect of electricity consumed after the commencement of FPL's bankruptcy case, with the result that the bonds would represent only general unsecured claims against FPL;

      o we and FPL might be relieved of the obligation to make any payments on the bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the case;

      o FPL might be able to alter the terms of the bonds as part of its plan of reorganization;

      o the bankruptcy court might rule that the storm-recovery charges should be used to pay a portion of the cost of providing electric service;

      o the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim of actual damages against FPL which might be difficult to prove;

      o the sale of the storm-recovery property might be construed as a financing and not a sale which might delay or limit payment on the bonds;

      o claims against FPL or any successor or assignee might be limited in the event of a bankruptcy of the seller;

      o a bankruptcy of FPL or any successor or assignee could limit the remedies available to the indenture trustee;

      o if the servicer defaults or enters bankruptcy proceedings, it might be difficult to find a successor servicer and payments on the bonds might be suspended;

      o the servicer will commingle the storm-recovery charges with other revenues which might obstruct access to the storm-recovery charges in case of bankruptcy of the servicer;

      o if the servicer enters bankruptcy proceedings, the collections of the storm-recovery charges held by the servicer as of the date of bankruptcy might constitute voidable preferences; or

      o bondholders of another series of storm-recovery bonds might attempt to obtain access to the collateral for the bonds, resulting in losses or a delay in payment on the bonds.

      Please read "How a Bankruptcy Might Affect Your Investment."

Other Risks Associated with an Investment in the Bonds

      The Obligation of the Seller or Servicer to Indemnify us for a Breach of a Representation, Warranty or Covenant Might Not be Sufficient to Protect Your Investment. FPL is obligated under the sale agreement to indemnify us and each indenture trustee, for itself and on behalf of the storm-recovery bondholders, only in specified circumstances. FPL will not be obligated to repurchase the storm-recovery property in the event of a breach of any of its representations, warranties or covenants regarding the storm-recovery property. Similarly, FPL is obligated under the servicing agreement to indemnify us and the indenture trustee, for itself and on behalf of the bondholders only in specified circumstances. Please read "The Sale Agreement" and "The Servicing Agreement."

      Neither the indenture trustee nor the bondholders will have the right to accelerate payments on the bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture as described in "Description of the Bonds--Events of Default; Rights Upon Event of Default." Furthermore, FPL might not have sufficient funds available to satisfy its indemnification obligations, and the amount of any indemnification paid by FPL might not be sufficient for you to recover all of your investment in the bonds. In addition, if FPL becomes obligated to indemnify bondholders, the ratings on the bonds might be downgraded as a result of the circumstances causing the breach and the fact that bondholders will be unsecured creditors of FPL with respect to any of these indemnification amounts. FPL will not indemnify any person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the bonds, or for any consequential damages, including any loss of market value of the bonds resulting from a default or a downgrade of the ratings of the bonds. Please read "The Sale Agreement--Seller Representations and Warranties" and "--Indemnification" in this prospectus.

      Absence of a Secondary Market for the Bonds Might Limit Your Ability to Resell Bonds. The underwriters for the bonds may assist in resales of the bonds but they are not required to do so. A secondary market for the bonds might not develop. If a secondary market does develop, it might not continue or there might not be sufficient liquidity to allow you to resell any of your bonds. We do not anticipate that any bonds will be listed on any securities exchange.

      FPL's Credit Ratings May Affect the Market Value of Your Bonds. Although FPL is not an obligor on the bonds, a downgrading of FPL's current credit ratings might have an adverse effect, at least temporarily, on the market value of the bonds. Credit ratings may change at any time. A rating agency has the authority to revise or withdraw its rating based solely upon its own judgment.

      The Ratings Are No Indication of the Expected Rate of Payment of Principal on the Bonds and We Might Pay Principal of the Bonds Later than Expected. Each tranche of bonds of each series will be rated by one or more established rating agencies. A rating is not a recommendation to buy, sell or hold bonds. The ratings merely analyze the probability that we will repay the total principal amount of the bonds at final maturity (which is later than the expected maturity date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule. Thus, we might repay the principal of the bonds later than you expect, which may materially reduce the value of your investment.

               THE STORM-RECOVERY PROPERTY AND THE FINANCING ACT

The Storm-Recovery Property

      In general terms, all of the rights and interests of FPL that relate to the bonds under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus as the storm-recovery property. The storm-recovery property includes the right to impose, collect and receive, through the applicable storm-recovery charges payable by customers who receive electric transmission or distribution service from FPL or its successors or assignees under rate schedules approved by the Florida Commission or under special contracts, including the State and other governmental entities, an amount sufficient to pay scheduled principal and interest and to make other deposits in connection with the bonds. During 2006, approximately 3.9% of FPL's total retail billed electric consumption was by industrial customers, approximately 42.9% was by commercial customers and approximately 52.6% was by residential customers, with other entities comprising approximately 0.5% of FPL's total retail billed electric consumption. Except in their capacity as customers, neither the State nor any political subdivision, agency, authority or instrumentality of the State, nor any other entity, will be obligated to provide funds for the payment of the bonds.

      The storm-recovery property is not a receivable, and the principal collateral securing the bonds is not a pool of receivables. Storm-recovery charges authorized in the financing order are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Florida Commission, except for at least semiannual true-up adjustments to correct overcollections or undercollections and to provide for the recovery of amounts sufficient to pay scheduled principal and interest on the bonds and other costs, including fees and expenses, in connection with the bonds on a timely basis. Please read "FPL's Financing Order--FPSC- Guaranteed True-Up Mechanism" in this prospectus. All revenues resulting from storm-recovery charges are part of the storm-recovery property.

      The storm-recovery property relating to each series of bonds is described in more detail under "The Sale Agreement--Sale and Assignment of Storm-Recovery Property" in this prospectus.

      We will issue not to exceed $708,000,000 in principal amount of the bonds to finance the purchase of the storm-recovery property from FPL. The servicer will bill and collect storm-recovery charges allocable to the bonds and will remit the collections to the indenture trustee. FPL will include the storm-recovery charges (which may relate to one or more series of bonds) as a separate line item on its customers' bills.

      Because the amount of storm-recovery charge collections will depend largely on the amount of electricity consumed by customers of FPL or its successor, the amount of collections may vary substantially from year to year. Please read "Florida Power & Light Company: the Seller and Initial Servicer of the Storm-Recovery Property" in this prospectus.

      Under the Financing Act and the indenture, each indenture trustee or the holders of the bonds have the right to foreclose or otherwise enforce the lien on the storm-recovery property. However, in the event of foreclosure, there is likely to be a limited market, if any, for the storm-recovery property. Therefore, foreclosure might not be a realistic or practical remedy. Please read "Description of the Bonds--Events of Default; Rights Upon Event of Default" in this prospectus.

The Financing Act Authorizes Utilities to Recover Storm-Related Costs Through the Issuance of Storm-Recovery Bonds

      During 2004 and 2005, Florida was struck with a series of hurricanes causing widespread damage to infrastructure and power outages throughout the State. In response to the damage to utility infrastructure and to address the adequacies of reserves set aside to deal with future storm activity, the Florida legislature enacted the Storm-Recovery Financing Act, codified as Section 366.8260, Florida Statutes.

      The Financing Act gives Florida investor-owned electric utilities the opportunity to finance the recovery of costs resulting from named tropical storms or hurricanes that occurred during 2004, and thereafter, through the issuance of storm-recovery bonds, which includes the bonds offered by this prospectus. Under the Financing Act, Florida utilities may finance the costs of (a) construction, repair and replacement of electric generation, transmission and distribution facilities (after insurance recoveries and other adjustments), (b) storm-recovery reserves, (c) retiring any existing indebtedness relating to storm-recovery activities, and (d) issuing storm-recovery bonds.

      In order to finance their storm-recovery costs, reserves authorized by the Florida Commission and financing costs, Florida utilities must apply for a financing order under the Financing Act. As described below, FPL applied for the first such financing order, which was issued by the Florida Commission on May 30, 2006, and amended on July 21, 2006.

The Financing Act Provides for the Issuance of Financing Orders

      The Financing Act authorizes the Florida Commission to issue financing orders. A financing order provides for the creation of storm-recovery property, including the right to impose, bill, collect and receive the storm-recovery charges and the issuance of storm-recovery bonds.

      In addition, each financing order will:

      o authorize the transfer of storm-recovery property to the issuing entity to secure storm-recovery bonds;

      o establish procedures for establishing the initial storm-recovery charges and for periodic true-up adjustments to storm-recovery charges in the event of overcollection or undercollection of storm-recovery charges;

      o remain in effect until the storm-recovery bonds issued pursuant to the order have been paid in full and the Florida
            Commission-approved financing costs of such bonds have been recovered in full; and

      o remain in effect and unabated notwithstanding the reorganization, bankruptcy, or other insolvency proceedings of the utility or its successors or assignees.

      Having issued the financing order, the Florida Commission may not, in exercising its powers and carrying out its duties regarding any matter within its authority, consider storm-recovery bonds issued pursuant to the financing order to be the debt of FPL other than for federal income tax purposes, consider the storm-recovery charges paid under the order to be the revenue of FPL for any purpose, or consider the storm-recovery costs or financing costs specified in the order to be the costs of FPL, nor may it determine any action taken by FPL which is consistent with the order to be unjust or unreasonable.

The Financing Act Provides for the Creation of Storm-Recovery Property to Secure the Bonds

      The Financing Act authorizes the Florida Commission, through issuance of a financing order, to provide for the creation of storm-recovery property to secure repayment of storm-recovery bonds. Storm-recovery property is defined under the Financing Act to include (i) the rights and interests of an electric utility or its successor or assignee under a financing order, including the right to impose, collect and receive storm-recovery charges established in the financing order and to obtain periodic adjustments to storm-recovery charges, and (ii) all revenues, collections, claims and rights arising from the rights and interests described in clause (i).

      Pursuant to the Financing Act and a financing order, a utility (or its successor or assignee) is authorized to impose and collect a non-bypassable, usage based, storm-recovery charge from all customers receiving transmission or distribution service from the electric utility (or its successors or assignees) under Florida Commission-approved rate schedules or under special contracts (i.e., contracts with large industrial users), even if the customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida. Under current law, customers of Florida electric utilities cannot buy their electricity from alternative electric suppliers. FPL has not entered into any special contracts with its industrial customers.

      The storm-recovery charge authorized to be imposed and collected pursuant to the Financing Act and a financing order will recover, (among other financing costs) all principal of and interest on of the bonds, and any other costs of supporting, repaying and servicing storm-recovery bonds, as more fully described below.

      FPL's right to recover tax-related financing costs through the storm-recovery charge will not be transferred to us. This right and the related charges are not included in the storm-recovery property or storm-recovery charges, as these terms are used in this prospectus.

The Financing Act Provides for the Recovery of Storm-Recovery Costs and the Issuance of Storm-Recovery Bonds

      The Financing Act contains a number of provisions designed to facilitate recovering storm-recovery costs and the issuance of storm-recovery bonds.

      A Financing Order is Irrevocable. Once storm-recovery bonds have been issued or storm-recovery property has been transferred under an effective financing order, the financing order, together with the storm-recovery charges established in the order, is irrevocable and not subject to amendment, modification or termination by the Florida Commission. The only exception is for periodic true-up adjustments pursuant to the Financing Act in order to correct overcollections or undercollections of storm-recovery charges and to provide that sufficient funds are available for payments of scheduled principal and interest on the storm-recovery bonds and other costs, including fees and expenses, in connection with the bonds on a timely basis.

      The Financing Act Contains a State Pledge. Under the Financing Act, the State of Florida has pledged to storm-recovery bondholders, that it will not take or permit any action that would (i) alter the provisions of the Financing Act which make the storm-recovery charges imposed by a financing order irrevocable, binding and nonbypassable, (ii) take any action that impairs or would impair the value of the storm-recovery property, or (iii) except for "true-up" adjustments discussed in the following paragraph, reduce, alter, or impair the storm-recovery charges to be imposed, collected and remitted to the issuing entity of storm-recovery bonds. The state pledge remains effective until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related storm-recovery bonds have been paid and performed in full. This state pledge does not preclude any limitation or alteration of the Financing Act or a financing order if "full compensation" is made by law for the "full protection" of the storm-recovery charges collected pursuant to a financing order and of the holders of the storm-recovery bonds or any financing party entering into a contract with the electric utility. Further, even after a financing order is effective, the Florida Commission retains the power to interpret the financing order. Please read "Risk Factors--Risks Associated with Potential Judicial, Legislative or Regulatory Actions" in this prospectus.

      The Florida Commission Must Approve Storm-Recovery Charges. The Financing Act requires the Florida Commission to provide a formula-based mechanism pursuant to which the storm-recovery charges are to be reviewed and adjusted at least semiannually. The purposes of these adjustments are:

      o to correct any overcollections or undercollections during the preceding remittance period, and

      o to provide for the recovery of amounts sufficient to timely provide all payments of scheduled principal and interest on the storm-recovery bonds, and related financing costs of supporting, repaying and servicing the storm-recovery bonds.

      Neither the Financing Act nor the financing order imposes any cap on the size of storm-recovery charges or on the time during which the storm-recovery charges may be imposed, billed or collected.

      Customers Cannot Avoid Storm-Recovery Charges. The Financing Act provides that the storm-recovery charges are non-bypassable. "Non-bypassable" means that an electric utility collects these charges from all the existing customers of the utility and all future customers receiving transmission or distribution service from the utility or its successors or assignees under Florida Commission approved rate schedules or under special contracts, even if the customer elects to purchase electricity from an alternative electricity suppliers following a fundamental change in regulation of public utilities in the State. Under current law, customers of Florida electric utilities cannot buy their electricity from alternative electric suppliers. Self-generators that receive no transmission or distribution service from FPL are not liable for the storm-recovery charge. The

Financing Act and the financing order do not provide for exit fees to be charged to any customers that might leave the grid to self-generate.

      Any successor to FPL, whether pursuant to any reorganization, bankruptcy, or other insolvency proceeding or whether pursuant to any merger or acquisition, sale, or other business combination, or transfer by operation of law, as a result of electric utility restructuring or otherwise, is required to perform and satisfy all obligations of, and will have the same rights under the financing order as, FPL in the same manner and to the same extent as FPL, including collecting and paying to us the revenues, collections, payments or proceeds of the storm-recovery property.

      The Financing Act Protects the Lien on Storm-Recovery Property for the Benefit of Bondholders. The Financing Act governs whether the transfer of storm-recovery property from the electric utility to an issuer of bonds, such as us, will be enforceable and will be perfected under Florida law and whether the security interest granted by us to the indenture trustee in the storm-recovery property will be perfected under Florida law. The Financing Act provides that a transfer of an interest in storm-recovery property to an assignee, or a security interest, will be enforceable when:

      o     the financing order is issued,

      o transfer documents have been executed and delivered in connection with the issuance of bonds, and

      o     value has been received.

      A transfer of or security interest in the storm-recovery property is perfected by means of a filing under the Financing Act. Upon perfection, the lien attaches both to storm-recovery property and to all proceeds of storm-recovery property, whether the related storm-recovery charges have accrued or not. Perfection of the indenture trustee's security interest in the storm-recovery property is necessary in order to establish the priority of the indenture trustee's security interests over claims of other parties to the storm-recovery property.

      The Financing Act provides that the priority of a security interest in storm-recovery property will not be impaired by:

      o later modifications to the financing order or storm-recovery property; or

      o commingling of funds arising from storm-recovery property with other funds, and that any other security interest that may apply to such funds are terminated when they are transferred pursuant to the Financing Act.

      The Financing Act Provides that the Transfer of Storm-Recovery Property Is a True Sale. The Financing Act provides that an electric utility's transfer of storm-recovery property is a "true sale" and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer (other than for federal and state income and franchise tax purposes). The transfer as a sale is not affected by:

      o commingling of amounts arising with respect to the storm-recovery property with other amounts;

      o retention by the electric utility of a partial or residual interest, including an equity interest, in the storm-recovery property, whether direct or indirect, or whether subordinate or otherwise;

      o any recourse that the transferee may have against the electric utility other than any such recourse created, contingent upon, or otherwise occurring or resulting from one or more of the electric utility's customers' inability to timely pay all or a portion of the storm-recovery charge;

      o any indemnifications, obligations, or repurchase rights made or provided by the electric utility, other than indemnity or repurchase rights based solely upon a electric utility's customers' inability to timely pay all or a portion of the storm-recovery charge;

      o the responsibility of the electric utility to collect storm-recovery charges, as servicer;

      o the treatment of the sale, conveyance, assignment, or other transfer for tax, financial reporting, or other purposes; or

      o granting or providing to holders of the bonds a preferred right to the storm-recovery property or credit enhancement by the electric utility or its affiliates with respect to the bonds.

      Please read "Risk Factors--The Risks Associated with Potential Bankruptcy Proceedings" and "How a Bankruptcy Might Affect Your
Investment--Bankruptcy of the Servicer" in this prospectus.

The Bonds are Legal Investments for Florida Investors that Require Statutory Authority

      Under the Financing Act, the following Florida entities may legally invest any sinking funds, moneys, or other funds belonging to them or under their control in the bonds:

      o the State, the investment board, municipal corporations, political subdivisions, public bodies, and public officers except for members of the Florida Commission;

      o banks and bankers, savings and loan associations, credit unions, trust companies, savings banks and institutions, investment companies, insurance companies, insurance associations, and other persons carrying on a banking or insurance business;

      o personal representatives, guardians, trustees, and other fiduciaries; and

      o all other persons whatsoever who are now or may hereafter be authorized to invest in bonds or other obligations of a similar nature.

                             FPL'S FINANCING ORDER

FPL's Storm-Recovery Financing Order

      On May 30, 2006 the Florida Commission issued to FPL its first financing order under the Financing Act. The Florida Commission's Order on Reconsideration was issued July 21, 2006, which clarified certain matters in the financing order and reaffirmed the financing order in all other respects. (When we refer to the financing order, we mean the financing order as clarified and affirmed.) No party appealed the financing order following rehearing and the financing order is final and non-appealable. After issuance of the bonds, the financing order, pursuant to the Financing Act, is irrevocable and is not subject to amendment, modification or termination by further action of the Florida Commission, except as contemplated by the periodic true-up adjustments.

      The financing order authorizes the issuance of storm-recovery bonds in one or more series in an aggregate amount not to exceed $708,000,000. We will not issue any storm-recovery bonds other than those authorized by the financing order.

Storm-Recovery Charges

      Storm-Recovery Charges Will Be Imposed in Amounts Sufficient to Pay the Bonds and Related Costs. Under the financing order, the Florida Commission authorizes FPL (or its successors) to impose, meter, charge, bill, collect and receive from its customers storm-recovery charges in an amount sufficient to retire the principal amount of the bonds in accordance with the expected sinking fund schedule, to pay all interest on those bonds when due, to pay fees and expenses of servicing those bonds and premiums, if any, associated with those bonds and to fund any required credit enhancement for those bonds. We may collect the storm-recovery charges until all such obligations are paid in full. Under the financing order, there is no limit on the amount of the storm-recovery charge.

      Each Rate Class Will Pay a Different Storm-Recovery Charge Based upon Ratemaking Cost-Allocation. Under the Financing Act and the financing order, storm-recovery charges are determined by allocating the revenue requirement payable from such charges among all customer rate classes in accordance with the cost-of-servicer methodology used in FPL's most recently filed rate case. The storm-recovery charge will be a single per kilowatt hour charge assessed against each rate class of customers as part of each customer's regular monthly billing.

      The defined classes of customers and their respective percentage allocations of responsibility for the payment of revenue requirements to be recovered from the storm-recovery charges based upon the most recent filed rate case by FPL and approved in the financing order are set forth below. The Allocation Percentages set forth below are approximate, as the actual allocation of payment responsibility is allocated by rate class, not the customer classes set forth below.


                                         Allocation
                    Class               Percentage*
                    -------------------------------
                    Residential               63.3%
                    Commercial                32.1%
                    Industrial                 1.4%
                    Other                      3.1%
                                        -----------
                                             100.0%
                                        ===========

---------
*     Note: Percentages may not add up due to rounding.

      If the allocation of responsibility for storm-recovery charges changes prior to the issuance of any series of bonds, the revised allocation will be disclosed in the prospectus supplement related to such series of bonds.

      Although the storm-recovery charges payable by each class of customers will differ, any deficiency in the payment of such charges by any class of customers will be included in determining the revenue requirement used in calculating the next "true-up" adjustment for all customers. Please read "FPL's Financing Order--FPSC- Guaranteed True-Up Mechanism" below.

      The Financing Order Provides a Procedure to Calculate the Initial Storm-Recovery Charge. The initial storm-recovery charges will be determined in accordance with the financing order and filed with the Florida Commission as part of the bond approval process described below. Please read "FPL's Financing Order--Bond Issuance Approval Process" below. The approximate initial storm-recovery charge for a typical residential customer for any series of bonds will be set forth in the prospectus supplement for such bonds. The storm-recovery charges will become effective for all billings on and after the date of issue of the bonds and will be subject to periodic true-up as described below.

      FPL Will Collect the Storm-Recovery Charges as Initial Servicer. Storm-recovery charges will be assessed by FPL, as the initial servicer, for our benefit as owner of the storm-recovery property. Storm-recovery charges will be based on a customer's actual consumption of electricity from time to time. Storm-recovery charges will be collected by FPL from customers as part of its normal collection activities. Storm-recovery charges will be deposited by FPL into the collection account under the terms of the indenture and the servicing agreement. FPL will deposit in the collection account estimated payments of storm-recovery charges on each business day. The estimated payments made by the servicer will be based upon the average number of days each bill remains outstanding, adjusted for any expected delinquencies. Estimated remittances will be reconciled with actual storm-recovery bond collections at least annually, and the over- or under-collection credited to or remitted by the servicer. Please read "The Servicing Agreement" in this prospectus.

      Partial Payments of Storm-Recovery Charges Will Be Pro-Rated. If a customer pays only a portion of its bill, a pro-rata amount (based on all charges billed to such customer) of storm-recovery charge revenues will be deemed to be collected. The portion owed in respect of storm-recovery charges may be further allocated among different series of storm-recovery bonds issued by us pursuant to the financing order, and possibly other series of storm-recovery bonds, issued by other special-purpose subsidiaries of FPL who have issued storm-recovery bonds under the Financing Act, based upon the size of the storm-recovery charges imposed with respect to each such series of storm-recovery bonds.

FPSC-Guaranteed True-Up Mechanism

      Storm-Recovery Charges Must Be Trued-Up At Least Semiannually. The Financing Act and the financing order require that storm-recovery charges be reviewed and adjusted at least semiannually. The rates at which storm-recovery charges are billed to customers will be adjusted to correct any overcollections or undercollections from prior periods. These adjustments are intended to ensure the recovery of amounts sufficient to retire the principal amount of the bonds in accordance with the expected sinking fund schedule, to pay all interest on those bonds when due, to pay fees and expenses of servicing those bonds and premiums, if any, associated with those bonds and to fund any required credit enhancement for those bonds. There are no caps on the level of storm-recovery charges that may be imposed on customers as a result of the true-up process and there is no limit on the period of time during which storm-recovery charges may be imposed, billed or collected.

      In addition to the semiannual true-up adjustments, the servicer is also required to implement (a) quarterly true-up adjustments if bonds are outstanding following the latest scheduled final payment date for the bonds, and (b) monthly true-up adjustments if bonds are outstanding after the date that is one year before the final maturity date of the bonds, to provide for payment of bonds and other required amounts and charges owing in connection with the bonds on the next payment date.

      The Florida Commission must be given at least 60 days' notice prior to making a true-up adjustment. The Florida Commission's review of any such adjustment request is limited solely to determining whether there is any mathematical error in the application of the formula-based mechanism relating to the appropriate amount of any overcollection or undercollection of storm-recovery charges and the amount of the adjustment. In the financing order, the Florida Commission has guaranteed that it will either approve the requested true-up calculation, or inform FPL of any mathematical error in calculation, so that the true-up is implemented within 60 days of the original true-up filing. If no action is taken by the Florida Commission, the true-up calculation will be deemed correct within 60 days of filing, and FPL will be authorized to put such adjustment into effect.

      The servicer is also authorized under the financing order and required under the servicing agreement to request a non-standard true-up adjustment if, due to the filing of a base rate application by the electric utility, the allocation of responsibility for payment of the storm-recovery charges is altered. In this case, the revised storm-recovery charges will be effective simultaneously with the approval of any base rate case filing.

      In addition, the financing order authorizes the servicer to seek an amendment to the true-up mechanism if it deems it necessary or appropriate to address any material deviations between storm-recovery charge collections and payment requirements. Any such amendment would be subject to a 60-day approval process, and could be undertaken only if such change would not adversely affect the credit ratings on any outstanding bonds.

      FPSC-Guaranteed True-Up Mechanism as Regulatory Guaranty. In the financing order, the Commission determined that the FPSC-guaranteed true-up mechanism, as required to be implemented pursuant to the financing order, together with the broad-based nature of the state pledge, constitute a guarantee of regulatory action for the benefit of the storm-recovery bondholders. The financing order also provides that the true-up mechanism and all other obligations of the Florida Commission pursuant to its irrevocable financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds, and are legally enforceable against the Florida Commission, a United States public sector entity. As described under "FPL Recovery Funding LLC, the Issuing Entity--We Are Responsible to the FPSC," the financing order makes us accountable to the Florida Commission.

      The Florida Commission guarantees pursuant to the irrevocable financing order, as expressly required by the Financing Act, that it will act to ensure that storm-recovery charges are sufficient to pay principal and interest on the bonds and other costs, including fees and expenses, in connection with the bonds on a timely basis.

      FPSC-Guaranteed True-Up Mechanism and State Pledge. The State has pledged in the Financing Act that it will not take or permit any action that would impair the value of the storm-recovery property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the storm-recovery charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the bonds, have been paid and performed in full.

FPSC-Guaranteed True-Up Mechanism - Credit Risk

      The Florida Commission determined, in the financing order, that the FPSC-guaranteed true-up mechanism, together with the broad-based nature of the state pledge set forth in Section 366.8260(11) of the Financing Act, constitute a guarantee of regulatory action for the benefit of investors in the bonds. The Florida Commission further determined that it expected stress case analyses to show that these features will serve to effectively eliminate for all practical purposes and circumstances any credit risk associated with the bonds (i.e., that sufficient funds will be available and paid to discharge all principal and interest obligations when due). The Florida Commission directed in the financing order that this transaction be structured consistent with this expectation. With respect to the foregoing, interest is due on each payment date and principal is due upon the final maturity date for each tranche. See the Financing Order, Finding of Fact No. 81. The results of the stress case analyses demonstrating compliance with this Florida Commission directive will be described in any prospectus supplement relating to the applicable series of bonds. See also "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus for further information.

FPSC-Guaranteed True-Ups: Entire Private Sector Default

      While the following discussion is premised upon factual assumptions which FPL and we believe are unlikely, the underlying legal principle discussed below may have some applicability to foreign investors seeking favorable risk weighting treatment from foreign regulators. Please read "Risk Weighting of the Bonds Under Certain International Capital Guidelines."

      In the unlikely event that all customers (other than State and local government accounts) fail to pay the storm-recovery charges that service the bonds, the State and local government accounts that continue to purchase electric distribution or transmission service from FPL or its successors or assignees under Commission approved rate schedules or special contracts, pursuant to the Commission guaranteed true-up mechanism described above, in their capacity as customers, would become responsible for paying storm-recovery charges sufficient to service the bonds. Such storm-recovery charges would be a direct claim on such governmental entities, but only in their capacity as customers. The following diagram depicts the operation of the Commission-guaranteed true-up mechanism if these events were ever to occur. There is no assurance that the State or such local government agencies, even though there is a direct claim on them, would pay such storm-recovery charges.



                    ---------------------------------------------             --------------------------------
                     Storm-Recovery Charges Calculated on All FPL                   Florida Public Sector
                      Customers Based on Electricity Consumption                   (State/Local/Government)
                    ---------------------------------------------             --------------------------------
                                         |                                                           /|\
                                         |                                                            |
                                         |                                                            |
                                         |                                                            |
                                        \|/                                                           |
                    ---------------------------------------------                                     |
                         Florida Public and Private Sector                                            |
                      (Residential/Commercial/Industrial/Other)                                       |
                    ---------------------------------------------                                     |
                                         |                                                            |
                                         |                                                            |
                                         |                                                            |
                                         |                                       FPSC-Guaranteed      |
                                        \|/                                --------------------------
                    ---------------------------------------------               True-Up Mechanism     Charges to public sector
                         If all private sector fails to pay the                                        customers increase to the
                              charges for whatever reason                                             full extent needed to pay
                    ---------------------------------------------                                     principal and interest and
                                                                                                         associated expenses


Bond Issuance Approval Process

      The financing order provides a procedure for the approval of the terms of the storm-recovery bond issuance and the effectiveness of the initial storm-recovery charges. On the first business day following the determination of the final terms of the bonds of any series and prior to their issuance, FPL is required to file with the Florida Commission an issuance advice letter, which will:

      o evidence the actual terms on which the bonds of such series will be issued,

      o show the actual dollar amount of the initial storm-recovery charges relating to the bonds of such series, and

      o certify that the structuring, marketing and pricing of each tranche of bonds of such series in fact achieved the lowest cost objective as set forth in the financing order.

      The issuance advice letter becomes effective on the date of issuance of the bonds unless the Florida Commission issues a "stop order," prior to 5:00 p.m. EST on the third business day after the determination of the final terms of such bonds, that the proposed issuance does not comply with the requirements of the Financing Act or the financing order. Unless the Florida Commission determines that the transaction does not comply with applicable law and the financing order (including the delivery of required certifications), the delivery of the bonds will proceed without any further action of the Florida Commission. The Florida Commission may not issue a "stop order" for any other reason, including a change in market conditions after the time of pricing.

                 FPL RECOVERY FUNDING LLC, THE ISSUING ENTITY

      We are a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to the limited liability company agreement executed by our sole member, FPL, as such agreement may be amended, and the filing of a certificate of formation with the Secretary of the State of Delaware. Our limited liability company agreement restricts us from engaging in activities other than those described in this section. We do not have any employees, but we will pay our member for administrative services in accordance with our limited liability company agreement. We have summarized selected provisions of our limited liability company agreement below. [We were originally capitalized on _________, 2007, with $_________.] On the date of issuance of the initial series of bonds, our capital will be equal to 0.50% of the original principal amount of such bonds. On the date of issuance of any subsequent series of bonds, our capital will be increased by the an amount equal to 0.50% of the original principal amount of such additional series of bonds or such greater or lesser amount as may allow us to achieve the desired security rating and treat such additional series of bonds as debt under the applicable IRS regulations.

      Our assets will consist of:

      o the storm-recovery property purchased on the date of issue of the bonds,

      o our rights under any sale agreement, any servicing agreement (including any amendments thereto), and the administration agreement executed in connection with the issuance of the bonds,

      o collections of storm-recovery charges that are allocated to us, trust accounts held by one or more indenture trustees and other credit enhancements acquired or held to ensure payment of the bonds, and

      o any money distributed by the indenture trustees from the collection accounts in accordance with the indentures.

      In the future, we may issue additional storm-recovery bonds authorized under the financing order and acquire additional assets which will be pledged to the payment of other storm-recovery bonds. We have covenanted not to issue additional bonds authorized by another financing order issued by the Florida Commission.

      As of the date of this prospectus, we have not carried on any business activities and have no operating history. Our limited liability company agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Restricted Purpose

      We have been created for the sole purpose of:

      o purchasing and owning the storm-recovery property and the other collateral created pursuant to a financing order;

      o registering and issuing storm-recovery bonds, including the bonds, each of which may be comprised of one or more tranches;

      o     making payment on the storm-recovery bonds, including the bonds;

      o     distributing amounts released to us;

      o pledging our interest in storm-recovery property and other collateral to an indenture trustee under an indenture in order to secure a series of bonds; and

      o performing other activities that are necessary, convenient or advisable to accomplish these purposes.

      Our limited liability company agreement does not permit us to engage in any activities not directly related to these purposes, including issuing or investing in additional securities, borrowing money or making loans to other persons. The list of permitted activities set forth in our limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of our independent manager.

Our Relationship with FPL

      On each issue date for a series of bonds FPL will sell storm-recovery property to us pursuant to a sale agreement between us and FPL. FPL will service the storm-recovery property pursuant to a servicing agreement between us and FPL related to one or more series of bonds. Please read "The Sale Agreement" and "The Servicing Agreement" in this prospectus. FPL will provide certain administrative services to us, pursuant to an administration agreement.

      We have covenanted not to issue additional bonds authorized by another financing order issued by the Florida Commission.

We are Responsible to the FPSC

      We are responsible to the State and the Florida Commission on an ongoing basis as provided in our organization documents, the transaction documents and the financing order. Specifically, pursuant to the financing order of the Florida Commission,

      o our organizational documents and transaction documents for the bonds prohibit us from engaging in any activities other than acquiring storm-recovery property, issuing storm-recovery bonds and performing other activities as described above,

      o we must respond to representatives of the Florida Commission throughout the process of offering the bonds, and

      o the servicer will file periodic adjustments to storm-recovery charges with the Florida Commission on our behalf.

      We have also agreed that all reports that we are required to file with the SEC and reports concerning storm-recovery charge collections will be provided to the Florida Commission. Please read "Continuing Disclosure."

Our Management

      Pursuant to the our limited liability company agreement, our business will be managed by [three] managers appointed from time to time by FPL or, in the event that FPL transfers its interest in us, by our owner or owners. Following the initial issuance of bonds, we will have an independent manager who, among other things, is not and has not been for at least five years from the date of his appointment:

      o a direct or indirect legal or beneficial owner of us, our owner, any of our respective affiliates or any of FPL's affiliates or of any major creditor (or any affiliate of any major creditor) of any of the foregoing,

      o any stockholder, member, partner, director, officer, affiliate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit from FPL (other than in such capacity as a ratepayer or customer of FPL in the ordinary course of business), or

      o     a member of the immediate family of any person described above.

The remaining managers will be employees or officers of FPL, its affiliates or any new owner. The managers will devote the time necessary to conduct our affairs. The following is a list of our managers as of the date of this prospectus:

  Name                            Age                Background

  ---------------------------    ----    -----------------------------------

  ---------------------------    ----    -----------------------------------

  ---------------------------    ----    -----------------------------------

FPL, as our sole member, will appoint one independent manager prior to the issuance of the initial series of bonds.

The Managers' Compensation and Limitation on Liabilities

      We have not paid any compensation to any manager since we were formed. We are not required to compensate the managers other than the independent managers for their services on our behalf. We will pay the independent managers annual fees from our revenues and will reimburse them for their reasonable expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent managers may employ in connection with the exercise and performance of their rights and duties under our limited liability company agreement, each indenture, each sale agreement and each servicing agreement. In the event that more than one series of storm-recovery bonds is issued, the administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding principal amounts of each series. Our limited liability company agreement provides that the managers will not be personally liable for any of our debts, obligations or liabilities. Our limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful. Unless ordered by a court, we will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, bad faith, fraud or a knowing violation of the law and were material to the cause of action. We will pay any indemnification amounts owed to the managers out of funds in the collection account, subject to the priority of payments described in "Security for the Bonds--How Funds in the Collection Account Will Be Allocated" in this prospectus.

We are a Separate and Distinct Legal Entity

      Under our limited liability company agreement, we may not file a voluntary petition for relief under the bankruptcy code without a unanimous vote of our managers, including the independent manager. FPL has agreed that it will not cause us to file a voluntary petition for relief under the bankruptcy code. Our limited liability company agreement requires us to maintain our existence separate from FPL including:

      o taking all reasonable steps to continue our identity as a separate legal entity;

      o making it apparent to third persons that we are an entity with assets and liabilities distinct from those of FPL, other affiliates of FPL, the managers or any other person and correcting any known misunderstandings; and

      o making it apparent to third persons that, except for federal and certain other tax and accounting purposes, we are not a division of FPL or any of its affiliated entities or any other person.

      Our principal place of business is 700 Universe Boulevard, Juno Beach, FL 33408 and our telephone number is (561)694-4000. Our limited liability company agreement may be amended by us and FPL with the consent of each indenture trustee, as well as satisfaction of the rating agency condition and the Florida Commission condition (described below). Please read "Description of the Bonds - Supplemental Indentures - Procedure for Obtaining Consent or Deemed Consent of the Florida Commission."

Administration Agreement

      Pursuant to an administration agreement between FPL and us, FPL will provide or arrange for the provision of administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file, qualifications to do business, and minutes of our managers' meetings. We will pay FPL a fixed fee of $125,000 per annum which will be applied to FPL's storm reserve, and we will reimburse FPL for all costs and expenses for services performed by unaffiliated third parties and actually incurred by FPL in performing such services described above.

      The administrator may not resign or be removed without satisfaction of the rating agency condition and the Florida Commission condition, and without the successor administrator assuming all of the obligations of the former administrator under the administration agreement. The Florida Commission has the authority to enforce all provisions of the administration agreement for the benefit of customers.

    FLORIDA POWER & LIGHT COMPANY: THE SELLER AND INITIAL SERVICER OF THE
                           STORM-RECOVERY PROPERTY

      FPL, a Florida corporation, is a rate-regulated utility, which, during 2006, provided electric service to a population of more than 8.5 million throughout most of the east and lower west coasts of Florida and served on average approximately 4.4 million customer accounts. The customer base includes a mix of residential, commercial and diversified industrial customers. For the year ended December 31, 2006, FPL provided approximately 107,513 gigawatt hours of electricity resulting in operating revenues of $11,988 million and operating income of $1,463 million. FPL, incorporated under the laws of the State of Florida in 1925, is an operating subsidiary of FPL Group. FPL Group is a holding company based in Juno Beach, Florida, whose other major operating (indirect) subsidiary, FPL Energy, LLC, is in the competitive energy business.

      FPL is primarily regulated by the Florida Commission and the Federal Energy Regulatory Commission, and its nuclear power plants are subject to the jurisdiction of the Nuclear Regulatory Commission.

      Where to Find Information About FPL. FPL files annual, quarterly and other reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of periodic reports and exhibits thereto may be obtained at the above location at prescribed rates. Information as to the operation of the public reference facilities is available by calling the SEC at 1-800-SEC-0330. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov. Information concerning FPL is not incorporated by reference into this prospectus.

Electric Revenues, Average Number of Customers and Billed Retail Electric Consumption

      FPL's customer base is divided into four classes: residential, commercial, industrial and other. Several rate sub-classes are included within each class differentiated by type and level of service, and the storm-recovery charge will be different for each rate sub-class, based upon the allocation of cost responsibility filed in the last FPL rate case.

      The following table shows the amount of FPL's retail billed electric revenues per customer class for each of the past five years, and the percentage of each customer class of the total retail billed revenues.


                                    Table 1
                    Retail Billed Electric Revenues(1) (2)
                                (in thousands)

                              2002       %          2003       %         2004       %          2005       %          2006       %
                        ---------------------------------------------------------------------------------------------------------
Residential.........    $4,085,721    58.1    $4,619,536    58.0   $4,755,319    57.0    $5,222,943    57.2     6,493,203    55.8
Commercial..........     2,669,759    37.9     3,033,417    38.1    3,265,391    39.1     3,566,227    39.1     4,688,991    40.3
Industrial..........       213,342     3.0       235,779     3.0      250,923     3.0       264,170     2.9       358,000     3.1
Other...............        66,355     0.9        69,988     0.9       69,848     0.8        74,838     0.8        88,596     0.8
                        ---------------------------------------------------------------------------------------------------------
     Total..........    $7,035,177   100.0    $7,958,720   100.0   $8,341,481   100.0    $9,128,178   100.0   $11,628,790   100.0
                        =========================================================================================================

      The following table shows the average number of FPL's customers in each customer class for the past five years and the percentage each customer class bears to the total average number of customers.


                                    Table 2
                    Average Number of Customer Accounts(2)

                              2002       %          2003       %         2004       %          2005       %          2006       %
                        ---------------------------------------------------------------------------------------------------------
Residential.........     3,566,169    88.7     3,652,666    88.7    3,744,920    88.6     3,828,375    88.6     3,906,270    86.6
Commercial..........       435,322    10.8       444,654    10.8      458,057    10.8       469,976    10.9       478,869    10.9
Industrial..........        15,535     0.4        17,032     0.4       18,516     0.4        20,391     0.5        21,212     0.5
Other...............         2,788     0.1         2,877     0.1        3,027     0.1         3,150     0.1         3,215     0.1
                        ---------------------------------------------------------------------------------------------------------
     Total..........     4,019,814   100.0     4,117,229   100.0    4,224,520   100.0     4,321,892   100.0     4,409,566   100.0
                        =========================================================================================================

      The following table shows the total retail billed electric consumption of FPL's customers in megawatt-hours (referred to as MWh) for the past five years for each customer class and the percentage each customer class bears to the total retail billed electric consumption.


                                    Table 3
                   Retail Billed Electric Consumption(2) (3)
                                     (MWh)

                              2002       %          2003       %         2004       %          2005       %          2006       %
                        ---------------------------------------------------------------------------------------------------------
Residential.........    50,864,926    53.2    53,484,924    53.8   52,502,422    53.0    54,348,188    53.1    54,570,485    52.6
Commercial..........    40,029,067    41.9    41,424,867    41.6   42,063,955    42.4    43,467,783    42.5    44,487,284    42.9
Industrial..........     4,057,210     4.2     4,004,121     4.0    3,964,149     4.0     3,912,708     3.8     4,035,970     3.9
Other...............       571,687     0.6       581,747     0.6      564,346     0.6       567,759     0.6       564,827     0.5
                        ---------------------------------------------------------------------------------------------------------
     Total..........    95,522,890   100.0    99,495,658   100.0   99,094,872   100.0   102,296,438   100.0   103,658,566   100.0
                        =========================================================================================================

(1) Excludes interchange power sales, the net change in unbilled revenues, deferred or recovered clause revenues, provision for retail rate refund and other operating revenues.
(2)   Columns may not add due to rounding.
(3)   Excludes interchange power sales and the net change in unbilled sales.

      The following table shows the average retail billed revenues (dollar/MWh) for each customer class for the past five years.

                                                         Table 4
                                             Retail Revenue Per Billed MWh(4)

                                                      2002         2003         2004          2005          2006
                                               -----------------------------------------------------------------
Residential
 Retail Billed Electric Revenue (thousands)     $4,085,721   $4,619,536   $4,755,319    $5,222,943    $6,493,203
 Retail Billed MWh.........................     50,864,926   53,484,924   52,502,422    54,348,188    54,570,485
 Revenue per Billed MWh....................         0.0803       0.0864       0.0906        0.0961        0.1190

 Commercial
 ----------
 Retail Billed Electric Revenue (thousands)     $2,669,759   $3,033,417   $3,265,391    $3,566,227    $4,688,991
 Retail Billed MWh.........................     40,029,067   41,424,867   42,063,955    43,467,783    44,487,284
 Revenue per Billed MWh....................         0.0667       0.0732       0.0776        0.0820        0.1054

 Industrial
 ----------
 Retail Billed Electric Revenue (thousands)       $213,342     $235,779     $250,923      $264,170      $358,000
 Retail Billed MWh.........................      4,057,210    4,004,121    3,964,149     3,912,708     4,035,970
 Revenue per Billed MWh....................         0.0526       0.0589       0.0633        0.0675        0.0887

 Other
 -----
 Retail Billed Electric Revenue (thousands)        $66,355      $69,988      $69,848       $74,838       $88,596
 Retail Billed MWh.........................        571,687      581,747      564,346       567,759       564,827
 Revenue per Billed MWh....................         0.1161       0.1203       0.1238        0.1318        0.1569

(4) Retail billed electric revenue excludes interchange power sales, the net change in unbilled revenues, deferred or recovered clause revenues, provision for retail rate refund and other operating revenues.


Percentage Concentration Within FPL's Large Commercial Customers

      For the year ended December 31, 2006, the ten largest electric customers represented approximately 6.8% of FPL's retail kilowatt-hour sales. In almost all cases, the customers are in the large commercial and industrial rate classes. There are no material concentrations in the residential class.

How FPL Forecasts the Number of Customers and the Amount of Electricity Consumption

      Accurate projections of the number of customers, consumption and retail electric revenues are important in setting, maintaining and adjusting the storm-recovery charge. The storm-recovery charge must be sufficient to recover interest on and principal of the bonds, to replenish any withdrawals from the capital subaccount and to pay the indenture trustee's fee, the servicing fee and the other expenses and costs associated with the bonds. Please read "The Storm-Recovery Property and the Financing Act--The Financing Act Provides for the Recovery of Storm-Recovery Costs and the Issuance of Storm-Recovery Bonds," "FPL's Financing Order--FPSC-Guaranteed True-Up Mechanism" and "Risk Factors--Servicing Risks" in this prospectus.

      FPL relies on econometrics as the primary tool for projecting future levels of customer growth, energy sales, and peak demand. An econometric model is a numerical representation, obtained through statistical estimation techniques, of the degree of relationship between a dependent variable, e.g., the level of energy sales, and the independent (explanatory) variables, such as customer growth, the local and national economy, price of electricity and weather. A change in any of the independent variables will result in a corresponding change in the dependent variable.

      The growth in customers in FPL's service territory is the primary driver of the projected growth in the level of energy sales. In order to project the growth in the number of customers, FPL's projections rely on population projections produced by the University of Florida.

      The use of electricity and the increased number of new customers are both linked directly to the performance of the local and national economy. FPL relies on the outlook for the state and national economy produced by Global Insight (formerly DRI-WEFA).

      The price of electricity reflects the Florida Commission-approved base rates and adjustment clauses. Fuel prices are a major driver in the price of electricity. Higher projected fuel prices are accounted for in two ways, in the higher price of electricity and in the higher levels of inflation that result as a consequence of the high fuel prices.

      Short-term fluctuations in the level of energy sales have its origin in observed random abnormal weather conditions. FPL assumes a normal weather outlook in developing its forecast and does not seek to forecast the future weather conditions.

      The forecast of energy sales consists of three steps. First, total Net Energy for Load (NEL), which is energy generated net of plant use, is projected. A more reliable econometric forecasting model is obtained for NEL, instead of billed energy sales, since the explanatory variables can be better matched to usage. This is so because the NEL data does not have to be attuned to account for billing cycle adjustments, which might distort the real time match between the production and consumption of electricity.

      Second, a line loss factor and a billing cycle adjustment are applied to the NEL to arrive at total use of electricity by the customer.

      Third, revenue class models are developed to distribute the forecast of total end-use sales of electricity to the different revenue classes (residential, commercial, industrial, etc.). These revenue class models are developed to obtain an objective allocation of the total energy sales among FPL's different revenue classes. The sum of the sales for all revenue classes will result in total energy sales. The energy sales for each revenue class are then adjusted to reflect the total energy sales derived from the NEL model.

Forecast Variances

      The table below compares actual retail billed gigawatt-hours (referred to as GWh) for a particular year to the related forecast prepared during the previous year for the past ten years. For example, the annual 2005 variance is based on a forecast prepared in 2004. There can be no assurance that the future variance between actual and expected consumption will be similar to the historical experience set forth below.

                    Table 5(5)
 Forecast Variance For the Amount of Retail Electricity Billed


                           1997     1998      1999      2000      2001      2002     2003      2004      2005      2006
                         ----------------------------------------------------------------------------------------------
Forecast (GWh).......... 80,010   81,665    83,767    88,239    91,653    94,729   97,035   100,070   102,427   105,316
Actual (GWh)............ 79,854   85,131    84,602    87,959    90,212    95,523   99,496    99,095   102,296   103,659
Variance-%.............. -0.19%    4.24%     1.00%     -.32%    -1.57%     0.84%    2.54%    -0.97%    -0.13%     -1.6%

(5) Calculations include retail billed GWh. Excludes interchange power sales and change in unbilled sale.

      If actual consumption of electricity is higher than the forecast, there will most likely be an excess of storm-recovery charge collections. Similarly, if actual consumption of electricity is lower than the forecast, there will most likely be a shortfall in storm-recovery charge collections.

Credit Policy; Billing; Collections and Write-Offs; Termination of Service

      Credit Policy. FPL is required to provide service to all its customers with very minor exceptions (e.g., lack of identification, fraud, electrical standards). FPL relies on the information provided by the customer and its customer information system to determine whether FPL has previously served a customer. Certain accounts are secured with deposits or guarantees as a precautionary measure. The amount of the deposit reflects the estimated use over a two-month period, which is what the Florida Administrative Code allows FPL to collect. Since the vast majority of customers pay their bills within the allotted time, FPL does not require deposits from all new customers.

      FPL has developed criteria for establishing credit. For residential customers, FPL uses a positive identification and credit scoring system to determine creditworthiness of its new customers. Deposits are charged to all commercial and industrial customers upon application for service. If a deposit is required to establish credit, customers must provide a deposit equal to twice the average monthly billing at the premise. Deposits may not be required if the applicant has previously been a customer of FPL and had their deposit waived, or if the consumer provides a deposit alternative such as an irrevocable bank letter of credit, a surety bond, or an unconditional guaranty/guarantor contract. Deposits may also not be required if the account opened is an additional account for an existing customer whose deposit is waived or if the account is a governmental agency or for temporary purposes.

      Billing Process. FPL bills its customers once every 29 to 35 days and distributes approximately an equal number of bills each business day. For the year ended December 31, 2006, FPL mailed out an average of approximately 210,000 bills on each business day to its customers. For accounts with potential billing error exceptions, reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

      Approximately 350,000 residential and small business customers, which constitute approximately 8% of FPL's customers, choose to be billed using FPL's budget billing program. For these customers FPL determines and bills and monthly budget based on the last twelve months of billing history for each account. The budget amount is recalculated each month and adjusted accordingly. Overpayments or underpayments for actual usage during the prior year are reconciled on each customer's monthly bill.

      Collection and Write-Off Policy. FPL receives approximately 55% of its total bill payments via U.S. mail. Approximately 35% of bill payments are received via electronic payments. FPL receives the remainder of payments via third-party pay agents and field collection. Bills are due 21 days after the issue date at which time they are considered delinquent. Based on internal risk scoring, customers may be sent a final notice after their bill due date to encourage payment. The final notice becomes past due seven days thereafter.

      Timing and collection follow-up is based on risk determination. FPL has a statistically-derived behavior model that prioritizes collection accounts based on their risk of delinquency. Depending on the risk assessment, a telephone contact is attempted after final notice expiration to stimulate payment or the account may be sent directly to the field collection department for termination of service or collection of payment in the field. If service is terminated, the customer is required to pay all final noticed amounts as well as a $17.66 reconnection fee in order to resume service. If payment is collected by the field collector, then a $5.11 service charge will apply.

      After service termination, either due to non-payment or regular customer request, a final bill including all unpaid amounts and net of deposits paid is issued. Unpaid final bills are written off approximately 90 days after the final bill is issued. Even after write-off, FPL attempts to collect on these past debts internally as well as with the assistance of outside collection agencies. These recoveries are netted against actual write-offs.

      FPL may change its credit, billing, collections and termination/restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance FPL's ability to bill and collect customer charges on a timely basis. Please read "Risk Factors--Servicing Risks--Changes to Billing and Collection Practices Might Reduce the Amount of Funds Available for Payments on the Bonds" in this prospectus.

Write-Off and Delinquency Experience

      The following tables set forth information relating to FPL's write-off experience for the past years. Such historical information is presented because FPL's actual experience with respect to write-offs and delinquencies may affect the timing of storm-recovery charge collections. FPL does not expect, but cannot assure, that the delinquency or write-off experience with respect to storm-recovery charge collections will differ substantially from the rates indicated. Write-off and delinquency data is affected by factors such as the overall economy, weather and changes in collection practices. The net write-off and delinquency experience is expected, but cannot be assured, to be similar to FPL's previous experience. Write-offs and delinquencies are taken into account in the true-up adjustment process.

      The following table shows gross write-offs for the past ten years for each customer class.


                                    Table 6
                      Gross Write-Offs per Customer Class
                                (in thousands)

                     1997     1998     1999      2000     2001     2002     2003     2004      2005     2006
                  ------------------------------------------------------------------------------------------
Residential       $16,658  $13,622  $12,856   $11,223  $12,521  $14,665  $15,104  $16,754   $20,262  $24,590
Commercial.         2,945    2,673    2,508     2,273    2,829    2,958    2,272    2,681     2,679    3,265
Industrial             54       20      110        40      346       32       26       40        42       61
Other......             0        0        0        89       86        0        9        6        25       38
                  ------------------------------------------------------------------------------------------
    Total..       $19,657  $16,315  $15,474   $13,625  $15,782  $17,655  $17,411  $19,481   $23,008  $27,953
                  ==========================================================================================

      The following table shows FPL's gross write-offs as a percentage of electric billed revenues for the past ten years for each customer class.


                                    Table 7
     Gross Write-Offs as a Percentage of Billed Revenue per Customer Class

                     1997     1998     1999      2000     2001     2002     2003     2004      2005     2006
                  ------------------------------------------------------------------------------------------
Residential         0.49%    0.38%    0.38%     0.32%    0.30%    0.36%    0.33%    0.35%     0.39%    0.38%
Commercial          0.13%    0.12%    0.11%     0.10%    0.10%    0.11%    0.07%    0.08%     0.08%    0.08%
Industrial          0.03%    0.01%    0.06%     0.02%    0.14%    0.01%    0.01%    0.02%     0.02%    0.03%
Other....           0.00%    0.00%    0.00%     0.12%    0.12%    0.00%    0.01%    0.01%     0.03%    0.00%
                  ------------------------------------------------------------------------------------------
    Total           0.33%    0.27%    0.26%     0.22%    0.22%    0.25%    0.22%    0.23%     0.25%    0.24%
                  ==========================================================================================

      The following table shows FPL's total net write-offs and the corresponding percentage of total electric revenues for the past ten years.
Net write-offs include amounts recovered by FPL from payments received after an account has been written-off by FPL (post write-off recoveries).


                                    Table 8
                           Total Net Write-Offs and
               Net Write-Offs as a Percentage of Billed Revenue

                              1997     1998     1999     2000     2001      2002      2003      2004      2005      2006
                           ---------------------------------------------------------------------------------------------
Net Write-Offs
(in thousands) ........    $13,419   $9,537   $8,206   $6,911   $9,359   $10,141   $10,676   $12,072   $14,083   $17,902
Net Write-Offs as a % of
Billed Revenue.........      0.23%    0.16%    0.14%    0.11%    0.13%     0.14%     0.13%     0.14%     0.15%     0.15%

      The following table sets forth information relating to FPL's aging of electric accounts receivable, as a percent of accounts receivable for all customers for the past eight years:



                                    Table 9
                         Aging of Accounts Receivable

                                        1999     2000     2001     2002     2003     2004     2005    2006
                                      --------------------------------------------------------------------
1-30 Days...........................  90.40%   90.67%   90.89%   91.35%   91.18%   90.40%   90.54%   88.5%
31-60 Days..........................   7.70%    7.57%    7.47%    6.88%    6.98%    7.40%    7.40%    9.3%
61-90 Days..........................   1.45%    1.36%    1.38%    1.29%    1.27%    1.69%    1.64%    1.3%
Over 90 Days........................   0.45%    0.40%    0.27%    0.48%    0.57%    0.51%    0.42%    0.9%
Weighted Average Days Outstanding...      21       20       21       21       22       21       22      23

      The data above represent both active and inactive customer accounts as opposed to the write-off data that reflects only customer accounts where service is no longer being provided.

      Please read "Risk Factors--Servicing Risks" in this prospectus.

2005 Rate Agreement

      In 2005, the FPSC approved a stipulation and settlement agreement regarding FPL's retail base rates. FPL expects the 2005 settlement agreement to be in effect through December 31, 2009, or later until terminated on the date new retail base rates become effective pursuant to a Florida Commission order. The 2005 settlement agreement replaced a settlement agreement that was effective April 15, 2002, through December 31, 2005.

      The 2005 settlement agreement provides that retail base rates will not increase during the term of the agreement except to allow recovery of the revenue requirements of any power plant approved pursuant to the Florida Electrical Power Plant Siting Act, codified at Sections 403.501-403.518, 2005 Florida Statutes, which achieves commercial operation during the term of the 2005 rate agreement. The 2005 settlement agreement also continues the revenue-sharing mechanism in FPL's 2002 settlement agreement, whereby revenues from retail base operations in excess of certain thresholds will be shared with customers on the basis of two-thirds refunded to customers and one-third retained by FPL. Revenues from retail base operations in excess of a second, higher threshold will be refunded 100% to customers.

      The storm-recovery charges are not part of FPL's base rates. Prudently incurred storm costs approved by the Florida Commission are recoverable through charges independent of and incremental to base rates.

                           DESCRIPTION OF THE BONDS

General

      We will issue each series of bonds pursuant to a separate indenture between us and the indenture trustee specified in the prospectus supplement relating to the series. The particular terms of any series of bonds will be established in the separate indenture related to such series of bonds. We have covenanted not to issue additional bonds authorized by another financing order issued by the Florida Commission. The following summary describes some of the general terms and provision of the bonds of each series. Although we have disclosed the material terms of the bonds and the indenture in this prospectus, this summary is subject to the terms and provisions of the indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

      We will issue the bonds in series, each of which may be comprised of one or more tranches. Tranches of bonds may differ as to the interest rate and the timing, sequential order and amount of payments of principal or interest, or both.

      While the prospectus supplement will describe the specific terms of one series of bonds (and the tranches of that series (if any)) in respect of which this prospectus is being delivered, the terms of that series and any tranches of such series will not be subject to the prior review of or consent of the holders of outstanding bonds, if any. All bonds of the same series will be identical in all respects except for the denominations, unless that series is comprised of more than one tranche, in which case all bonds of the same tranche will be identical in all respects except for the denominations.

      All bonds that we issue will be payable solely from, and secured solely by, a pledge of and lien on the storm-recovery property and the other collateral as provided in the indenture for such series. Please read "Security for the Bonds -- Pledge of Collateral" in this prospectus.

      The prospectus supplement for a series of bonds will describe the following terms of that series of bonds and, if applicable, the tranches of that series:

      o the designation of the series and, if applicable, the tranches of that series,

      o the principal amount of the series and, if applicable, the tranches of that series,

      o the storm-recovery charges applicable to such series and the initial storm-recovery charge on a typical residential (1,000 kWh) monthly bill upon the issuance of the bonds,

      o the annual rate at which interest accrues or the method or methods of determining such annual rate,

      o     the payment dates,

      o the scheduled maturity date and the final maturity date of the series and, if applicable, the tranches of that series,

      o     the issuance date of the series,

      o     the authorized denominations,

      o the expected sinking fund schedule for principal of the series and, if applicable, the tranches of that series,

      o any other material terms of the series that are not inconsistent with the provisions of the related indenture and that will not result in any rating agency reducing or withdrawing its rating of any outstanding tranche of bonds, and

      o     the identity of the indenture trustee.

Interest and Principal on the Bonds

      Interest will accrue on the principal balance of a tranche of bonds at the annual rate either specified in or determined in the manner specified in the related prospectus supplement and will be payable on the payment dates specified in the related prospectus supplement. Interest payments will be made from collections of storm-recovery charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount. Please read "Security for the Bonds -- How Funds in the Collection Account Will be Allocated" in this prospectus.

      Principal of the bonds of each tranche will be payable in the amounts and on the payment dates specified in the related prospectus supplement, but only to the extent that amounts in the collection account are available, and subject to the other limitations described below, under "Security for the Bonds--How Funds in the Collection Account Will Be Allocated." Each prospectus supplement will set forth the expected sinking fund schedule for each series of bonds and, if applicable, the tranches of that series. On any payment date, unless an event of default has occurred and is continuing and the bonds have been declared due and payable, the indenture trustee will make principal payments on the bonds only until the outstanding principal balances of those bonds have been reduced to the principal balances specified in the applicable expected sinking fund schedule for that payment date. The indenture trustee will retain in the excess funds subaccount for payment on later payment dates any collections of storm-recovery charges in excess of amounts payable as

      o expenses of the servicer, the independent managers and the indenture trustee (including the servicing fee),

      o     payments of interest on and principal of the bonds,

      o investment earnings on amounts in the capital subaccount released to us, and

      o allocations to the capital subaccount (all as described under "Security for the Bonds--How Funds in the Collection Account Will Be Allocated").

If the indenture trustee receives insufficient collections of storm-recovery charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of any tranche of bonds may be payable later than expected, as described in this prospectus. Please read "Risk Factors--Other Risks Associated with an Investment in the Bonds." The entire unpaid principal amount of the bonds will be due and payable on the date on which an event of default (other than a breach of the state pledge) has occurred and is continuing, if the indenture trustee or the holders of not less than a majority in principal amount of the bonds then outstanding have declared the bonds to be immediately due and payable. Please read "Description of the Bonds--Events of Default; Rights Upon Event of Default" in this prospectus.

      Unless the context requires otherwise, all references in this prospectus to principal of the bonds of a series include any premium that might be payable if bonds of that series are redeemed, as described in the related prospectus supplement.

      The indenture trustee will pay on each payment date to the holders of each tranche of bonds to the extent of available funds in the collection account all payments of principal and interest then due. The indenture trustee will make each payment other than the final payment with respect to any bonds to the holders of record of the bonds of the applicable tranche on the record date for that payment date. The indenture trustee will make the final payment for each tranche of bonds, however, only upon presentation and surrender of the bonds of that tranche at the office or agency of the indenture trustee specified in the notice given by the indenture trustee of the final payment. The indenture trustee will mail notice of the final payment to the bondholders no later than ten days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

      The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in storm-recovery charges received) will result in an event of default for the bonds unless such failure is cured within five business days. Please read "Description of the Bonds--Events of Default; Rights Upon Event of Default," below. Any interest not paid within such five business day period (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least five business days prior to the date on which the indenture trustee is to make a special payment (a "special payment date"). We will fix any special record date and special payment date. At least 15 days before any special record date, the indenture trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

      At the time, if any, we issue the bonds of any series in the form of definitive bonds and not to DTC or its nominee, the indenture trustee will make payments with respect to that tranche on a payment date or a special payment date by check mailed to each holder of a definitive bond of the tranche of record on the applicable record date at its address appearing on the register maintained with respect to the bonds of that series. Upon application by a holder of any tranche of bonds in the principal amount of $10,000,000 or more to the indenture trustee not later than the applicable record date, the indenture trustee will make payments by wire transfer to an account maintained by the payee in New York, New York.

      If any special payment date or other date specified for any payments to bondholders is not a business day, the indenture trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period.

Third-Party Credit Enhancement

      FPL's financing order authorizes FPL to implement third-party credit enhancement, such as guarantees, letters of credit, insurance or the like. If we issue any series of bonds with any third-party credit enhancement, such credit enhancement will be described in the related prospectus supplement.

Registration and Transfer of the Bonds

      If specified in the related prospectus supplement, we may issue one or more tranches of bonds in definitive form, which will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, there will be no service charge for any registration or transfer of the bonds, but the indenture trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

      We will issue each tranche of bonds in the authorized denominations set forth in the related prospectus supplement and, except as otherwise provided in the related prospectus supplement, in integral multiples thereof.

      The indenture trustee will make payments of interest and principal on each payment date to the bondholders in whose names the bonds were registered on the record date.

Book-Entry Registration

      Unless we specify otherwise in the related prospectus supplement, the storm-recovery bonds will be available to investors only in the form of book-entry storm-recovery bonds. You may hold your bonds through DTC in the United States, Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe or in any other manner we describe in the related prospectus supplement. You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear

      Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the storm-recovery bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

The Function of DTC

      DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct participants of DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Function of Clearstream

      Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of storm-recovery bonds. Clearstream's United States customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear

      Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of storm-recovery bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving storm-recovery bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

      Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC Will Be the Holder of the Storm-Recovery Bonds

      Storm-recovery bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, storm-recovery bonds may do so only through participants and indirect participants. In addition, storm-recovery bondholders will receive all distributions of principal of and interest on the storm-recovery bonds from the indenture trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, storm-recovery bondholders may experience some delay in their receipt of payments because payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or storm-recovery bondholders. It is anticipated that the only "bondholder" will be Cede & Co., as nominee of DTC. The indenture trustee will not recognize storm-recovery bondholders as bondholders, as that term is used in the indenture, and storm-recovery bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of storm-recovery bondholders through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the storm-recovery bonds and is required to receive and transmit distributions of principal and interest on the storm-recovery bonds. Participants and indirect participants with whom storm-recovery bondholders have accounts with respect to the storm-recovery bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective storm-recovery bondholders. Accordingly, although storm-recovery bondholders will not possess storm-recovery bonds, storm-recovery bondholders will receive payments and will be able to transfer their interests.

      Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a storm-recovery bondholder to pledge storm-recovery bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those storm-recovery bonds.

      DTC has advised us that it will take any action permitted to be taken by a storm-recovery bondholder under the indenture only at the direction of one or more participants to whose account with DTC the storm-recovery bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

How Storm-Recovery Bond Payments Will Be Credited by Clearstream and Euroclear

      Distributions with respect to storm-recovery bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read "Material U.S. Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a storm-recovery bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the storm-recovery bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

Definitive Bonds

      Unless otherwise specified in the related prospectus supplement, we will issue storm-recovery bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the indenture, which will include: (1) DTC or us advising the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds of that series and that we are unable to locate a qualified successor,
(2) our electing to terminate the book-entry system through DTC, with written notice to the indenture trustee, or (3) after the occurrence of an event of default under the related indenture, holders of storm-recovery bonds representing not less than a majority of the aggregate outstanding principal amount of the storm-recovery bonds of any series maintained as book-entry bonds advising us, the indenture trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon issuance of definitive bonds of a series, the storm-recovery bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the indenture trustee with respect to transfers, notices and payments.

      Upon surrender by DTC of the definitive securities representing the storm-recovery bonds and instructions for registration, the indenture trustee will issue the storm-recovery bonds in the form of definitive bonds, and thereafter the indenture trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture.

      The indenture trustee will make payment of principal of and interest on the storm-recovery bonds directly to bondholders in accordance with the procedures set forth herein and in the related indenture and the related prospectus supplement. The indenture trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date. The indenture trustee will make payments by check mailed to the address of the bondholder as it appears on the register maintained by the indenture trustee or in such other manner as may be provided in the related indenture and except that certain payments will be made by wire transfer as described in the related indenture. The indenture trustee will make the final payment on any storm-recovery bond, however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The indenture trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

      Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the indenture trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Optional Redemption

      No bonds of any series will be subject to optional redemption.

Conditions of Issuance of Additional Series and Acquisition of Additional Storm-Recovery Property

      The indenture has been structured so that we may operate as a master trust in that we may, subject to the terms of the financing order but without your prior review or approval, acquire additional storm-recovery property and issue additional series of storm-recovery bonds which are backed by such storm-recovery property created under the financing order. All of such storm-recovery bonds will be paid through collections of additional storm-recovery charges from the same group of FPL customers. Each series will have its own storm-recovery property, which will include the right to impose, collect and receive storm-recovery charges calculated in respect of that series, and the right to impose interim and annual true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will be issued under a separate indenture, and have its own collection account, including any related subaccounts, into which collections of the storm-recovery charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of storm-recovery bonds. The collateral for each series of storm-recovery bonds will be separate from the collateral for any other series, and holders of one series of storm-recovery bonds will have no recourse to collateral for a different series. Although each series of storm-recovery bonds we may issue will in form be backed by legally separate storm-recovery property, all such bonds will be backed by storm-recovery charges imposed on the same group of customers. Please read "--Allocations as Between Series" and "The Servicing Agreement--Remittances to Collection Account." No series will be subordinated to any other series except that any tranche of a particular series may be subordinated to other tranches of such series if and to the extent set forth in the applicable prospectus supplement. Our acquisition of storm-recovery property and issuance of any series of storm-recovery bonds with respect thereto after the initial acquisition and issuance is subject to the following conditions, among others:

      o all parties required to do so by the terms of the relevant documents must have authorized, executed and delivered appropriate documentation required by the indenture and the limited liability company agreement, including trustee's certificates or supplements to the limited liability company agreement;

      o the seller must have irrevocably assigned all of its right, title and interest in the additional storm-recovery property to us and made a filing required by Section 366.8620(5)(b) of the Financing Act with respect to the assignment;

      o the seller must deliver certain certificates and opinions specified in the indenture to the indenture trustee and to us;

      o the rating agency condition must have been satisfied with respect to the transactions and the bonds to be issued must be rated "Aaa" by Moody's, "AAA" by S&P and "AAA" by Fitch;

      o no event of default may have occurred and be continuing under the indenture;

      o as of the date of issuance, we must have sufficient funds available to pay the purchase price for the storm-recovery property, and all conditions to the issuance of a new series of bonds must have been satisfied or waived;

      o we must deliver certain certificates and opinions specified in the indenture to the indenture trustee; and

      o the Florida Commission must not have issued a "stop order." See "FPL's Financing Order - Bond Issuance Approval Process," and the Financing Order, Finding of Fact No. 135.

Allocations as Between Series

      The financing order requires storm-recovery charges to be shown as a separate line item on the periodic bills sent to customers. Although each series will have its own storm-recovery property reflecting the right to impose, bill, collect and receive a separate storm-recovery charge, storm-recovery charges relating to the bonds and storm-recovery charges relating to any other series of storm-recovery bonds will be collected through single periodic bills to each customer, and all storm-recovery charges might be combined into a single line item on those periodic bills. In the event a customer does not pay in full all amounts owed under any bill including storm-recovery charges, FPL is required to allocate any resulting shortfalls in storm-recovery charges ratably based on the amounts of storm-recovery charges owing in respect of each series of storm-recovery bonds. Please read "The Servicing Agreement--Remittances to Collection Account" in this prospectus.

Access of Bondholders

      Upon written request of any bondholder or group of bondholders evidencing not less than 10% percent of the aggregate outstanding principal amount of the bonds the indenture trustee will afford the bondholder or bondholders access during business hours to the current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture.

      The indenture does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

      On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to any tranche of bonds, the indenture trustee will deliver to the bondholders of that tranche a statement with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

      o the amount of the payment to bondholders allocable to (1) principal and (2) interest,

      o the aggregate outstanding principal balance of the bonds, after giving effect to payments allocated to principal reported immediately above,

      o the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected sinking fund schedule,

      o the amount, if any, on deposit in the capital subaccount and the excess funds subaccount as of such payment date, after giving effect to payments to be made on such payment date and the required capital amount,

      o the amount paid or to be paid to the indenture trustee since the preceding payment date, after giving effect to the payments to be made on such payment date,

      o the amount paid or to be paid to the servicer since the preceding payment date, after giving effect to the payments to be made on such payment date, and

      o any other transfers and payments made pursuant to the indenture after given effect to the payments to be made on such payment date.

      Unless and until bonds are no longer issued in book-entry form, the reports will be provided to the depository for the bonds, or its nominee, as sole beneficial owner of the bonds. The reports will be available to bondholders upon request to the indenture trustee. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the bonds, the indenture trustee will mail to certain persons who at any time during the calendar year were bondholders and received any payment on the bonds, a statement containing certain information for the purposes of the bondholder's preparation of U.S. federal and state income tax returns. Please read "Material U.S. Federal Income Tax Consequences."

Continuing Disclosure

      For at least one year, we will be required to file periodic reports with the SEC in respect of the bonds pursuant to the Securities Exchange Act of 1934, as amended. To the extent required under applicable SEC rules and regulations, we will furnish or file in the periodic reports and other reports to be filed with the SEC the following information with respect to the bonds to the extent such information is reasonably available to us.

      o statements of monthly storm-recovery charge remittances made to the indenture trustee (to be included in the next Form 10-D or Form 10-K filed subsequent to the respective servicer report),

      o a statement reporting the balances in each collection account and in each subaccount of each collection account as of the end of each quarter or the most recent date available (to be included in the next Form 10-D or Form 10-K filed),

      o a statement showing the balance of outstanding bonds that reflects the actual periodic payments made on the bonds versus the expected periodic payments (to be included in the next Form 10-D or Form 10-K filed),

      o the semiannual and monthly servicer's certificates which are required to be submitted pursuant to the servicing agreement (to be filed with the next Form 10-D, Form 10-K or Form 8-K filed),

      o the text (or a link to the website where a reader can find the text) of each true-up filing and the results of each true-up filing (to be filed with the next Form 10-D, Form 10-K or Form 8-K filed),

      o any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies below "investment grade" ratings (to be filed or furnished in a Form 8-K), and

      o material adverse legislative or regulatory developments directly relevant to the bonds (to be filed or furnished in a Form 8-K or Form 10-K, if appropriate).

Internet-Based Information

      In addition, we will, to the extent permitted by and consistent with our obligations under applicable law, cause to be posted on the website associated with FPL, currently located at www.fpl.com:

      o     the final prospectus for each series of bonds,

      o     all of the information described above under Continuing
            Disclosure, and

      o a current organization chart for us and the servicer (unless the servicer is not related to us in which case the servicer will post two separate organization charts), in each case disclosing the parent company and material subsidiaries of the servicer and us.

Supplemental Indentures

      Modifications of the Indenture That Do Not Require the Consent of Storm-Recovery Bondholders. From time to time, and without the consent of the bondholders (but with prior notice to the rating agencies), we may enter into one or more agreements supplemental to the related indenture for various purposes described in the indenture, including:

      o to correct or amplify the description of any property subject to the indenture, or to better convey the property subject to the indenture, or to add additional property,

      o to evidence the succession of another person to us or to the indenture trustee in accordance with the terms of the indenture,

      o to add to the covenants for the benefit of the bondholders, or to surrender any right conferred upon us,

      o to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee,

      o to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided however, any such action will not (i) adversely affect in any material respect the interests of the bondholders or (ii) result in a reduction or withdrawal of the then-current ratings on any tranche of bonds,

      o to provide for the acceptance of the appointment by a successor indenture trustee and do add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts created by such indenture,

      o to modify, eliminate or add to the provision of the indenture to such extent as may be necessary to provide for definitive bonds or to effect the qualification of the indenture under the Trust Indenture Act, or

      o to authorize the appointment of any fiduciary for any tranche of bonds required or advisable with the listing of any tranche on any stock exchange and otherwise amend the indenture to incorporate changes requested or required by any government authority, stock exchange authority or fiduciary or any tranche in connection with such listing.

      We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel, adversely affect the interests of any holders of bonds then outstanding in any material respect and (ii) the rating agency condition shall have been satisfied with respect thereto.

      Modifications of the Indenture That Require the Approval of Storm-Recovery Bondholders. In addition, we may, with the consent of bondholders, holding not less than a majority of the aggregate outstanding principal amount of the bonds of such tranches and series issued under the indenture, and upon satisfaction of the rating agency condition, enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture. No supplement, however, may, without the consent of each bondholder of such tranche affected thereby, take certain actions enumerated in the indenture, including:

      o reduce in any manner the amount of, or delay the timing of, deposits or payments on any storm-recovery bond,

      o impair the right to institute suit for the enforcement of the indenture requiring the application of funds to the payment of any amount due on such bonds,

      o reduce the percentage of the aggregate outstanding principal amount of the bonds the holders of which are required to consent to any supplement,

      o modify the provisions in the indenture relating to amendments with the consent of such bondholders to decrease any minimum percentage of such bondholders required to approve amendments,

      o reduce the portion of the outstanding amount of such bonds required to direct the indenture trustee to direct us to sell or liquidate the collateral or to preserve the collateral, pursuant to the terms of the indenture,

      o reduce the percentage of the outstanding amount of any tranche of such bonds, the amount of which is required for amendments to the sale agreement, servicing agreement or administration agreement,

      o modify any of the provisions of the indenture as to affect the amount of any payment of principal or interest on such bonds,

      o     decrease the required capital amount with respect to such bonds,

      o decrease the portion of the aggregate principal amount of such bonds required to amend the sections of the indenture which specify the applicable portion necessary to amend the indenture or the basic documents, or

      o permit the creation of any lien on the collateral ranking prior to or on a parity with the lien of the indenture.

      Promptly following the execution of any supplement to any indenture, the indenture trustee will furnish written notice of the substance of the supplement to each bondholder holding bonds issued under the indenture. No supplemental indenture will be effective unless the conditions set forth in the indenture, relating to the Florida Commission's right to object (or to issue a statement that it might object) to such supplemental indenture, have been met. Please read "Procedure for Obtaining Consent or Deemed Consent of the Florida Commission" below.

      Notification of the Rating Agencies, the Florida Commission, the Indenture Trustee and the Storm-Recovery Bondholders of any Modification. If we, FPL or any other party to the applicable agreement:

      o proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, or

      o waives timely performance or observance by FPL under the sale agreement or the servicing agreement,

in each case in a way which would materially and adversely affect the interests of storm-recovery bondholders, we must first notify the rating agencies of the proposed amendment. Upon receiving notification regarding satisfaction of the rating agency condition, we must thereafter notify the indenture trustee and the Florida Commission in writing and the indenture trustee shall notify the storm-recovery bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto. The indenture trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the bonds of the tranches materially and adversely affected thereby. In determining whether a majority of holders have consented, bonds owned by us, FPL or any affiliate of us or FPL shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any bonds it actually knows to be so owned.

      Modifications to the Indenture, Sale Agreement, the Administration Agreement and the Servicing Agreement. With the prior written consent of the indenture trustee, the indenture, the administration agreement, the sale agreement and the servicing agreement may be amended, so long as the rating agency condition is satisfied in connection therewith and the Florida Commission condition has been satisfied, at any time and from time to time, without the consent of the storm-recovery bondholders. However, any such amendment may not adversely affect the interest of any storm-recovery bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the bonds.

      Enforcement of the Sale Agreement, the Administration Agreement and the Servicing Agreement. The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, and the servicing agreement. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by FPL, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, and the servicing agreement. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, and the servicing agreement. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the storm-recovery charges, we must notify the indenture trustee and the Florida Commission in writing and the indenture trustee must notify the related storm-recovery bondholders of this proposal. In addition, the indenture trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding bonds of the tranches materially and adversely affected thereby and only if the rating agency condition is satisfied. The parties to the servicing agreement acknowledge that the financing order provides that the Florida Commission, acting through its authorized legal representative and for the benefit of Florida ratepayers, may enforce the servicer's obligations imposed under the servicing agreement pursuant to the financing order to the extent permitted by law.

      If an event of default occurs and is continuing, the indenture trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the bonds or the Florida Commission shall, exercise all of our rights, remedies, powers, privileges and claims against FPL, the administrator and servicer, under or in connection with the sale agreement, administration agreement, and servicing agreement, and any right of ours to take this action shall be suspended.

      Procedure for Obtaining Consent or Deemed Consent of the Florida Commission. The Florida Commission must consent or acquiesce prior to the implementation of any amendment, modification or supplement to the indenture or the other basic documents, or any waiver of a default under any basic document. Each of such basic documents sets forth procedures whereby we or FPL, as the case may be, may request such consent or acquiescence. We refer to the process, described below, for obtaining Florida Commission consent or acquiescence as the Florida Commission condition. The Florida Commission condition will be satisfied if, after receiving notice of any such amendment or modification or requested waiver, the Florida Commission consents in writing to such action or waiver, or does not object to such action or waiver within 60 days of any requested approval for an amendment, modification or waiver. Subject to the state pledge not to impair the value of the storm-recovery property, the Florida Commission may object to any such amendment, modification or waiver in its sole discretion.

Covenants of the Issuing Entity

      We may not consolidate with or merge into any other entity, unless:

      1. the entity formed by or surviving the consolidation or merger is organized under the laws of the U.S. or any state of the U.S.;

      2. the entity expressly assumes, by an indenture supplemental to each indenture, the performance or observance of all of our agreements and covenants under each indenture;

      3. the entity expressly assumes all of our obligations and succeeds to all of our rights under each sale agreement, administration agreement and servicing agreement;

      4. no default, event of default or servicer default under each indenture has occurred and is continuing immediately after the merger or consolidation;

      5. the rating agency condition will have been satisfied with respect to the merger or consolidation;

      6. we have delivered to FPL, the indenture trustee, the servicer and the rating agencies an opinion or opinions counsel to the effect that the consolidation or merger (a) will not result in a material adverse federal or state income tax consequence to us, FPL, the indenture trustee or the then existing bondholders, (b) complies with each indenture and (c) will result in each indenture trustee maintaining a continuing valid perfected security interest in the collateral pledged under the indenture;

      7. any action necessary to maintain the first perfected security interest in the storm-recovery bond collateral created by each indenture has been taken; and

      8. we have delivered to each indenture trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent in the related indenture provided for relating to the transaction have been complied with.

      We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the storm-recovery bond collateral to any person or entity, unless:

      o     the person or entity acquiring the properties and assets

            -- is a U.S. citizen or an entity organized under the laws of the U.S. or any state of the U.S.,

            -- expressly assumes, by an indenture supplemental to each indenture, the performance or observance of all of our agreements and covenants under the bonds,

            -- expressly agrees by each such supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders,

            -- unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us harmless against and from any loss, liability or expense arising under or related to each indenture and the bonds, and

            -- expressly agrees by means of each supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Exchange Act in connection with the bonds

      o no default, event of default or servicer default under any indenture has occurred and is continuing immediately after the transactions;

      o the rating agency condition has been satisfied with respect to such transaction;

      o we have delivered to FPL, each indenture trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to FPL and each indenture trustee, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to us, FPL, any indenture trustee or any then-existing bondholders;

      o any action as is necessary to maintain a first perfected security interest in the storm-recovery bond collateral created by each indenture has been taken as evidenced by an opinion of counsel of external counsel; and

      o we have delivered to each indenture trustee an officer's certificate and an opinion of counsel of external counsel, each stating that the conveyance or transfer complies with each such indenture and all conditions precedent therein provided for relating to the transaction have been complied with.

      We will not, among other things, for so long as any bonds of any series are outstanding:

      o except as expressly permitted by each indenture, sale agreement, servicing agreement or any other basic document sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the indenture trustee,

      o claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, such bonds (other than amounts properly withheld from such payments under the Internal Revenue Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of such storm-recovery bond collateral,

      o terminate our existence, or dissolve or liquidate in whole or in part,

      o permit the validity or effectiveness of any indenture to be impaired,

      o permit the lien of such indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the bonds secured thereby except as may be expressly permitted by such indenture,

      o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the related indenture, to be created on or extend to or otherwise arise upon or burden the collateral pledged under such indenture or any part thereof or any interest therein or the proceeds thereof,

      o permit the lien granted under any indenture not to constitute a valid first priority security interest in the collateral pledged under such indenture, or

      o take any action which is expressly stated in the basic documents to require notice from the rating agencies that such actions will not result in a reduction or withdrawal of the current rating of any outstanding tranche of bonds, without in each case obtaining such notice.

      We may not engage in any business other than financing, purchasing, owning and managing the storm-recovery property and other related collateral and the issuance of the bonds in the manner contemplated by the bonds, the basic documents or certain related activities incidental thereto.

      We will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for bonds.

      We will not issue additional bonds authorized by another financing order issued by the Florida Commission.

      We will not, except as contemplated by the bonds and the related basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. We will not, except as contemplated by the bonds and the basic documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

      We will not make any payments, distributions, dividends or redemptions to any holder of our equity interests in respect of that interest for any calendar month unless no event of default has occurred and is continuing and any distributions do not cause the book value of our remaining equity to decline below 0.50% of the initial principal amount of all the bonds issued and outstanding pursuant to the indenture.

      We will cause the servicer to deliver to each indenture trustee the annual accountant's certificates, compliance certificates, reports regarding distributions and statements to bondholders secured under such indenture required by the related servicing agreement.

Events of Default; Rights Upon Event of Default

      An "event of default" with respect to the bonds is defined in an indenture as any one of the following events:

      1. any act by the State or any of its agencies (including the Florida Commission), officers or employees that violates or is not in accordance with the state pledge.

      2. a default for five business days in the payment of any interest on any storm-recovery bond,

      3. a default in the payment of the then unpaid principal of any storm-recovery bond on the final maturity date,

      4. a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) or any representation or warranty made by us in the indenture or any certificate delivered thereunder and the continuation of any default or any incorrect representation or warranty for a period of 30 days after the earlier of (i) notice has been given to us by the indenture trustee, (ii) the date that written notice of the default is given to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the outstanding bonds or (iii) the date that we had actual knowledge of the default,

      5. filing of a decree or order for relief by a court having jurisdiction over us or any substantial part of the storm-recovery property in an involuntary case or proceeding under any applicable federal or state bankruptcy or similar law, or the appointment of a receiver, liquidator or other similar official, if such decree or order remains unstayed for 90 consecutive days, or

      6. the commencement by us of a voluntary case or proceeding under any applicable federal or state bankruptcy or similar law, or our consent to the appointment of a receiver, liquidator or other similar official, or our assignment for the benefit of creditors or our failure to pay our debts as they become due or our taking action in furtherance of any of the foregoing.

      If an event of default should occur and be continuing and is known to the indenture trustee, then, within 90 days after the occurrence of the event of default, the indenture trustee will mail notice of such default to each rating agency, the Florida Commission, and to each bondholder. Except for a default in payment of principal or interest on any bond, the indenture trustee may withhold notice if and so long as a committee of its authorized officers in good faith determines that withholding the notice is in the interest of bondholders.

      If an event of default (other than as specified in paragraph 1 above) should occur and be continuing, the indenture trustee or holders of not less than a majority in principal amount of the bonds then outstanding under the indenture may declare the unpaid principal of the bonds and all accrued and unpaid interest thereon to be immediately due and payable. The holders of a majority in principal amount of such bonds then outstanding may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the indenture trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller or the servicer under or in connection with the sale agreement, the servicing agreement and the administration agreement. If an event of default as specified in point seven above has occurred, the seller and/or servicer will be obligated to institute (and each indenture trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the state pledge and to collect any monetary damages as a result of a breach thereof, and each of the seller, the servicer and the indenture trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses and is not required to advance its own funds in order to bring any suits, actions or proceedings. For so long as the legal actions were pending, the servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, be required to bill and collect the storm-recovery charges, perform adjustments and discharge its obligations under the servicing agreement. The costs of any such action would be payable by the seller pursuant to the sale agreement.

      If the bonds of a series have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, either sell the storm-recovery property or elect to have us maintain possession of such storm-recovery property and continue to apply storm-recovery charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the storm-recovery property following a foreclosure, in light of the event of default, the unique nature of the storm-recovery property as an asset and other factors discussed in this prospectus. In addition, the indenture trustee is prohibited from selling the storm-recovery property following an event of default, other than a default described in parts one, two or three above, unless:

      o     the holders of all the outstanding bonds consent to the sale,

      o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding bonds, or

      o the indenture trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the bonds.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the bonds at the request or direction of any of the holders of bonds if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture:

      o the holders of not less than a majority in principal amount of the outstanding bonds (or, if less than all tranches are affected, the affected tranche or tranches) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and

      o the holders of not less than a majority in principal amount of the bonds then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding bonds of all tranches affected thereby.

      No holder of any storm-recovery bond will have the right to institute any proceeding with respect to such bonds, unless:

      o the holder previously has given to the indenture trustee written notice of a continuing event of default,

      o the holders of not less than 25% of the principal amount of the outstanding bonds have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

      o the holder or holders have offered the indenture trustee satisfactory indemnity,

      o the indenture trustee has for 60 days failed to institute the proceeding, and

      o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding bonds.

      In addition, each indenture trustee, each bondholder and each servicer will covenant that it will not, prior to the date which is one year and one day after the termination of any indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of a circuit court of the State of Florida to order sequestration and payment of revenues arising with respect to the storm-recovery property.

      Neither any manager nor any indenture trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assignees will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the bonds or for our agreements contained in any indenture.

Actions by Bondholders

      Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the bonds issued under any indenture (or, if less than all tranches are affected, the affected tranche or tranches) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, of exercising any trust or power conferred on the indenture trustee under the indenture; provided that:

      o the direction is not in conflict with any rule of law or with the indenture;

      o the consent of 100% of the bondholders is required to direct the indenture trustee to sell the collateral;

      o the indenture trustee may take any other action deemed proper by the indenture trustee which is not inconsistent with the direction;

      o the indenture trustee need not take any action that might involve it in liability for which it would not be adequately indemnified; and

      o the indenture trustee need not take any action that it determines might materially and adversely affect the rights of any bondholder not consenting to such action.

      In circumstances under which any indenture trustee is required to seek instructions from the holders of the bonds of any tranche with respect to any action or vote, the indenture trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding tranche, as applicable, of bonds taking the corresponding position. Notwithstanding the foregoing, each indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its bonds on the final maturity date therefor.

Annual Report of Indenture Trustee

      If required by the Trust Indenture Act, the indenture trustee will be required to mail each year to all bondholders a brief report issued under the indenture. The report must state, among other things:

      o the indenture trustee's eligibility and qualification to continue as the indenture trustee under the indenture,

      o     any amounts advanced by it under the indenture,

      o the amount, interest rate and maturity date of specific indebtedness owing by us to the indenture trustee in the indenture trustee's individual capacity,

      o the property and funds physically held by the indenture trustee, and

      o any action taken by it that materially affects the bonds and that has not been previously reported.

Annual Compliance Statement

      We will file annually with the indenture trustee and the rating agencies rating the bonds a written statement as to whether we have fulfilled our obligations under the indenture to which we are a party.

Satisfaction and Discharge of Indenture

      The indenture will cease to be of further effect and the indenture trustee, on our demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture, when:

      o either all bonds which have already been authenticated or delivered under the indenture, with exceptions set forth in the indenture, have been delivered to the indenture trustee for cancellation or we have irrevocably deposited with the indenture trustee cash in trust for this purpose, in an amount sufficient to make payments of principal of and interest on the bonds,

      o we have paid all other sums payable by us under the indenture with respect to the bonds, and

      o we have delivered to the indenture trustee and the Florida Commission an officer's certificate, an opinion of external counsel, and if required by the Trust Indenture Act or the indenture trustee, a certificate from a firm of independent certified public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture with respect to the bonds.

Our Legal and Covenant Defeasance Options

      The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option with respect to such bonds issued thereunder only if:

      o we irrevocably deposit or cause to be deposited in trust with the indenture trustee cash, U.S. government obligations or a combination thereof for the payment of principal of and premium, if any, and interest on such bonds to the expected maturity date therefor, as applicable,

      o we deliver to the indenture trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of such bonds:

            -- principal in accordance with the expected sinking fund schedule therefor, and

            --    interest when due,

      o no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

      o in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

      o in the case of the legal defeasance option, we deliver to the indenture trustee an opinion of external counsel stating that:

            -- we have received from, or there has been published by, the Internal Revenue Service a ruling, or

            -- since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

      o in the case of the covenant defeasance option, we deliver to the indenture trustee an opinion of counsel to the effect that the holders of such bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

      o we deliver to the indenture trustee a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

      o the rating agency condition will be satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

                       THE INDENTURE TRUSTEE

      The indenture trustee for each series of bonds identified in the prospectus supplement will be the indenture trustee under the indenture. The indenture trustee may resign at any time by so notifying us. The holders of a majority in principal amount of the bonds then outstanding under the indenture may remove the indenture trustee by so notifying the indenture trustee and may appoint a successor indenture trustee. We will remove an indenture trustee if the indenture trustee ceases to be eligible to continue in this capacity under the indenture, the indenture trustee becomes insolvent, a receiver or other public officer takes charge of the indenture trustee or its property or the indenture trustee becomes incapable of acting. If the indenture trustee resigns or is removed or a vacancy exists in the office of indenture trustee for any reason, we will be obligated promptly to appoint a successor indenture trustee eligible under the indenture. No resignation or removal of the indenture trustee will become effective until acceptance of the appointment by a successor indenture trustee. We are responsible for payment of the expenses associated with any such removal or resignation.

      Each indenture trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 under the Investment Company Act of 1940 and have a combined capital and surplus of at least $50 million and a long term debt rating of "BBB-" (or the equivalent thereof) or better by all of the rating agencies from which a rating is available. If the indenture trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor indenture trustee.

      The indenture trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that its conduct does not constitute willful misconduct, negligence or bad faith. We have agreed to indemnify the indenture trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney's fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith.

                            SECURITY FOR THE BONDS

General

      The bonds issued under each indenture are payable solely from and secured solely by a pledge of and lien on the storm-recovery property and the other collateral as provided in the indenture. As noted under "Description of the Bonds," we will issue the bonds pursuant to the terms of an indenture. We will describe the material terms of the bonds in the prospectus supplement for the series of bonds.

Pledge of Collateral

      To secure the payment of principal of and interest on the bonds, we will grant to the indenture trustee a security interest in all of our right, title and interest (whether now owned or hereafter acquired or arising) in and to:

      o     the storm-recovery property,

      o the sale agreement (including any bill of sale delivered thereunder), and any servicing agreement (or any amendment to a servicing agreement, as and to the extent it secures the bonds),

      o the collection account established under the indenture, all subaccounts of the collection account and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto,

      o all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under the foregoing,

      o all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, notes, drafts, acceptances, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property, and

      o     all proceeds in respect of any or all of the foregoing.

The security interest does not extend to:

      o amounts representing investment earnings on the capital subaccount or any other subaccount that has been released to us,

      o amounts deposited in the capital subaccount or any other subaccount that have been released to us or as we direct following retirement of the bonds issued under the indenture, and

      o amounts deposited with us on the issuance date for payment of costs of issuance with respect to the bonds (together with any interest earnings thereon).

We refer to the foregoing assets in which we, as assignee of the seller, will grant the indenture trustee a security interest as the "collateral" in this prospectus.

Security Interest in the Collateral

      Section 366.8260(5) of the Financing Act provides that a valid and enforceable security interest in storm-recovery property will attach and be perfected only upon the later of: the issuance of a financing order, the execution and delivery of a security agreement with the indenture trustee in connection with issuance of a series of bonds, and the receipt of value for bonds. Upon perfection by filing notice with the Florida Secured Transaction Registry, established pursuant to the Florida UCC, the lien and security interest will be continuously perfected. Section 366.8260(5) of the Financing Act further provides that such security interest in the storm-recovery property and all proceeds of the storm-recovery property, whether or not billed, accrued or collected, and whether or not deposited into the collection account and however evidenced, will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. No continuation statements are necessary to maintain such perfection.

      The relative priority of the lien and security interest perfected under
Section 366.8260(5) of the Financing Act is not impaired by later modification of the financing order or the commingling of revenues arising with respect to any storm-recovery property with other funds (subject to the tracing requirements of federal bankruptcy law).

      The financing order creates a valid and enforceable lien and security interest in the storm-recovery property and the indenture states that it constitutes a security agreement within the meaning of the Financing Act. The servicer pledges in the servicing agreement to file in the Florida Secured Transaction Registry on or before the date of issuance the filing required by
Section 366.8260(5) of the Financing Act to perfect the lien of the indenture trustee in the storm-recovery property. The seller will represent, at the time of issuance of the bonds, that no prior filing has been made under the terms of Section 366.8260(5) of the Financing Act with respect to the storm-recovery property securing the bonds to be issued other than a filing which provides the indenture trustee with a first priority perfected security interest in the storm-recovery property.

      Certain items of the collateral may not constitute storm-recovery property and the perfection of the indenture trustee's security interest in those items of collateral would therefore be subject to the UCC or common law and not Section 366.8260(5) of the Financing Act. These items consist of our rights in

      o the sale agreement, the servicing agreement and the administration agreement,

      o the capital subaccount or any other funds on deposit in the collection account which do not constitute storm-recovery charge collections together with all instruments, investment property or other assets on deposit therein or credited thereto and all financial assets and securities entitlements carried therein or credited thereto which do not constitute storm-recovery charge collections,

      o all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, notes, drafts, acceptances, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property, and

      o     proceeds of the foregoing items.

      As a condition to the issuance of the bonds, we will have made all filings and taken any other action required by the UCC or common law to perfect the lien of the indenture trustee in all the items included in collateral which do not constitute storm-recovery property. We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority basis. We will represent, along with the seller, at the time of issuance of the bonds, that no prior filing has been made with respect to the party under the terms of the UCC, other than a filing which provides the indenture trustee with a first priority perfected security interest in the collateral on a parity basis with that securing any outstanding bonds.

Description of Indenture Accounts

      Collection Account

      Each indenture trustee will establish a collection account for the bonds issued under the indenture to hold the capital contribution from FPL and collected storm-recovery charges periodically remitted to the indenture trustee by the servicer. The collection account will consist of various subaccounts, including the following:

      o     the general subaccount,

      o     the excess funds subaccount, and

      o     the capital subaccount.

Additional subaccounts may be established for any tranche of floating-rate bonds, as described in the applicable prospectus supplement. Withdrawals from and deposits to these subaccounts will be made as described below.

      All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include each of the subaccounts contained therein.

      Permitted Investments for Funds in the Collection Account

      Funds in the collection account may be invested only in such investments as meet the criteria of the rating agencies as being consistent with the ratings of the bonds, which include the following eligible investments (subject to additional restrictions in the indenture):

      o direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the U.S.,

      o demand deposits, time deposits, certificates of deposit or bankers' acceptances of eligible institutions,

      o commercial paper (other than commercial paper issued by FPL or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each rating agency from which a rating is available,

      o money market funds which have the highest rating from each rating agency from which a rating is available,

      o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the U.S. or certain of its agencies or instrumentalities, entered into with certain depository institutions or trust companies, or

      o any other investment permitted by each rating agency, in each case which matures on or before the business day preceding the next payment date.

The indenture trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by the issuing entity.

      The servicer will remit estimated storm-recovery charge collections to the collection account in the manner described under "The Servicing Agreement--Remittances to Collection Account."

      General Subaccount

      The general subaccount will hold all funds held in the collection account that are not held in the other two subaccounts. The servicer will remit all storm-recovery charge collections to the general subaccount. On each payment date, the indenture trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make expected principal payments on the bonds, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the eligible investments described above.

      Excess Funds Subaccount

      The servicer will allocate to the excess funds subaccount storm-recovery charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account (other than investment earnings on the capital subaccount) in excess of such amounts.

      Capital Subaccount

      In connection with the issuance of each series of bonds, the seller, in its capacity as our sole owner, will contribute capital to us in an amount, the required capital amount, which will be equal to 0.50% of the original principal amount of the initial series of bonds. On the date of issuance of any subsequent series of bonds, our capital will be increased by an amount equal to 0.50% of the original principal amount of such additional series of bonds or such greater or lesser amount as may allow us to achieve the desired security rating and treat such additional series of bonds as debt under the applicable IRS regulations. The required capital amount will be funded by the seller and not from the proceeds of the sale of such series of bonds and will be deposited into the capital subaccount established under the indenture for such series of bonds.

How Funds in the Collection Account Will Be Allocated

      Amounts remitted by the servicer to the indenture trustee with respect to the bonds, including any indemnity amounts and all investment earnings on amounts in the subaccounts in the collection account, will be deposited into the general subaccount of the collection account.

      On each payment date on which payments are due on the bonds, the indenture trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following priority, all in accordance with a servicer's officer certificate:

      1. payment of the indenture trustee's fees, expenses and any outstanding indemnity amounts relating to the bonds, in a cumulative amount not to exceed in any calendar year the amount set forth in the related prospectus supplement,

      2. payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates,

      3. payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and FPL (or the allocable share of such amounts, if we issue additional storm-recovery bonds), and the fees of our independent manager, which will be in an amount specified in an agreement between us and our independent manager (or the allocable share of such amounts, if we issue additional storm-recovery bonds),

      4. payment of all of our other ordinary periodic operating expenses allocable to the bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement, in a cumulative amount not to exceed in any calendar year the amount set forth in the related prospectus supplement,

      5. payment of the interest then due on the bonds, including past due interest,

      6. payment of (a) the principal then required to be paid on the bonds at final maturity or upon acceleration, and (b) principal then scheduled to be paid on the bonds,

      7. payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to the bonds, including all remaining indemnity amounts owed to the indenture trustee,

      8.    replenishment of any amounts drawn from the capital subaccount,

      9. release to us of an amount equal to investment earnings on amounts in the capital subaccount, so long as no event of default has occurred and is continuing,

      10. allocation of the remainder, if any, to the excess funds subaccount, and

      11. after the bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

      If, on any payment date, funds in the general subaccount are insufficient to make the allocations or payments contemplated by items 1 through 8 above, the indenture trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

      1. from the excess funds subaccount for allocations and payments contemplated in items 1 through 8, and

      2. from the capital subaccount for allocations and payments contemplated by items 1 through 7 above.

      If, on any payment date, available collections of storm-recovery charges allocable to the bonds, together with available amounts in the related subaccounts, are not sufficient to pay interest due on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable on each tranche of the bonds. If, on any payment date, remaining collections of storm-recovery charges allocable to the bonds, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the principal amount of each tranche then due and payable. If, on any payment date, remaining collections of storm-recovery charges allocable to the bonds, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding bonds, amounts available will be allocated sequentially to each tranche then scheduled to be paid on the payment date. If the indenture trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related storm-recovery charges will take into account, among other things, the need to replenish those amounts.

      The indenture trustee for each series of bonds of a series will make payments to the bondholders of a series as specified in the related prospectus supplement.

      The chart on the following page summarizes the allocation and distribution priority of payments under the indenture.


                                                   ALLOCATIONS AND DISTRIBUTIONS

                                                              ---------------------------------

                                                                              FPL
                                                                           (Servicer)

                 ---------------------------                  ---------------------------------
                                                                               |
                      Indenture Trustee                                        | Storm-Recovery Charges
                                                                               |
                 ---------------------------                                  \|/
                              |                               ---------------------------------
                              |
                              |                                           COLLECTION
                              --------------------------------              ACCOUNT

                                                              ---------------------------------
                                                                               |   application
                                                                               |    amounts in
                                                                               |    collection
                                                                              \|/    account
      -------------------------------------------------------------------------------------------------------------------------
      |            |             |            |            |            |              |           |            |             |
      |            |             |            |            |            |              |           |            |             |
      |            |             |            |            |            |              |           |            |             |
 ----------   ----------   -------------  ----------   -----------  ------------   ----------   ---------   ----------   ----------

      1            2             3            4            5            6              7           8            9            10

 ----------   ----------   -------------  ----------   -----------  ------------   ----------   ---------    ----------  ----------

 ----------   ----------   -------------  ----------   -----------  ------------   ----------   ---------    ----------  ----------
 Indenture                 Administrator:                           Bondholders:
  Trustee:                     fixed                                  principal      Issuing
 indenture                 administration  Issuing     Bondholders:  payable as      Entity:                  Issuing      Excess
 trustee's     Servicer:        fee        Entity:      Interest     a result of    remaining    Capital      Entity:       funds
   fees         fixed         Issuing     ordinary         for      acceleration,    unpaid     subaccount:  release of  subaccount:
and certain   servicing       Entity:     periodic     applicable       final       operating  replenishment  interest    Remainder
 expenses       fee            fixed      operating      payment      maturity       expenses,   of drawn     earnings       to
    and                      fees of      expenses        date         or per      amounts owed   amounts        on        excess
 indemnity                  independent                               expected     under basic                capital      funds
  amounts                    managers                               amortization    documents                subaccount  subaccount

 ----------   ----------   -------------  ----------   -----------  ------------   ----------   ---------    ----------  ----------

Right of Foreclosure

      Section 366.8260(5)(b)(6) of the Financing Act provides that if an event of default occurs under the bonds, the holders of the bonds or their representatives, as secured parties, may foreclose or otherwise enforce the lien in the storm-recovery property securing the bonds as if they were secured parties under Article 9 of the UCC, and that a court may order that amounts arising from storm-recovery charges be transferred to a separate account for the holders' benefit, to which their lien and security interest will apply. Upon application by or on behalf of an indenture trustee to a circuit court in Florida, such court shall order the sequestration and payment to the indenture trustee (or other financing parties, e.g., a swap counterparty) of revenues arising from the storm-recovery property.

State Pledge

      The state pledge in the Financing Act is described under "The Storm-Recovery Property and the Financing Act--The Financing Act Provides for the Recovery of Storm-Recovery Costs and the Issuance of Storm-Recovery Bonds--The Financing Act Contains a State Pledge" in this prospectus. The bondholders and the indenture trustee will be entitled to the benefit of the state pledge and we are authorized to and will include the state pledge on the bonds. We acknowledge that any purchase by a bondholder of a storm-recovery bond is made in reliance on the state pledge.

        WEIGHTED AVERAGE LIFE AND RELATED CONSIDERATIONS FOR THE BONDS

General

      The rate of principal payments, the amount of each interest payment and the actual final payment date of each tranche of the bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected storm-recovery charges by the indenture trustee and the true-up mechanism. The aggregate amount of collected storm-recovery charges and the rate of principal amortization on the bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The storm-recovery charges are required to be adjusted at least semiannually based in part on the actual rate of collected storm-recovery charges. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the storm-recovery charges that will cause collected storm-recovery charges to be received at any particular rate. Please read "Risk Factors--Servicing Risks--Inaccurate Forecasting of Electricity Consumption or Unanticipated Delinquencies or Charge-offs Could Result in Insufficient Funds" and "FPL's Financing Order--FPSC-Guaranteed True-Up Mechanism" in this prospectus.

      If the servicer receives storm-recovery charges at a slower rate than expected, the bonds may be retired later than expected. The bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each tranche of the bonds even if the receipt of collected storm-recovery charges is accelerated. Instead, receipts in excess of the amounts necessary to pay debt service on the bonds in accordance with the applicable expected sinking fund schedules, to pay related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount.


                              THE SALE AGREEMENT

      The following summary describes the material terms and provisions of the sale agreement pursuant to which we will purchase storm-recovery property from the seller on each issue date. We have filed the form of sale agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the applicable sale agreement. In this prospectus, we refer to each sale agreement, servicing agreement and indenture, with respect to any series of bonds, as the basic documents.

Sale and Assignment of Storm-Recovery Property

      On the issuance date, pursuant to the sale agreement, the seller will sell storm-recovery property to us, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. We will finance each purchase of storm-recovery property through the issuance of bonds. The storm-recovery property will be sold to us without recourse, and will include the seller's entire right, title and interest in and to the storm-recovery property (excluding the right ot recover taxes).

      Under the Financing Act, each sale of storm-recovery property will constitute a true sale under State law whether or not

      o     we have any recourse against FPL;

      o     FPL retains any equity interest in the storm-recovery property;

      o FPL acts as a collector of storm-recovery charges relating to the storm-recovery property; or

      o FPL treats the transfer as a financing for tax, financial reporting or other purposes.

      In accordance with the Financing Act, a valid and enforceable lien and security interest in the storm-recovery property will be created upon the issuance of the financing order and the execution and delivery of the sale agreement in connection with the issuance of the bonds. The lien and security interest attaches automatically from the time that value is received for the bonds and, on perfection through the timely filing of a notice with the Florida Secured Transaction Registry, will be a continuously perfected lien and security interest in the storm-recovery property. Upon the issuance of the financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a notice with the Florida Secured Transaction Registry in accordance with the Financing Act, the transfer of the storm-recovery property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

Conditions to the Sale of Storm-Recovery Property

      Our obligation to purchase storm-recovery property on the issue date for the bonds of any series is subject to the satisfaction or waiver of each of the following conditions,

      o on or prior to the issue date, the seller must deliver to us a duly executed bill of sale identifying storm-recovery property to be conveyed on that date,

      o on or prior to the issue date, the representations and warranties of the seller in the sale agreement must be true and correct, the seller may not have breached any of its covenants in the sale agreement, and the servicer may not be in default under the servicing agreement,

      o on or prior to the issue date, we must have sufficient funds available to pay the purchase price for storm-recovery property to be conveyed and all conditions set forth in the indenture to the issuance of the bonds shall have been satisfied or waived,

      o on or prior to the issue date, the seller must have taken all action required to transfer ownership of storm-recovery property to be conveyed to us on the issue date, free and clear of all liens other than liens created by us pursuant to the indenture; and we or the servicer, on our behalf, must have taken any action required for us to grant the indenture trustee a first priority perfected security interest in the collateral and maintain that security interest as of the issue date,

      o the seller must receive and deliver to us and the indenture trustee opinions requested by us,

      o the seller must deliver to us and to the indenture trustee an officer's certificate confirming the satisfaction of each of these conditions, and

      o     the seller shall have received the purchase price.

Seller Representations and Warranties

      In the sale agreement, the seller will represent and warrant to us, as of the issue date, among other things, that:

      1. the seller is duly organized, validly existing and in good standing under the laws of Florida, with requisite corporate or other power and authority to own its properties and conduct its business as of the transfer date;

      2. the seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions, other than Florida, in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where a failure to qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the business, operations, assets, revenues or properties of the seller);

      3. the seller has the requisite corporate power and authority to execute and deliver the sale agreement and to carry out its terms; the seller has full corporate power and authority to own the storm-recovery property and sell and assign the storm-recovery property to us, and the seller has duly authorized such sale and assignment to us by all necessary corporate action; and the execution, delivery and performance of the sale agreement has been duly authorized by the seller by all necessary corporate action;

      4. the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

      5. the consummation of the transactions contemplated by the sale agreement do not conflict with the seller's organizational documents or any indenture, or other agreement or instrument to which the seller is a party or by which it is bound, result in the creation or imposition of any lien upon the seller's properties pursuant to the terms of any such indenture, agreement or other instrument (other than any that may be granted under the basic documents or any liens created by us pursuant to the Financing
            Act) or violate any existing law or any order, rule or regulation applicable to the seller of any court or of any federal or state regulatory body, administrative agency or other government instrumentality having jurisdiction over the seller or its properties;

      6. except as disclosed in the sale agreement and to the seller's knowledge, there are no proceedings or investigations pending or, to the seller's knowledge, threatened, before any court, federal or state regulatory body, administrative agencies or other governmental instrumentality having jurisdiction over the seller or its properties:

            o asserting the invalidity of the basic documents, the bonds, the Financing Act or the financing order;

            o seeking to prevent the issuance of the bonds or the consummation of any of the transactions contemplated by the basic documents;

            o challenging the seller's treatment of the bonds as debt of the seller for federal and state tax purposes; or

            o seeking a determination that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the basic documents, the bonds or the financing order;

      7. no governmental approvals, authorizations, consents, orders or other actions or filings, other than filings under the Financing Act or the Uniform Commercial Code, or UCC, of Florida or Delaware, are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the servicing agreement;

      8.    as to the storm-recovery property:

            o all historical data for the purpose of calculating the initial storm-recovery charges in the issuance advice letter and initial routine true-up adjustment request are true and correct, and the assumptions used for such calculations are reasonable and made in good faith;

            o the transfer, sale, assignment and conveyance of the storm-recovery property constitutes a sale or other absolute transfer of all of the seller's right, title and interest in the storm-recovery property to us; upon the execution of the sale agreement, seller will have no right, title or interest in the storm-recovery property and the storm-recovery property would not be part of the estate of the seller as debtor in the event of a filing of a bankruptcy petition; and

            o the seller is the sole owner of the storm-recovery property sold to us on the transfer date and such sale will have been made free and clear of all liens other than liens created by us pursuant to the indenture. All actions or filings, including filings with the Florida Secured Transaction Registry under the Financing Act and UCC and with the Delaware Secretary of State under the Delaware UCC, necessary to give us a valid first priority perfected ownership interest in the storm-recovery property and to grant the indenture trustee a first priority perfected ownership interest in the storm-recovery property, free and clear of all liens of the seller or anyone else have been made;

      9.    with respect to the Financing Act and the financing order:

            o the financing order has been issued by the Florida Commission in accordance with the Financing Act in compliance with all applicable laws, rules and regulations. The financing order became effective pursuant to the statute and is in full force and effect and final and nonappealable, and

            o the bonds are entitled to the protections provided by the Financing Act and the financing order is not subject to impairment, and the right to impose, collect and adjust the storm-recovery charge is irrevocable and not subject to impairment or adjustment, except for the periodic adjustments to the storm-recovery charges provided for in the financing order;

      10. under the Financing Act, the State may not take or permit any action which would impair the value of the storm-recovery property or reduce or alter, except for periodic adjustments allowed under the financing order, or impair the storm-recovery charges to be imposed, collected or remitted for the benefit of bondholders, under all principal, interest or other charges incurred or contracts to be performed in connection with the bonds are paid or performed in full;

      11. under the contract clauses of the State constitution and the United States constitution, the State, including the Florida Commission, cannot take any action that substantially impairs the rights of the bondholders unless such action is reasonable exercise of the State's sovereign powers and of a character to further a legitimate public purpose and, under the takings clauses of the State constitution and the United States constitution, the State cannot repeal or amend the Financing Act in contravention of the state pledge, unless just compensation, as determined by a court of competent jurisdiction, is provided to the bondholders; but nothing in paragraph (10) or (11) precludes any limitation or alteration if full compensation is made by law for the full protection of the storm-recovery charges and of the holders of the bonds or any assignee or party entering into a contract with the seller;

      12. there is no order by a court providing for the limitation or other impairment of the Financing Act, financing order, storm-recovery property or storm-recovery charges, or any rights arising under them, or that seeks to enjoy the performance of any obligations under the financing order which is adverse to the position of the storm-recovery bondholders;

      13. no other authorization or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other government instrumentality is required in connection with the creation or transfer of the storm-recovery property, except those that have been obtained or made and those that the seller, in its capacity as servicer under the servicing agreement, is required to make in the future pursuant to the servicing agreement;

      14. apart from amending the Constitution of the State, the voters of the State have no right of referendum or initiative to amend, repeal or revoke the Statute in a manner that would impair the security of the storm-recovery bondholders;

      15. for purposes of the Financing Act, the storm-recovery property constitutes a present property right that will continue to exist until the bonds are paid in full and the financing costs associated with the bonds have been recovered in full;

      16. the storm-recovery property consists of (a) the irrevocable right of the seller under the financing order to impose, collect and receive storm-recovery charges in the amount necessary to provide for full recovery of principal and interest on the bonds, together with the financing costs; (b) the right under the financing order to obtain periodic adjustments of the storm-recovery charges and
            (c) all proceeds arising out of the rights and interest described in (a) and (b). The storm-recovery property does not include any right to any revenues, collections, claims, rights, payments, money or proceeds of or arising from certain tax charges;

      17. after giving effect to the sale of any storm-recovery property under the sale agreement, the seller:

            --    is solvent and expects to remain solvent;

            -- is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

            -- is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

            -- reasonably believes that it will be able to pay its debts as they become due;

            -- is able to pay its debts as they mature and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity; and

      18. notwithstanding the foregoing, the seller makes no representation that amounts collected will be sufficient to meet payment obligations on the bonds or assumptions made in calculating the storm-recovery charges will in fact be realized.

      Certain of the representations and warranties that the seller makes in the sale agreement involve conclusions of law. The seller makes those representations and warranties in order to reflect the understanding of the basis on which we are issuing the bonds and to reflect the agreement that if this understanding proves to be incorrect, the seller will be obligated to indemnify us under certain circumstances. Please read "--Indemnification" below.

Covenants of the Seller

      In each sale agreement, the seller will make the following covenants:

      1. So long as any of the bonds are outstanding, the seller will keep in full force and effect its existence as a corporation and remain in good standing or equivalent status under the laws of the jurisdiction of its organization, obtain and preserve its qualifications to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the sale agreement and each other instrument or agreement to which the seller is a party necessary to the proper administration of the sale agreement and the transactions contemplated thereby.

      2. Except for the conveyances under the sale agreement or any lien for the benefit of us (as the issuing entity), the bondholders or the indenture trustee, the seller will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the storm-recovery property, whether existing as of the transfer date or thereafter created, or any interest therein. The seller shall not at any time assert any lien against or with respect to any storm-recovery property, and will defend the right, title and interest of us and of the indenture trustee, as our assignee in, to and under the storm-recovery property against all claims of third parties claiming through or under the seller.

      3. The seller will use the proceeds of the sale of the storm-recovery property in accordance with the financing order.

      4. If the seller is not the servicer and the seller receives any collections of the storm-recovery charge with respect to the storm-recovery property or the proceeds thereof, the seller agrees to pay the servicer all payments received by the seller in respect thereof as soon as practicable after receipt thereof by the seller, but in no event later than two business days after the seller becomes aware of such receipt.

      5. The seller will notify us and the indenture trustee promptly after becoming aware of any lien on any of the storm-recovery property, other than the conveyances under the sale agreement or the indenture.

      6. The seller shall materially comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the indenture trustee's interests in the storm-recovery property under any of the basic documents, the timing or amount of storm-recovery charges payable by customers or of seller's material obligations under the sale agreement.

      7.    So long as any of the bonds are outstanding:

            -- the seller will treat the bonds as our debt and not that of the seller, except for financial accounting and tax purposes;

            -- the seller will disclose in its financial statements that it is not the owner of the storm-recovery property and that our assets are not available to pay creditors of the seller or its affiliates (other than us);

            --    the seller will not own or purchase any bonds; and

            -- the seller shall disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles.

      8. The seller agrees that, upon the sale by the seller of storm-recovery property to us pursuant to the sale agreement:

            -- to the fullest extent permitted by law, including the Financing Act and applicable regulations of the Florida Commission, we will have all of the rights originally held by the seller with respect to the storm-recovery property, including the right to collect any amounts payable by any customer in respect of such storm-recovery property, notwithstanding any objection or direction to the contrary by the seller; and

            -- any payment by any customer to us will discharge that customer's obligations in respect of the storm-recovery property to the extent of such payment, notwithstanding any objection or direction to the contrary by the seller.

      9.    So long as any of the bonds are outstanding:

            -- in all proceedings relating directly or indirectly to the storm-recovery property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes);

            -- the seller will not make any statement or reference in respect of the storm-recovery property that is inconsistent with our ownership interest (other than for financial accounting or tax purposes);

            -- the seller will not take any action in respect of the storm-recovery property except as contemplated by the basic documents; and

            -- the seller will not sell storm-recovery property under a subsequent financing order in connection with the issuance of any additional storm-recovery bonds unless the rating agency condition has been satisfied.

      10. The seller will execute and file such filings required by law to fully preserve, maintain and protect our ownership interest in the storm-recovery property.

      11. The seller will institute any action or proceeding necessary to compel performance by the Florida Commission, the State of Florida or any of their respective agents of any of their obligations or duties under the Financing Act, any financing order or any issuance advice letter. The seller also agrees to take those legal or administrative actions that may be reasonably necessary to attempt (i) to protect us from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act, the financing order, any issuance advice letter or the rights of holders by legislative enactment or constitutional amendment that would be materially adverse to us, the indenture trustee or the bondholder or which would otherwise cause an impairment of the rights of us or the holders. The costs of any such actions or proceedings undertaken by the seller will be reimbursed by us as an operating expense.

      12. So long as any of the bonds are outstanding, the seller will pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the storm-recovery property, provided that no such tax need be paid if the seller or one of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

      13. The seller will comply with all filing requirements, including any post closing filings, in accordance with the financing order.

      14. Promptly after obtaining knowledge of any breach in any material respect of its representations and warranties in the sale agreement, the seller will notify us and the rating agencies of the breach.

      15. Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of our property, or ordering the winding up or liquidation of our affairs.

      16. Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

Indemnification

      The seller will indemnify and hold harmless us and the indenture trustee (for itself and for your benefit) and any of our respective officers, directors, employees and agents against:

      o any and all amounts of principal and interest on the bonds not paid when due or when scheduled to be paid,

      o any deposits required to be made by or to us under the basic documents or any financing order which are not made when required, and

      o any and all other liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these persons,

in each case, as a result of a breach by the seller of any of its representations, warranties and covenants in the sale agreement, except to the extent of losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of a representation or warranty made by such indemnified persons in the indenture or any related documents that gives rise to the seller's breach. The seller will have a 30-day opportunity to cure upon notice from us of a material breach of a covenant.

      The seller will indemnify us and the indenture trustee (for itself and for your benefit) and each of their respective officers, directors, employees, managers, and agents for, and defend and hold harmless each such person from and against, any and all taxes (other than taxes imposed on the bondholders as a result of their ownership of the bonds) that may at any time be imposed on or asserted against any such person as a result of (i) the sale and assignment of the storm-recovery property to us, (ii) the acquisition or holding of the storm-recovery property by us or (iii) the issuance and sale of the bonds by us, including any sales, gross receipts, general corporation, single business, personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of such person to withhold or remit taxes with respect to payments on any bonds.

      The seller will not be liable for any losses resulting solely from a downgrade in the ratings on the bonds or any consequential, incidental or indirect damages, including any loss of market value of the bonds, resulting solely from any downgrade of the ratings of the bonds.

      The seller will pay any and all taxes levied or assessed upon all or any part of our property or assets based on existing law as of the closing date.

      The Florida Commission may, subject to the outcome of an appropriate proceeding, take such action as it considers necessary or appropriate under its regulatory authority to require the seller to make customers whole for any losses, including, but not limited to, losses in the form of higher storm-recovery charges, that customers may incur by reason of (i) any failure of the seller's material representations or warranties in the sale agreement (except for the representations and warranties under items 9 through 16 above) or (ii) any material breach of the seller's covenants in the sale agreement (except for the covenants under item 11 above to the extent that they require the seller to institute proceedings against the Florida Commission or the State to compel performance of their obligations under the Financing Act, and any financing order or issuance advice letter).

      This indemnification will survive the resignation or removal of the indenture trustee and the termination of the sale agreement and will rank in priority with other general, unsecured obligations of the seller.

      Please read "Risk Factors--Other Risks Associated With an Investment in Bonds--The Obligation of the Seller or Servicer to Indemnify Us for a Breach of a Representation, Warranty or Covenant Might Not be Sufficient to Protect Your Investment."

Amendment

      The sale agreement may be amended with the prior written consent of the indenture trustee and the satisfaction of the rating agency condition. An amendment is subject to the objection of the Florida Commission within the time periods and subject to the conditions set forth in the sale agreement. We will notify the rating agencies promptly after the execution of any such amendment or consent. Please read "Description of the Bonds--Supplemental Indentures--Procedure for Obtaining Consent or Deemed Consent of the Florida Commission" in this prospectus.

Assumptions of the Obligations of the Seller

      Any person (a) into which the seller may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the seller, (b) which results from the division of the seller into two or more Persons and which succeeds to all or the major part of the electric distribution business of the seller, (c) which may result from any merger or consolidation to which the seller shall be a party and which succeeds to all or the major part of the electric distribution business of the seller, (d) which may succeed to the properties and assets of the seller substantially as a whole and which succeeds to all or the major part of the electric distribution business of the seller, or (e) which may otherwise succeed to all or the major part of the electric distribution business of the seller, and which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the seller under the sale agreement, shall be the successor to the seller thereunder without the execution or filing of any document or any further act by any of the parties so long as the conditions of any such assumption are met. The conditions include:


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      o     immediately after giving effect to such transaction, no
            representation or warranty made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

      o the seller shall have delivered to us and to the indenture trustee an officers' certificate and an opinions of counsel stating that such consolidation, merger or succession comply with the requirements of the sale agreement and that all conditions precedent relating to such transaction have been complied with,

      o the seller shall have delivered to the us and to the indenture trustee an opinion of counsel stating, in the opinion of such counsel, either (a) all filings to be made by the seller, or the seller in its capacity as servicer, including filings under the Financing Act and the UCC, that are necessary to preserve the interests of us and the indenture trustee in the storm-recovery property have been executed and filed or (b) that no such action is necessary to preserve such interests,

      o the rating agencies specified in the sale agreement will have received prior written notice of the transaction, and

      o the seller shall have delivered to us and to the indenture trustee an opinion of an independent tax counsel to the effect that, for federal income tax purposes, such consolidation or other succession to, and assumption of, the obligations of the seller will not result in a material adverse federal income tax consequence to us or to the seller, the indenture trustee or the holders of the outstanding bonds.

      So long as the conditions of any such assumption are met, the seller will automatically be released from its obligations under the sale agreement.

                            THE SERVICING AGREEMENT

      The following summary describes the material terms and provisions of each servicing agreement pursuant to which the servicer will undertake to service the storm-recovery property purchased on an issue date. We have filed the form of servicing agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified by reference to, the provisions of the applicable servicing agreement.

Servicing Procedures

      The servicer, as our agent, will manage, service and administer, and bill and collect payments in respect of the storm-recovery property according to the terms of the servicing agreement. The servicer's duties will include: calculating electricity demand and usage, billing, collecting and posting of the storm-recovery charges; responding to inquiries of customers, the Florida Commission or any federal, local or state government authority regarding the storm-recovery property; accounting for the billing and collection of the storm-recovery charges; investigating and handling delinquencies, processing and depositing collections and making periodic remittances, furnishing periodic reports and statements to us, the Florida Commission, the rating agencies and to the indenture trustee; making all filings with the Florida Commission and taking all other actions necessary to perfect our ownership interests in and the indenture trustee's lien on the storm-recovery property; and taking all necessary action in connection with true-up adjustments.

      Notwithstanding anything to the contrary in the servicing agreement, the duties of the servicer are qualified and limited in their entirety by the Financing Act, the financing order and any Florida Commission regulations in effect at the time such duties are to be performed.

      The servicer will also prepare servicing reports required to be filed by us with the SEC, as further described below. Please read "Evidence as to Compliance" below.

Servicing Standards and Covenants

      The servicing agreement will require the servicer, in servicing and administering the storm-recovery property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care it customarily employs and exercises in servicing and administering bill collections for its own account and for others.


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


      The servicing agreement requires the servicer to (i) administer and make collections in respect of the storm-recovery property with reasonable care and in material compliance with applicable law and regulations, including all Florida Commission regulations, using the same degree of care and diligence that the servicer exercises with respect to similar assets for its own account, (ii) follow customary standards, policies and practices for the industry in Florida in performing its duties, (iii) use reasonable efforts consistent with customary servicing standards to bill and collect the storm-recovery charges, calculate the storm-recovery charge in accordance with the Financing Act and the financing order, (iv) file such continuation statements necessary to maintain the perfected security interest of the indenture trustee in the storm-recovery property and (v) use reasonable efforts to otherwise enforce and maintain the indenture trustee's rights in respect of the storm-recovery property and comply in all material respects with all laws and regulations applicable to it relating to the storm-recovery property. The servicer will follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of the storm-recovery property which, in the servicer's judgment, may include the taking of legal action, at our expense.

      Following any fundamental change in the Florida energy markets which allows alternative energy suppliers to operate in the State, the servicer shall take reasonable steps to assure than no alternative energy supplier bills or collects any storm-recovery charge unless such alternative energy supplier is required to do so by an applicable law or regulation.

      To the extent not undertaken by the seller under the Sale Agreement, the servicer is responsible for instituting any proceeding to compel performance by the State of Florida or the Florida Commission of their respective obligations under the Financing Act or any financing order or subsequent financing order. The servicer will take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act, the financing order or the rights of holders of storm-recovery property by legislative enactment, constitutional amendment or other means that would be adverse to bondholders. Any costs associated with such legal or administrative action will be borne by us as a operating expense, provided, however, that the servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with the related indenture, and is not required to advance its own funds to satisfy these obligations.

      In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of FPL's electric distribution facilities, the servicer will assert that the court ordering such condemnation must treat such municipality as a successor to FPL under the Financing Act and the financing order.

      The servicing agreement also designates the servicer as the custodian of our records and documents.

The Florida Commission's Storm-Recovery Charge True-Up Adjustment Process

      Among other things, the servicing agreement requires the servicer to file, and the Financing Act requires the Florida Commission to approve, semiannual true-up adjustments to the rate at which storm-recovery charges are billed to customers. For more information on the true-up process, please read "FPL's Financing Order--FPSC- Guaranteed True-Up Mechanism--Storm-Recovery Charges Must be Trued-up Semiannually" in this prospectus. These adjustments are to be based on actual storm-recovery charge collections and updated assumptions by the servicer as to projected future billed revenue from which storm-recovery charges are allocated, projected electricity usage during the next period, expected delinquencies and write-offs and future payments and expenses relating to the storm-recovery property and the bonds.

      In addition, following the latest scheduled final payment date for the bonds, adjustments will be made quarterly and, during the last year in which the bonds of any series are outstanding, monthly, to reconcile actual storm-recovery charge collections with payment requirements.

      The servicer will request a non-standard true-up adjustment (i) if due to the filing of a base rate application by the electric utility, the allocation of responsibility for payment of the storm-recovery charges is altered, or (ii) if it deems it necessary or appropriate to address any material deviations between storm-recovery charge collections and payment requirements.


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      Each true-up adjustment will allocate the revenue requirement among all customer classes in accordance with the cost-of-service methodology filed in FPL's last rate case before the Florida Commission.

      The servicer will calculate the storm-recovery charges necessary to result in

      o     all accrued and unpaid interest being paid in full,

      o the outstanding principal balance of the bonds equaling the amount provided in the expected sinking fund schedule,

      o the amount on deposit in the capital subaccount equaling the required capital amount, and

      o all other fees, expenses and indemnities of the issuing entity being paid,

by (1) each of the next two scheduled payment dates, or (2) with respect to a true-up adjustment occurring after the last expected maturity date for any bonds, the earlier of the payment date preceding the next date for a true-up adjustment and the final maturity date for those bonds.

Remittances to Collection Account

      The servicer will make periodic payments on account of storm-recovery charge collections to the indenture trustee for deposit in the collection account. The servicer will remit estimated collection payments on the storm-recovery charges to the collection account each business day. For a description of the allocation of the deposits, please read "Security for the Bonds--How Funds in the Collection Account Will Be Allocated" in this prospectus.

      The servicer will remit to the indenture trustee storm-recovery charge collections based on its estimated system-wide charge-off percentage and the average number of days outstanding of bills. No less often than annually, the servicer and the indenture trustee will reconcile remittances of estimated payments arising from storm-recovery charges with actual storm-recovery charge payments received by the servicer to more accurately reflect the amount of billed storm-recovery charges that should have been remitted, based on the actual system-wide charge-off percentage. To the extent the remittances of estimated payments arising from the storm-recovery charge exceed the amounts that should have been remitted based on actual system-wide charge-offs, the servicer will be entitled to withhold the excess amount from any subsequent remittance to the indenture trustee until the balance of such excess is reduced to zero. To the extent the remittances of estimated payments arising from the storm-recovery charge are less than the amount that should have been remitted based on actual system with charge-offs, the servicer will remit the amount of the shortfall to the indenture trustee the next business day. Although the servicer will remit estimated payments arising from the storm-recovery charge to the indenture trustee, the servicer is not obligated to make any payments on the bonds.

Servicing Compensation

      The servicer will be entitled to receive an annual servicing fee in an amount equal to:

      o 0.05% of the initial principal amount of the bonds for so long as the servicer remains FPL or an affiliate (to be applied to FPL's storm reserve pursuant to the financing order); or

      o if FPL or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the indenture trustee, but any amount in excess of 0.60% of the initial principal amount of the bonds must be approved by the Florida Commission.

      The servicing fee shall be paid semiannually with half of the servicing fee being paid on each payment date. The indenture trustee will pay the servicing fee (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the bonds. Please read "Security for Bonds--How Funds in the Collection Account Will Be Allocated" in this prospectus.


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

Servicer Representations and Warranties; Indemnification

      In each servicing agreement, the servicer will represent and warrant to us and the Florida Commission (for the benefit of customers), as of the issue date of the bonds, among other things, that:

      o the servicer is a corporation duly organized, validly existing and is in good standing under the laws of the state of its organization, with the corporate and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of the servicing agreement and has the power, authority and legal right to service the storm-recovery property;

      o the servicer is duly qualified to do business as a foreign corporation in good standing or equivalent status, and has obtained all necessary licenses and approvals in all jurisdictions, other than Florida, in which the ownership or lease of property or the conduct of its business (including the servicing of the storm-recovery property as required by the servicing agreement) requires such qualifications, licenses or approvals (except where a failure to qualify and obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the servicer's business, operations, assets, revenues or properties or prospects or materially and adversely affect the servicing of the storm-recovery property);

      o the servicer has the corporate power and authority to execute and deliver the servicing agreement and to carry out its terms; and the execution, delivery and performance of the servicing agreement has been duly authorized by the servicer by all necessary corporate action;

      o the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law);

      o the consummation of the transactions contemplated by the servicing agreement and the fulfillment of its terms will not conflict with, result in any breach of, nor constitute (with or without notice or lapse of time) a default under the articles of incorporation or by-laws of the servicer or any other material indenture, agreement or other instrument to which the servicer is a party or by which it is bound; or result in the creation or imposition of any lien upon the servicer's properties pursuant to the terms of any such indenture or agreement or other instrument (except as contemplated in the indenture and as set forth in the sale agreement); or violate any law or any order, rule or regulation applicable to the servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties;

      o except for filings with the Florida Commission for adjusting the storm-recovery charges pursuant to the servicing agreement, or filing certain financing statements, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the servicer of the servicing agreement, the performance by the servicer of the transactions contemplated under the servicing agreement or the fulfillment by the servicer of the terms of the servicing agreement, except those which have previously been obtained or made;

      o except as disclosed in the servicing agreement and to the servicer's knowledge, there are no proceedings or investigations pending or, to the servicer's knowledge, threatened against the servicer before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties: (i) seeking to prevent issuance of the bonds or the consummation of the transactions contemplated by the servicing agreement or any of the other basic documents, or, if applicable, any additional indenture or subsequent sale agreement; (ii) seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement or any of the other basic documents or, if applicable, any additional indenture or subsequent sale agreement; or (iii) relating to the servicer and which might materially and adversely affect the federal or state income, gross receipts or franchise tax attributes of the bonds; and



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      o     each report or certificate delivered in connection with any filing made to the Florida Commission by the servicer on our behalf with respect to the storm-recovery charges or periodic adjustments will constitute a representation and warranty by the servicer that each such report or certificate, as the case may be, is true and correct in all material respects. To the extent that any such report or certificate is based in part or upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the servicer on the date such report is delivered.

      The servicer is not responsible for any ruling, action or delay of the Florida Commission, except those caused by the servicer's failure to file required applications in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also is not liable to us, to the indenture trustee, or to bondholders for the calculation of the storm-recovery charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has not acted in bad faith and has not acted in a grossly negligent manner.

      The servicer will indemnify, defend and hold harmless us and the indenture trustee (for itself and for your benefit) and the independent managers and each of their respective officers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising from the servicer's willful misconduct, bad faith or gross negligence in the performance of its duties and the servicer's material breach of any of its representations or warranties that results in a default by the servicer under the servicing agreement. The servicer will not be liable to any such party, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct, bad faith or gross negligence of the party seeking indemnification.

      The servicer will indemnify the indenture trustee (in its own capacity) and its respective officers, directors and agents for any and all liabilities, obligations, losses, damages payments and claims arising from the acceptance and performance of the trusts and the duties under the servicing agreement and in the indenture.

      This indemnification will survive the resignation or removal of the indenture trustee and the termination of the servicing agreement and will rank in priority with other general, unsecured obligations of the servicer.

      The servicer will also indemnify the Florida Commission (on behalf of customers) to the extent customers incur losses, including without limitation losses associated with higher servicing fees payable to a successor servicer because of the servicer's imprudent actions (or negligence in the case of losses associated with such higher servicing fees), misconduct or termination of the servicing agreement for cause. The servicer's obligation to indemnify the Florida Commission (on behalf of customers) will survive the termination of the servicing agreement.

      The servicer releases us and our independent managers, the indenture trustee and each of our respective officers, directors and agents from any actions, claims and demands which the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the storm-recovery property or the servicer's activities, other than actions, claims and demands arising from the willful misconduct, bad faith or gross negligence of the parties.

Matters Regarding the Servicer

      FPL may not resign from its obligations and duties as servicer thereunder, except when FPL determines that performance of its duties under the servicing agreement is no longer permissible under applicable law.

      No resignation by, or termination of, FPL as servicer will become effective until a successor servicer has been approved by the Florida Commission and has assumed FPL's servicing obligations and duties under the servicing agreement.

      Neither the servicer nor any of its directors, officers, employees, and agents will be liable to us or to the indenture trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under the servicing agreement. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the


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indenture trustee or on any document prima facie properly executed submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at our expense.

      Any entity which becomes the successor by merger, division, sale, transfer, lease, management contract or otherwise to all or a major part of the servicer's electric distribution business may assume all of the rights and obligations of the servicer under the servicing agreement without the execution or filing of any document. The following are conditions to the transfer of the duties and obligations to a successor servicer:

      o immediately after the transfer, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default or event which after notice of, lapse of time or both, would become a servicer default, has occurred and is continuing;

      o the servicer has delivered to us, to the Florida Commission, the indenture trustee and the rating agencies an officer's certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with;

      o the servicer has delivered to us, to the Florida Commission, to the indenture trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those with the Florida Commission, to protect our interests in all of the storm-recovery property have been made or that no filings are required; and

      o the servicer has given prior written notice to the rating agencies.

      So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

Servicer Defaults

      Servicer defaults under the servicing agreement will include, among other things:

      o any failure by the servicer to remit to the indenture trustee, on our behalf, any funds actually collected as part of the storm-recovery property and required to be remitted pursuant to the servicing agreement with respect to the bonds that continues unremedied for five business days after written notice is received by the servicer and the Florida Commission from us or from the indenture trustee;

      o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement of the servicer set forth in the servicing agreement, which failure materially and adversely affects the storm-recovery property or the rights of storm-recovery bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer by us, by the Florida Commission or by the indenture trustee or after discovery of such failure by an officer of the servicer;

      o any representation or warranty made by the servicer in the servicing agreement or any basic document will prove to have been incorrect in a material respect when made, which has a material adverse effect on us or the storm-recovery bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us or the indenture trustee after such failure is discovered by an officer of the servicer, as the case may be; and

      o events of bankruptcy, insolvency, receivership or liquidation occurs with respect to the servicer.

Rights When Servicer Defaults

      In the event of a servicer default that remains unremedied, the indenture trustee may, or at the direction of the holders of a majority of the outstanding principal amount of the bonds or, at the direction of the Florida Commission, by notice then given in writing to the servicer, will terminate all the rights and obligations (other than servicer's indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed) of the servicer under the


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servicing agreement. In addition, upon a servicer default, then we and the indenture trustee shall be entitled to apply to any court of competent jurisdiction for sequestration and payment to the indenture trustee of revenues arising with respect to the applicable storm-recovery property.

      On or after the receipt by the servicer of a notice of termination, all authority and power of the servicer under the servicing agreement, whether with respect to the storm-recovery property, the related storm-recovery charges or otherwise, shall, upon appointment of a successor servicer under the servicer agreement, without further action, pass to and be vested in such successor servicer and, without limitation, each trustee is hereby authorized and empowered to execute and delivery, on behalf of the predecessor servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of the notice of termination, whether to complete the transfer of the storm-recovery property records and related documents, or otherwise. The predecessor servicer shall cooperate with the successor servicer, the indenture trustee and with us in effecting the termination of the responsibilities and rights of the predecessor servicer under the servicing agreement, including the transfer to the successor servicer for administration by it of all cash amounts that shall at the time be held by the predecessor servicer for remittance, or shall thereafter be received by it with respect to the storm-recovery property or the related storm-recovery charges. As soon as practicable after receipt by the servicer of such notice of termination, the servicer shall deliver the storm-recovery property records to the successor servicer. All reasonable costs and expenses (including attorneys' fees and expenses) incurred in connection with transferring the storm-recovery property records to the successor servicer and amending the servicing agreement to reflect such succession as servicer pursuant to the servicing agreement shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. Termination of FPL as servicer shall not terminate FPL's rights or obligations under the sale agreement.

Waiver of Past Defaults

      The indenture trustee, with the consent of the Florida Commission and holders of a majority of the outstanding principal amount of the bonds may waive in writing any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the indenture trustee in according with the servicing agreement. Upon any such waiver of a past default, such default shall cease to exist, and any default of the servicer arising therefrom shall be deemed to have been remedied for every purpose of the servicing agreement. The servicing agreement provides that no waiver will impair the bondholders' rights relating to subsequent defaults.

Successor Servicer

      Upon the receipt of a notice of termination or upon the servicer's resignation in accordance with the terms of the servicing agreement, the predecessor servicer shall continue to perform its functions as servicer and shall be entitled to receive the requisite portion of the servicing fees, until a successor servicer has assumed in writing the obligations of the servicer. In the event of the servicer's removal or resignation, the indenture trustee may, and at the direction of the holders of a majority of the principal amount of the outstanding bonds or the Florida Commission shall, appoint a successor servicer.

      The indenture trustee may appoint or, if no successor servicer has been appointed within 30 days after the delivery of the termination notice, petition the Florida Commission or a court of competent jurisdiction for the appointment of, a successor servicer which is permitted to perform the duties of the servicer pursuant to the Financing Act, the Florida Commission regulations, the financing order and the servicing agreement, satisfies criteria specified by the nationally recognized statistical rating agencies rating the bonds, and enters into a servicing agreement with us having substantially the same provisions as the servicing agreement in effect between us and the predecessor servicer. Any successor servicer may resign only if it is prohibited from servicing as such by applicable law.

      If for any reason a third party assumes the role of the servicer under the servicing agreement, the servicing agreement requires the servicer, on an ongoing basis, to cooperate with us and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

Amendment

      The servicing agreement may be amended with the prior written consent of the indenture trustee and the satisfaction of the rating agency condition. An amendment is subject to the objection of the Florida Commission within the time periods


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and subject to the conditions set forth in the servicing agreement. We will notify the rating agencies promptly after the execution of any such amendment or consent. Please read, "Description of the Bonds--Supplemental
Indentures--Procedure for Obtaining Consent or Deemed Consent of the Florida Commission" in this prospectus.

Evidence as to Compliance

      The servicing agreement provides for delivery to us and to the indenture trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2008, of a certificate signed by an officer of the servicer stating that a review of the servicer's activities during the preceding 12 months ended December 31 (or preceding period since the closing date of the issuance of the bonds in the case of the first statement) has been made under such officer's supervision and that to the best of such officer's knowledge, the service has fulfilled its obligations under the servicing agreement in all material respects throughout the preceding twelve months ended December 31 (or preceding period since the closing date of the issuance of the bonds in the case of the first certificate) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The servicing agreement also provides for the delivery to us, on or before March 31 of each year, beginning March 31, 2008, of a report, pursuant to Regulation AB, regarding the servicer's assessment of servicing criteria during the immediately preceding calendar year, as required under the Exchange Act and Regulation AB. This report will be included in our annual 10-K filing.

      The servicing agreement provides that a firm of independent public accountants, at our expense, will furnish to us, the indenture trustee, the Florida Commission and the rating agencies on or before March 31 of each year, beginning March 31, 2008, a statement as to compliance by the servicer with standards relating to the servicing of the storm-recovery property during the preceding twelve months ended December 31 (or preceding period since the closing date of the issuance of the bonds in the case of the first statement). This report will state that the accounting firm has performed agreed upon procedures in connection with the servicer's compliance with the servicing procedures of the servicing agreement, identifying the results of the procedures and including any exceptions noted. In addition, the report will include a report that attests to, and reports on, the assessment made by the servicer as to its compliance with the servicing criteria set forth in (d) of
Item 1122 of Regulation AB. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the rules of the Public Accounting Company Oversight Board.

      The servicer shall cause each subservicer within the meaning of Item 1122 of Regulation AB to deliver a similar officer's certificate of compliance (including the report of an independent certified public accountant) within the same time frame.

      The servicer will also be required to deliver to us, the Florida Commission, the indenture trustee and the rating agencies monthly and semiannual certificates setting forth information relating to collections of storm-recovery charges received during the preceding calendar month or semiannual period, as the case may be. Each semiannual certificate will be delivered shortly before each payment date and will set forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the bonds and the amounts specified in the related expected amortization schedule after giving effect to any such payments, and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date.

      In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the indenture trustee and the rating agencies.

      You may obtain copies of the above statements and certificates by sending a written request addressed to the indenture trustee.

      You may also obtain copies of the above statements and certificates from the website associated with FPL, currently located at www.fpl.com.


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                 HOW A BANKRUPTCY MIGHT AFFECT YOUR INVESTMENT

Challenge to True Sale Treatment

      FPL will represent and warrant that the transfer of the storm-recovery property in accordance with the applicable sale agreement constitutes a true and valid sale and assignment of that storm-recovery property by FPL to us. It will be a condition of closing for the sale of storm-recovery property pursuant to a sale agreement that FPL will take the appropriate actions under the Financing Act, including filing a notice of transfer of an interest in the storm-recovery property, to perfect this sale. The Financing Act provides that a transfer of storm-recovery property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor's right, title and interest, as in a "true sale" under applicable creditors' rights principles, and not as a pledge or other financing, of the relevant storm-recovery property. We and FPL will treat such a transaction as a sale under applicable law. However, we expect that bonds will be reflected as debt on FPL's consolidated financial statements. In addition, we anticipate that the bonds will be treated as debt of FPL for federal income tax purposes.
Please read "The Storm-Recovery Property and the Financing Act--The Financing Act Provides for the Recovery of Storm-Recovery Costs and the Issuance of Storm-Recovery Bonds" and "Material U.S. Federal Income Tax Consequences." In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the storm-recovery property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors' rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of FPL and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the bonds.

      In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have "at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor's estate... sufficient to support the entry of" an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at
285. The court based its decision in large part on its view of the equities of the case.

      LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted "true sales." The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor's business.

      We and FPL have attempted to mitigate the impact of a possible recharacterization of a sale of storm-recovery property as a financing transaction under applicable creditors' rights principles. The sale agreement will provide that if the transfer of the applicable storm-recovery property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by FPL will be deemed to have granted to us on behalf of ourselves and the indenture trustee a first priority security interest in all FPL's right, title and Interest in and to the storm-recovery property and all proceeds thereof. In addition, the sale agreement will require the filing of a notice of security interest in the related storm-recovery property and the proceeds thereof in accordance with the Financing Act. As a result of this filing, we would be a secured creditor of FPL and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a FPL bankruptcy. Further, if, for any reason, a storm-recovery property notice is not filed under the Financing Act or we fail to otherwise perfect our interest in the storm-recovery property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of FPL.

      The Financing Act provides that, except as provided in the Financing Act, the creation, granting, perfection and enforcement of liens and security interests in storm-recovery property are governed by the Financing Act and not by the Florida Uniform Commercial Code. Under the Financing Act, a valid and enforceable lien and security interest in storm-recovery property may be created only by a financing order issued under the Financing Act and the execution and delivery of a security agreement with a holder of bonds or an indenture trustee or agent for the holder. The lien and security interest attaches automatically from the time value is received for the bonds. Upon perfection through the filing of a financing statement in the Florida Secured Transaction Registry, the security interest shall be a continuously perfected lien and security interest in the storm-recovery property, with priority in the order of filing and take precedence over any subsequent judicial or other lien


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

creditor. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a FPL bankruptcy. Further, if, for any reason, a storm-recovery property notice is not filed under the Financing Act or we fail to otherwise perfect our interest in the storm-recovery property sold pursuant to a sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of FPL.

Consolidation of the Issuing Entity and FPL

      If FPL were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of FPL and us. We and FPL have taken steps to attempt to minimize this risk. Please read "FPL Recovery Funding LLC, the Issuing Entity" in this prospectus. However, no assurance can be given that if FPL were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of FPL. Substantive consolidation would result in payment of the claims of the beneficial owners of the bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of Storm-Recovery Property as Current Property

      FPL will represent in the sale agreement, and the Financing Act provides, that the storm-recovery property sold pursuant to such sale agreement constitutes a current property right on the date that it is first transferred or pledged in connection with the issuance of the bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of FPL, a court would not rule that the applicable storm-recovery property comes into existence only as retail electric customers use electricity.

      If a court were to accept the argument that the applicable storm-recovery property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders of the storm-recovery bonds would attach to the related storm-recovery charges in respect of electricity consumed after the commencement of the bankruptcy case or that the applicable storm-recovery property has been sold to us. If it were determined that the applicable storm-recovery property had not been sold to us, and the security interest in favor of the storm-recovery bondholders did not attach to the applicable storm-recovery charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against FPL. If so, there would be delays and/or reductions in payments on the bonds. Whether or not a court determined that storm-recovery property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any storm-recovery charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the indenture trustee.

      In addition, in the event of a bankruptcy of FPL, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of FPL's costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the storm-recovery charge receipts used to make payments on the bonds.

      Regardless of whether FPL is the debtor in a bankruptcy case, if a court were to accept the argument that storm-recovery property sold pursuant to the applicable sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of FPL arising before that storm-recovery property came into existence could have priority over our interest in that storm-recovery property. Adjustments to the storm-recovery charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

      If FPL were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the indenture trustee against FPL as seller under the applicable sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the indenture trustee have against FPL. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against FPL based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.


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

      No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving FPL.

Enforcement of Rights by the Indenture Trustee

      Upon an event of default under the indenture, the Financing Act permits the indenture trustee to enforce the security interest in the storm-recovery property sold pursuant to the applicable sale agreement in accordance with the terms of the indenture. In this capacity, the indenture trustee is permitted to request the Florida circuit court to order the sequestration and payment to holders of bonds of all revenues arising from the applicable storm-recovery charges. There can be no assurance, however, that the Florida circuit court would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the indenture trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the Florida circuit court and an order requiring an accounting and segregation of the revenues arising from the storm-recovery property sold pursuant to the applicable sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

      The servicer is entitled to commingle the storm-recovery charges that it receives with its own funds until each date on which the servicer is required to remit funds to the indenture trustee as specified in the applicable servicing agreement, expected to be on a daily basis. The Financing Act provides that the relative priority of a lien created under the Financing Act is not defeated or adversely affected by the commingling of storm-recovery charges arising with respect to the related storm-recovery property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the storm-recovery charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer's bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the indenture trustee has only a general unsecured claim against the servicer for the amount of commingled storm-recovery charges held as of that date and could not recover the commingled storm-recovery charges held as of the date of the bankruptcy.

      However the court were to rule on the ownership of the commingled storm-recovery charges, the automatic stay arising upon the bankruptcy of the servicer could delay the indenture trustee from receiving the commingled storm-recovery charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled storm-recovery charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

      The servicing agreement will provide that the indenture trustee, as our assignee, may appoint a successor servicer that satisfies the rating agency condition. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer's replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that FPL as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the bonds. Except as set forth below under the caption "Material U.S. Federal Income Tax Consequences--Tax Consequences to Non-U.S. Holders," this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that hold their bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the United States federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold bonds as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, investors in pass-through entities and tax-


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exempt organizations). Also, except as set forth under the caption "Material
Florida State Tax Consequences," this discussion does not address the consequences to holders of the bonds under state, local or foreign tax laws.

      This discussion is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may be apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

      ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF STORM-RECOVERY BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

Taxation of the Issuing Entity and Characterization of the Bonds

      Based on Revenue Procedure 2005-62, 2005-37 IRB, it is the opinion of Tax Counsel that for U.S. federal income tax purposes, (1) we will not be treated as a taxable entity separate and apart from FPL and (2) the bonds will be treated as debt of FPL. This opinion is based on certain representations made by us and FPL, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the bonds. By acquiring a storm-recovery bond, a storm-recovery bondholder agrees to treat the storm-recovery bond as debt for United States federal income tax purposes.

Tax Consequences to U.S. Holders

      Interest. Interest income on the bonds will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting. We expect that the bonds will not be issued with original issue discount. If any series of bonds is issued with original issue discount, the prospectus supplement for that series of bonds will address the tax consequences of purchasing bonds with original issue discount.

      Sale or Retirement of Bonds. On a sale, exchange or retirement of a storm-recovery bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder's tax basis in the storm-recovery bond. A U.S. Holder's tax basis in its bonds is the U.S. Holder's cost, subject to adjustments. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the storm-recovery bond was held for more than one year at the time of disposition. If a U.S. Holder sells the storm-recovery bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the storm-recovery bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder's income, it will be treated as ordinary interest income and not as capital gain.

Tax Consequences to Non-U.S. Holders

      Withholding Taxation on Interest. Payments of interest income on the bonds received by a Non-U.S. Holder that does not hold its bonds in connection with the conduct of a trade or business in the United States, will generally not be subject to United States federal withholding tax, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of FPL Group entitled to vote, is not a controlled foreign corporation that is related to FPL Group through stock ownership, is not an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes, and FPL or its paying agent receives:

      o from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Internal Revenue Code;

      o a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

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

      o a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

      o a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner.

      In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to FPL or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the withholding tax. A Non-U.S. Holder generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower rate provided by an income tax treaty.

      Capital Gains Tax Issues. A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of bonds, unless:

      o the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or

      o the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and other requirements are satisfied.

Backup Withholding

      Backup withholding of United States federal income tax may apply to payments made in respect of the bonds to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the back up withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described above under "--Withholding Taxation on Interest" would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

      In addition, backup withholding of United States federal income tax may apply upon the sale of a storm-recovery bond to (or through) a broker, unless either (1) the broker determines that the seller is a corporation or other exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). The sale must also be reported by the broker to the IRS, unless either (1) the broker determines that the seller is an exempt recipient or (2) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.


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                    MATERIAL FLORIDA STATE TAX CONSEQUENCES

Certain State Tax Matters

      The following summary of certain state tax matters is based on the advice of Squire, Sanders & Dempsey L.L.P., Florida counsel to us and FPL.

      Corporations that are not otherwise subject to the Florida corporate net income tax will not become subject to the tax solely by investing in the bonds. Therefore, such corporations will not incur any Florida corporate net income tax liability with respect to interest payments received on the bonds. You are urged to consult your tax advisor to determine the Florida tax consequences of the purchase, ownership and disposition of the bonds.

      The discussions under "Material U.S. Federal Income Tax Consequences" and "Material Florida State Tax Consequences" are for general information only and may not be applicable depending upon a bondholder's particular situation. It is recommended that prospective bondholders consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the bonds, including the tax consequences under federal, state, local, non-U.S. and other tax laws and the effects of changes in such laws.

                             ERISA CONSIDERATIONS

General

      The Employee Retirement Income Security Act of 1974, known as ERISA, and
Section 4975 of the Internal Revenue Code impose certain requirements on plans subject to ERISA or Section 4975 of the Internal Revenue Code. ERISA and the Internal Revenue Code also impose certain requirements on fiduciaries of a plan in connection with the investment of the assets of the plan. For purposes of this discussion, "plans" include employee benefit plans and other plans and arrangements that provide retirement income, including individual retirement accounts and annuities and Keogh plans, as well as some collective investment funds and insurance company general or separate accounts in which the assets of those plans, accounts or arrangements are invested. A fiduciary of an investing plan is any person who in connection with the assets of the plan:

      o has discretionary authority or control over the management or disposition of assets, or

      o     provides investment advice for a fee.

      Some plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in the bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

      ERISA imposes certain general fiduciary requirements on fiduciaries, including:

      o     investment prudence and diversification, and

      o the investment of the assets of the plan in accordance with the documents governing the plan.

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as "parties in interest," unless a statutory or administrative exemption is available. Parties in interest include parties in interest under ERISA and disqualified persons under the Internal Revenue Code. The types of transactions that are prohibited include:

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and


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      o     the furnishing of goods or services.

      Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 501(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Regulation of Assets Included in a Plan

      A fiduciary's investment of the assets of a plan in the bonds may cause our assets to be deemed assets of the plan. Section 2510.3-101 of the regulations of the U.S. Department of Labor, as modified by Section 3(42) of ERISA, provides that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity only if the interest that is purchased by the plan is an equity interest, equity participation by benefit plan investors is significant and none of the other exceptions contained in
Section 2510.3-101 of the regulations applies. An equity interest is defined in Section 2510.3-101 of the regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point and unless otherwise stated in the prospectus supplement, it is anticipated that the bonds will be treated as indebtedness under local law without any substantial equity features.

      If the bonds were deemed to be equity interests in us and none of the exceptions contained in Section 2510.3-101 of the regulations were applicable, then our assets would be considered to be assets of any plans that purchase the bonds. The extent to which the bonds are owned by benefit plan investors will not be monitored. If our assets were deemed to constitute "plan assets" pursuant to Section 2510.3-101 of the regulations, as modified by Section 3(42) of ERISA, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and/or Section 4975 of the Internal Revenue Code.

      In addition, the acquisition or holding of the bonds by or on behalf of a plan could give rise to a prohibited transaction if we or the indenture trustee, FPL, any other servicer, FPL Group, any underwriter or certain of their affiliates has, or acquires, a relationship to an investing plan. Each purchaser of the bonds will be deemed to have represented and warranted that its purchase and holding of the bonds will not result in a prohibited transaction.

      Before purchasing any bonds by or on behalf of a plan, you should consider whether the purchase and holding of bonds might result in a prohibited transaction under ERISA or Section 4975 of the Code and, if so, whether any prohibited transaction exemption might apply to the purchase and holding of the bonds.

Prohibited Transaction Exemptions

      If you are a fiduciary of a plan, before purchasing any bonds, you should consider the availability of one of the Department of Labor's prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:

      o PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

      o PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager";

      o PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

      o PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

      o PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

      o PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager."; and

      o the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempts certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

      We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the bonds by, or on behalf of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions or statutory exemptions were deemed to apply, bonds may not be purchased with assets of any plan if we or the indenture trustee, FPL, any other servicer, FPL Group, any underwriter or any of their affiliates:

      o has investment discretion over the assets of the plan used to purchase the bonds;

      o has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

      o unless prohibited transaction class exemption 90-1 or 91-38 applied to the purchase and holding of the bonds, is an employer maintaining or contributing to the plan.

Consultation with Counsel

      If you are a fiduciary which proposes to purchase the bonds on behalf of or with assets of a plan, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

                                USE OF PROCEEDS

      Proceeds from the sale of any series of bonds, net of underwriter's discount, will be used by us to acquire the storm-recovery property from FPL. We may not use the proceeds from the sale of the bonds for general corporate or commercial purposes. We understand that FPL will use the net proceeds from the sale of the storm-recovery property to pay or reimburse itself for storm-recovery costs, to fund a reserve for payment of such costs, and to pay authorized financing costs.

                             PLAN OF DISTRIBUTION

      We may sell some or all of the bonds on a negotiated or competitive bid basis to or through one or more underwriters or dealers. We may also sell some or all of the bonds directly to institutional investors or other purchasers or through agents.

      The names of any underwriters, dealers or agents will be set forth in the related prospectus supplement. We will also set forth in the relevant prospectus supplement: the terms of the offering of the bonds; the proceeds we will receive from the sale; any underwriting discounts and other items constituting underwriters' compensation; any initial public offering price; and any discounts or concessions allowed or reallowed or paid to the dealers.

      We may distribute the bonds from time to time in one or more transactions at a fixed or varying price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      We will describe the method of distribution of the bonds in the relevant prospectus supplement. If we use underwriters with respect to an issuance of bonds, we will set forth in the relevant prospectus supplement: the names of the managing underwriter, if any; the name of any other underwriters; and any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any bonds will: entitle the underwriters to indemnification by us and FPL against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability; subject the obligations of the underwriters to certain conditions precedent; and obligate the underwriters to purchase all bonds offered in a particular offering if any bonds are purchased.

      If we use a dealer in an offering of bonds, we will sell the bonds to the dealer, as principal. The dealer may then resell the bonds to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the related prospectus supplement.

      If we use an agent in an offering of bonds, we will name the agent and describe the terms of the agency in the related prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

      Dealers and agents named in a prospectus supplement may be considered underwriters of the bonds described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act and FPL. In the ordinary course of business, FPL and its affiliates, including us, may engage in transactions with underwriters, dealers and agents and they may perform services for FPL and its affiliates, including us.

      We may authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase the bonds at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future or at varying prices to be determined at the time of sale or at the time of commitment therefor. Institutions with whom such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the bonds shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

      If underwriters or dealers are used in the sale, until the distribution of the bonds is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the bonds. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the bonds while the offering is in progress. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the bonds. If the underwriters create a short position in the bonds in connection with the offerings (in other words, if they sell more bonds than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing the bonds in the open market. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. In general, purchases of a bond for the purpose of stabilization or to reduce a short position could cause the price of the bond to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the bonds to the extent that it discourages resales of the bonds.

      The bonds are a new issue of securities with no established trading market. The bonds will not be issued on any securities exchange or the Nasdaq stock market. No assurance can be given as to the ability of holders of the bonds to resell the bonds.

                          RISK WEIGHTING OF THE BONDS
                UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

      If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, the Basel Accord), the bonds may attract the same risk weighting as "claims on" or "claims guaranteed by" non-central government bodies within the United States, which are accorded a 20% risk weighting.

      We have been informed that the United Kingdom's Financial Services Authority has issued individual guidance to one or more investors in transactions not involving us or our affiliates that an investment in bonds issued under a Texas statute similar to the Financing Act can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U. S. Agency corporate securities (FNMA, FHLMC, etc.) and that this determination is based in part on the following factors, which are also present in our transaction:

      o the ability to issue storm-recovery bonds has been established by the State under the Financing Act to finance the recovery of storm-recovery costs;

      o under the Financing Act and the financing order, FPL is authorized to establish us as a special purpose entity, responsible to the State and the Florida Commission on an ongoing basis as provided in our organizational documents, the transaction documents and the financing order, to issue storm-recovery bonds;

      o     we are not owned by the Florida Commission or the State;

      o storm-recovery bonds are payable through storm-recovery charges, which are a financial charge, on all FPL's customers (individuals, corporations, other businesses, and federal, state and local governmental entities), even if these customers elect to purchase electricity from another supplier following a fundamental change in the regulation of public utilities in Florida;

      o the amount of storm-recovery charges in respect of the storm-recovery bonds will be approved by the Florida Commission at a level designed to ensure repayment of the storm-recovery bonds;

      o should customers fail to pay the storm-recovery charges, then there is a true-up mechanism which allows us to recalculate the storm-recovery charges such that those customers who do pay will make up the difference; this increase has to be approved by the Florida Commission; and the State of Florida is one of these customers and therefore would be a payer of last resort so long as it remains a customer. See "FPL's Financing Order--FPSC-Guaranteed True-Ups: Entire Private Sector Default" above;

      o the Florida Commission guarantees that it will take action to ensure that the true-up mechanism is used;

      o pursuant to the Financing Act, the State of Florida pledges not to take any action that would impair the value of the storm-recovery property, which includes our right to impose, collect and receive storm-recovery charges and the operation of the true-up mechanism;

      o the indenture trustee has a first priority lien on storm-recovery property and associated storm-recovery charge payments;

      o storm-recovery charges are directly and expressly linked to payments of principal and interest on storm-recovery bonds;

      o the obligation of customers (including the State of Florida and local governments) to pay storm-recovery charges is unaffected by:

            -- the entity from which they purchase electricity, following a fundamental change in the regulation of public utilities in Florida,

            -- the quality of electricity service provided, so that customers cannot refuse to pay storm-recovery charges because of poor service, or

            -- other customers finding some entitlement not to pay or initiating court actions, including actions against the State of Florida, over the storm-recovery charges.

      However, we cannot assure you that any or all or any of the foregoing factors will result in the storm-recovery bonds attracting a 20% risk weighting under any national law, regulation or policy implementing the Basel Accord.

      Before acquiring any bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to confirm that an investment in the bonds is permissible and in compliance with any applicable investment or other limits.

      Please read "The Storm-Recovery Property and the Financing Act--The Financing Act Authorizes Utilities to Recover Storm-Related Costs Through the Issuance of Storm-Recovery Bonds," "The Storm-Recovery Property and the Financing Act--The Financing Act Provides for the Issuance of Financing Orders," "FPL's Financing Order--FPSC True-Up Mechanism" and
"--FPSC-Guaranteed True-Ups: Entire Private Sector Default" in this prospectus for more information on certain of the points noted above.

                             RATINGS FOR THE BONDS

      It is a condition of issuance of any series of bonds that the bonds be rated "Aaa" by Moody's, "AAA" by S&P, and "AAA" by Fitch.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain its rating on any note, and, accordingly, we can give no assurance that the ratings assigned to any tranche of bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any tranche of bonds is revised or withdrawn, the liquidity of such tranche of bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of principal payments on the bonds other than the payment in full of each tranche of the bonds by the applicable final maturity date, as well as the timely payment of interest.

                      WHERE YOU CAN FIND MORE INFORMATION

      FPL as sponsor has filed a registration statement with the SEC relating to the securities. This prospectus and the prospectus supplement for each series of bonds are part of the registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in the registration statement. For further information, please see the registration statement, as it may be amended, and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC's offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at "http//www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

      We or FPL as sponsor will also file with the SEC all of the periodic reports we are required to file under the Exchange Act and the rules, regulations or orders of the SEC thereunder. These periodic reports will be filed with the SEC under file number _______.

      The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in the prospectus supplement or information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus any future filings, which we or FPL, as our sponsor, make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any annual reports on Form 10K) until the offering of the bonds is completed. These reports will be filed under our own name as issuing entity. Any statement contained in this prospectus, in the prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and the prospectus supplement to the extent that a statement contained in this prospectus, the prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.

                               LEGAL PROCEEDINGS

      There are no legal or governmental proceedings pending against us, FPL or the indenture trustee, or of which any property of the foregoing is subject, that is material to the holders of the bonds.

                                 LEGAL MATTERS

      Certain legal matters relating to us and the issuance of the bonds will be passed upon for FPL and for us by Sidley Austin LLP, San Francisco, California, and by Squire, Sanders & Dempsey L.L.P., Miami, Florida, for us by Richards Layton & Finger, P.A., Wilmington, Delaware, and for the underwriters, if any, by [_______________]. Certain legal matters relating to the federal income tax consequences of the issuance of the bonds will be passed upon for FPL and for us by Sidley Austin LLP. Certain legal matters relating to the Florida tax consequences of the issuance of the bonds will be passed upon for FPL and for us by Squire, Sanders & Dempsey L.L.P.

                           GLOSSARY OF DEFINED TERMS

      "Bankruptcy Code" means Title 11 of the United States Code, as amended.

      "Basel Accord" means the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision, as amended.

      "Basic documents" means, with respect to any series of storm-recovery bonds, the sale agreement, servicing agreement, indenture or bills of sale given by the seller and the notes evidencing the storm-recovery bonds, as well as the limited liability company agreement.

      "Bonds" means the senior secured bonds offered by this prospectus.

      "Business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in[___], New York, New York, or [___] are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

      "Clearstream" means Clearstream Banking, Luxembourg, S.A.

      "Collateral" means all of the assets of the issuing entity pledged to the indenture trustee for the benefit of the holders of the bonds, which includes the storm-recovery property, all rights of the issuing entity under the sale agreement, the servicing agreement and the other documents entered into in connection with the bonds, all rights to the collection account and the subaccounts of the collection account, and all other property of the issuing entity relating to the bonds, including all proceeds.

      "Collection account" means the segregated trust account relating to the bonds designated the collection account for that series and held by the indenture trustee under the indenture.

      "Customer" means any customer (individuals, corporations, other businesses, and federal, state and local governmental entities) receiving transmission or distribution service from FPL or its successors or assignees under Florida Commission approved rate schedules or under special contracts, even if the customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Florida.

      "DTC" means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

      "Eligible Institution" means (1) the corporate trust department of the indenture trustee or a subsidiary thereof or (2) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (A) which has either (i) a long-term unsecured debt rating of "AAA" by S&P and "A2" by Moody's and if rated by Fitch, "AAA" by Fitch or (ii) a certificate of deposit rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Euroclear" means the Euroclear System.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Final maturity date" means the legal maturity date of that tranche of bonds.

      "Financing Act" means legislation, enacted by the Florida legislature in 2005 and codified as Section 366.8260, Florida Statutes.

      "Financing order" means the financing order issued by the Florida Commission on May 30, 2006, as amended on July 21, 2006.

      "Fitch" means Fitch Ratings.

      "Florida Commission condition" means, with respect to amendments, modifications, or supplements to, or waivers of defaults under, any basic document, obtaining from the Florida Commission its required consent or acquiescence for the proposed action.

      "FPL" means Florida Power & Light Company.

      "FPL Group" means FPL Group, Inc., a Florida Corporation.

      "FPSC-Guaranteed True-Up Mechanism" or "True-Up Mechanism" means the mechanism required by the financing order whereby storm-recovery charges are reviewed and adjusted at least semiannually. The rates at which storm-recovery charges are billed to customers will be adjusted to correct any overcollections or undercollections from prior periods.

      "FPSC" or "Florida Commission" means Florida Public Service Commission.

      "Indenture trustee" means the indenture trustee named in the applicable prospectus supplement.

      "Indenture" means the indenture to be entered into between the issuing entity and the indenture trustee, providing for the bonds, as the same may be amended and supplemented from time to time.

      "Internal Revenue Code" or "Code " means the Internal Revenue Code of 1986, as amended.

      "Issue date" means for any series of bonds the issue date specified in the applicable indenture.

      "Issuing entity" means FPL Recovery Funding LLC.

      "kWh" means kilowatt-hour.

      "Moody's" means Moody's Investors Service, Inc.

      "MWh" means megawatt-hour.

      "Nonbypassable" refers to the right of the servicer to collect the storm-recovery charges from all existing and future customers of FPL.

      "Payment date" means the date or dates on which interest and principal are to be payable on any tranche of bonds.

      "PTCE" means a prohibited transaction class exemption of the United States Department of Labor.

      "Rating agency" means any of Moody's, S&P and Fitch.

      "Rating agency condition" means, with respect to any action, the notification in writing to each rating agency of such action, and written confirmation from each of Fitch and Standard & Poor's and, with respect to the issuance of the bonds only, written confirmation from all of the Rating Agencies, in all instances sent to the servicer, the indenture trustee and the issuing entity, to the effect that such action or issuance, as applicable, will not result in a suspension, reduction or withdrawal of the then-current rating by such rating agency of any outstanding tranche of the bonds.

      "Record date" means the date or dates with respect to each payment date on which it is determined the person in whose name each bond is registered will be paid on the respective payment date.

      "Required capital amount" means the amount required to be funded in the capital subaccount for the bonds, which will equal 0.50% of the principal amount of the bonds.

      "S&P" means Standard and Poor's, a Division of The McGraw-Hill
Companies.

      "Sale agreement" means the sale agreement to be entered into on the issue date between the issuing entity and FPL, pursuant to which FPL sells and FPL Recovery Funding LLC buys the storm-recovery property securing the bonds of a series.

      "Scheduled final payment" means, for a tranche of bonds, the date by which we expect to pay in full all interest on and principal of that tranche.

      "SEC" means the U.S. Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Seller" means FPL, as the seller of the storm-recovery property, and each successor of FPL (in the same capacity) pursuant to the sale agreement.

      "Servicer" means FPL, as the servicer of the storm-recovery property, and each successor or assignee of FPL (in the same capacity) pursuant to the servicing agreement.

      "Servicing agreement" means a servicing agreement to be entered into on the issue date between the issuing entity and FPL, as the same may be amended and supplemented from time to time, pursuant to which FPL undertakes to service storm-recovery property securing the bonds of a series.

      "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

      "Storm-recovery charge" means the storm bond repayment charge authorized by the Commission to be imposed on all electric customers by FPL to recover storm-recovery costs and other amounts pursuant to the financing order.

      "Storm-recovery costs" has the meaning specified in the Financing Act.

      "Storm-recovery property" means the storm-recovery property as defined in the Financing Act and the financing order, and that is sold by the seller to the issuing entity under the sale agreement.

      "Treasury Regulations" means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

      "U.S. Holder" means a holder of a storm-recovery bond that is (i) a citizen or resident of the United States. (ii) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the United States is able to exercise primary authority over its administration and (B) one or more United States persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Treasury Regulations.



No dealer, salesperson or other person has been
authorized to give any information or to make any
representations, other than those contained in the              ===================================================
prospectus or prospectus supplement. Any such
information or any such representations are not
authorized by the issuing entity, the sponsor [or                               $--------------
any underwriters]. Do not rely on any such
information or any such representations.
                                                                           FPL Recovery Funding LLC
The information in the prospectus or prospectus                                 Issuing Entity
supplement is only accurate as of the date of this
prospectus supplement.                                                   Florida Power & Light Company
                                                                         Seller, Servicer and Sponsor
All dealers effecting transactions in the offered
securities within 90 days after the date of this                        Senior Secured Bonds, Series A
prospectus supplement may be required to delivered
the prospectus and prospectus supplement,                                           Tranche
regardless of their participation in this                                       A-1 $__________
distribution. This is in addition to the                                        A-2 $__________
obligations of dealers to deliver the prospectus                                A-3 $__________
and prospectus supplement when acting as                                        A-4 $__________
underwriters or when selling their unsold
allotments or subscriptions.
                                                                                      ---
                                                                                 -------------
                                                                             PROSPECTUS SUPPLEMENT
                                                                                ---------------
                                                                                [Underwriters]



                                                                ===================================================

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

    Registration Fee.........................................$      30.70
    Printing Expenses........................................          **
    Trustee Fees and Expenses................................          **
    Legal Fees and Expenses..................................          **
    Accountants' Fees and Expenses...........................          **
    Rating Agencies' Fees....................................          **
    Miscellaneous............................................          **
                                                             ------------

              Total..........................................$      30.70

-----------
* All amounts, other than the Registration Fee and the Legal Fees and Expenses, are estimates of expenses to be incurred in connection with the issuance and distribution of a series of securities in an aggregate principal amount assumed for these purposes to be equal to $1,000,000 of securities registered by this Registration Statement.

**   To be filed by amendment.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 607.0850 of the Florida Statutes generally permits Florida Power & Light Company (the "Registrant") to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to the Registrant if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, the Registrant may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits the Registrant to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) an action in violation of Florida Statutes Section 607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     Furthermore, Florida Statutes Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable, (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

     The Registrant's bylaws provide generally that the Registrant shall, to the fullest extent permitted by law, indemnify all directors and officers of the Registrant, directors, officers, or other employees serving as a fiduciary of an employee benefit plan of the Registrant, as well as any employees or agents of the Registrant or other persons serving at the request of the Registrant in any capacity with any entity or enterprise other than the Registrant to whom the Registrant has agreed to grant indemnification (each, an "Indemnified Person") to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an Indemnified Person. Such indemnification covers all expenses incurred by any Indemnified Person (including attorneys' fees) and all liabilities and losses (including judgments, fines and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.

     In addition, FPL Group on behalf of the Registrant carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act.


ITEM 16.  EXHIBITS

     1.1       Form of Underwriting Agreement for the Senior Secured Bonds.*

     1.2       Form of Bid and Statement of Terms Relating to Bids.*

     3.1 Restated Articles of Incorporation of FPL dated March 23, 1992 (filed as Exhibit 3(i)a to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.2 Amendment to FPL's Restated Articles of Incorporation dated March 23, 1992 (filed as Exhibit 3(i)b to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.3 Amendment to FPL's Restated Articles of Incorporation dated May 11, 1992 (filed as Exhibit 3(i)c to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.4 Amendment to FPL's Restated Articles of Incorporation dated March 12, 1993 (filed as Exhibit 3(i)d to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.5 Amendment to FPL's Restated Articles of Incorporation dated June 16, 1993 (filed as Exhibit 3(i)e to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.6 Amendment to FPL's Restated Articles of Incorporation dated August 31, 1993 (filed as Exhibit 3(i)f to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.7 Amendment to FPL's Restated Articles of Incorporation dated November 30, 1993 (filed as Exhibit 3(i)g to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.8 Amendment to FPL's Restated Articles of Incorporation dated January 20, 2004 (filed as Exhibit 3(i)j to Form 10-K for the year ended December 31, 2003, File No. 2-27612)***

     3.9 Amendment to FPL's Restated Articles of Incorporation dated January 20, 2004 (filed as Exhibit 3(i)k to Form 10-K for the year ended December 31, 2003, File No. 2-27612)***

     3.10 Amendment to FPL's Restated Articles of Incorporation dated February 11, 2005 (filed as Exhibit 3(i)m to Form 10-K for the year ended December 31, 2004, File No. 2-27612)***

     3.11 Bylaws of FPL dated May 11, 1992 (filed as Exhibit 3 to Form 8-K dated May 1, 1992, File No. 1-3545)***

     4.1       Form of Indenture (including forms of the Senior Secured
               Bonds).*

     5.1       Opinion of Sidley Austin LLP with respect to legality.*

     8.1 Opinion of Sidley Austin LLP with respect to federal tax matters.*

     8.2 Opinion of Squire, Sanders & Dempsey L.L.P. with respect to state tax matters.*

     23.1 Consent of Sidley Austin LLP (included in its opinions filed as Exhibits 5.1, 8.1 and 99.6).*

     23.2 Consent of Squire, Sanders & Dempsey L.L.P. (included in its opinions filed as Exhibits 8.2 and 99.7).*

     24.1      Power of Attorney, included on page II-7.**

     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of [Trustee].*

     99.1      Form of Servicing Agreement.*

     99.2      Form of Sale Agreement.*

     99.3      Form of Administration Agreement.*

     99.5      Financing Order.*

     99.6 Opinion of Sidley Austin LLP with respect to federal constitutional matters.*

     99.7 Opinion of Squire, Sanders & Dempsey L.L.P. with respect to Florida constitutional matters. *

     99.8      Certificate of Formation of FPL Recovery Funding LLC.*

     99.9      Limited Liability Company Agreement of FPL Recovery Funding LLC.*

---------------
*    To be filed by amendment.
**   Included in Part II of this Registration Statement.

***  Incorporated by reference herein as indicated.

ITEM 17.  UNDERTAKINGS

     (a)  As to Rule 415:

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and provided further, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.

     (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrant is relying on Rule 430B:

          (i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

          (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That for purposes of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

          (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

          (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

     (b)  As to qualification of trust indentures:

          The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act, as amended (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     (c) As to documents subsequently filed that are incorporated by reference:

          The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) As to competitive bids:

      The Registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the offering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

     (e) As to indemnification:

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

     (f) As to incorporating by reference subsequent Exchange Act documents by third parties:

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in this Registration Statement in accordance with
Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g) As to providing certain information through an Internet Web site:

     The Registrant hereby undertakes that, except as otherwise provided by
Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this Registration Statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on the 16th day of March, 2007.

                                    FLORIDA POWER & LIGHT


                                    By:    /s/ Amando J. Olivera
                                       -------------------------------
                                    Name:  Armando J. Olivera
                                    Title: President and Director


     BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward F. Tancer and R. Wade Litchfield, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Signature                                 Title                                Date
                 ---------                                 -----                                ----




/s/ Lewis Hay, III                                                                          March 16, 2007
--------------------------------------------
Name:  Lewis Hay, III                           Chairman of the Board, Chief
                                                Executive Officer and Direct
                                               (Principal Executive Officer)




/s/ Moray P. Dewhurst                                                                       March 16, 2007
--------------------------------------------
Name:  Moray P. Dewhurst                       Senior Vice President, Finance
                                               and Chief Financial Officer and
                                               Director (Principal Financial
                                                          Officer)




/s/ K. Michael Davis                                                                        March 16, 2007
---------------------------------------------
Name:  K. Michael Davis                         Vice President, Accounting,
                                              Controller and Chief Accounting
                                               Officer (Principal Accounting
                                                          Officer)


                                                         II-7


/s/ Antonio Rodriguez                                                                       March 16, 2007
---------------------------------------------
Name:  Antonio Rodriguez                                  Director


/s/ Edward F. Tancer                                                                        March 16, 2007
---------------------------------------------
Name:  Edward F. Tancer                                   Director

EXHIBIT INDEX

EXHIBIT
NO.            DESCRIPTION OF EXHIBIT
---            ----------------------

     1.1       Form of Underwriting Agreement for the Senior Secured Bonds.*

     1.2       Form of Bid and Statement of Terms Relating to Bids.*

     3.1 Restated Articles of Incorporation of FPL dated March 23, 1992 (filed as Exhibit 3(i)a to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.2 Amendment to FPL's Restated Articles of Incorporation dated March 23, 1992 (filed as Exhibit 3(i)b to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.3 Amendment to FPL's Restated Articles of Incorporation dated May 11, 1992 (filed as Exhibit 3(i)c to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.4 Amendment to FPL's Restated Articles of Incorporation dated March 12, 1993 (filed as Exhibit 3(i)d to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.5 Amendment to FPL's Restated Articles of Incorporation dated June 16, 1993 (filed as Exhibit 3(i)e to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.6 Amendment to FPL's Restated Articles of Incorporation dated August 31, 1993 (filed as Exhibit 3(i)f to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.7 Amendment to FPL's Restated Articles of Incorporation dated November 30, 1993 (filed as Exhibit 3(i)g to Form 10-K for the year ended December 31, 1993, File No. 1-3545)***

     3.8 Amendment to FPL's Restated Articles of Incorporation dated January 20, 2004 (filed as Exhibit 3(i)j to Form 10-K for the year ended December 31, 2003, File No. 2-27612)***

     3.9 Amendment to FPL's Restated Articles of Incorporation dated January 20, 2004 (filed as Exhibit 3(i)k to Form 10-K for the year ended December 31, 2003, File No. 2-27612)***

     3.10 Amendment to FPL's Restated Articles of Incorporation dated February 11, 2005 (filed as Exhibit 3(i)m to Form 10-K for the year ended December 31, 2004, File No. 2-27612)***

     3.11 Bylaws of FPL dated May 11, 1992 (filed as Exhibit 3 to Form 8-K dated May 1, 1992, File No. 1-3545)***

     4.1       Form of Indenture (including forms of the Senior Secured
               Bonds).*

     5.1       Opinion of Sidley Austin LLP with respect to legality.*

     8.1 Opinion of Sidley Austin LLP with respect to federal tax matters.*

     8.2 Opinion of Squire, Sanders & Dempsey L.L.P. with respect to state tax matters.*

     23.1 Consent of Sidley Austin LLP (included in its opinions filed as Exhibits 5.1, 8.1 and 99.6).*

     23.2 Consent of Squire, Sanders & Dempsey L.L.P. (included in its opinions filed as Exhibits 8.2 and 99.7).*

     24.1      Power of Attorney, included on page II-7.**

     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of [Trustee].*

     99.1      Form of Servicing Agreement.*

     99.2      Form of Sale Agreement.*

     99.3      Form of Administration Agreement.*

     99.5      Financing Order.*

     99.6 Opinion of Sidley Austin LLP with respect to federal constitutional matters.*

     99.7 Opinion of Squire, Sanders & Dempsey L.L.P. with respect to Florida constitutional matters. *

     99.8      Certificate of Formation of FPL Recovery Funding LLC.*

     99.9      Limited Liability Company Agreement of FPL Recovery Funding LLC.*

-------------
*    To be filed by amendment.
**   Included in Part II of this Registration Statement.
***  Incorporated by reference herein as indicated.